SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


  * This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 RENO AIR, INC.
             (Exact name of registrant as specified in its charter)

                 Nevada                                      88-0259913
(State or other jurisdiction of incorporation) (IRS Employer Identification No.)

    220 Edison Way, Reno, Nevada                          89502
    (Address of principal executive offices)             (Zip Code)



    If this form relates to the registration of a class of securities pursuant to section 12(b) of the Exchange Act and is effective upon filing pursuant to
General Instruction A (c), please check the following box         [ ]

    If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to general
Instruction A(d), please check the following box                  [X]

    Securities Act Registration Statement file number to which this Form relates: ______ (if applicable)

    Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                Name of each exchange on which
         to be so registered                each class is to be registered

               None                                        N/A

   Securities to be registered pursuant to Section 12(g) of the Act:

          Series A Cumulative Convertible Exchangeable Preferred Stock,
                           par value $0.001 per share
                                (Title of class)

                     Common Stock, par value $0.01 per share
                                (Title of Class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  Description of Registrant's Securities to be Registered

General

         The following summary is subject to, and qualified in its entirety by reference to, the provisions of the Articles of Incorporation, as amended (the "Articles of Incorporation"), and the Certificate of Designations of the Preferred Stock (the "Certificate of Designations") of Reno Air, Inc. (the "Company"), copies of, which are filed as exhibits to this Report.

         The Series A Cumulative Convertible Exchangeable Preferred Stock, par value $.001 per share, (the "Preferred Stock") is authorized in a series consisting of up to 1,600,000 shares of Preferred Stock. The Preferred Stock, when issued, is fully paid and nonassessable. The holders of the Preferred Stock have no preemptive rights with respect to any shares of capital stock of the Company or any other securities of the Company convertible into or carrying rights or options to purchase any such shares. The Preferred Stock is not be subject to any sinking fund or other obligation of the Company to redeem or retire the Preferred Stock.

Ranking

         The Preferred Stock ranks senior to the Common Stock with respect to the payment of dividends and upon liquidation, dissolution or winding up of the Company. The Company may not, without the consent of the holders of at least two-thirds of the outstanding shares of the Preferred Stock and all other outstanding shares of preferred stock ranking on a parity with the Preferred Stock either as to dividends or upon liquidation, dissolution or winding up, voting together as a single class, create, authorize or issue, or reclassify any authorized stock of the Company into, or create, authorize or issue any obligation or security convertible into or evidencing a right to purchase, any shares of any class of stock of the Company ranking prior to the Preferred Stock. The Company may, however, create additional classes of stock or issue series of preferred stock ranking on a parity with the Preferred Stock with respect to the payment of dividends or upon liquidation, dissolution and winding up without the consent of any holder of Preferred Stock.

Dividends

         Holders of the Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of the funds of the Company legally available therefor, an annual cash dividend at the rate of 9%, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing December 15, 1997. Dividends on the Preferred Stock will be cumulative from the date of original issuance, and will be payable to holders of record as they appear on the stock books of the Company on such record dates, which shall be not more than 60 days nor less than 10 days preceding the payment dates, as shall be fixed by the Board of Directors, provided that holders of shares of Preferred Stock called for redemption on a redemption date falling between a dividend payment record date and the dividend payment date shall, in lieu of receiving such dividend on the dividend payment date fixed therefor, receive all accrued and unpaid dividends to the date fixed for redemption (unless such holders convert such shares in accordance with the Certificate of Designations). Dividends payable per share of Preferred Stock for each quarterly dividend period will be computed by dividing the annual dividend amount by four. The amount of dividends payable for the initial dividend period and for any period shorter than a full quarterly dividend period will be computed on the basis of a 360-day year of twelve 30-day months. The Preferred Stock will not be entitled to any dividend, whether payable in cash, property or securities, in excess of the full cumulative dividends. No interest, or sum of money in lieu of interest, will be payable in respect of any accrued and unpaid dividends.

         If dividends are not paid in full, or declared in full and sums set apart for the payment thereof, upon the Preferred Stock and upon any other preferred stock ranking on a parity as to dividends with the Preferred Stock, all dividends declared upon shares of Preferred Stock and such other parity preferred stock will be declared pro rata so that in all cases the amount of dividends declared per share on the Preferred Stock and such other parity preferred stock will bear to each other the same ratio that accrued and unpaid dividends per share on the shares of Preferred Stock and such other parity preferred stock bear to each other. Except as set forth in the preceding sentence, unless full cumulative dividends on all outstanding shares of the Preferred Stock have been paid, or declared and sums set aside for the payment thereof, dividends (other than dividends paid solely in Common Stock, other stock ranking junior to the Preferred Stock as to dividends and upon liquidation, dissolution or winding up, and rights to acquire the foregoing) may not be paid, or declared and set aside for payment, and other distributions may not be made upon the Common Stock or on any other stock of the Company ranking junior to or on a parity with the Preferred Stock as to dividends, nor may any Common Stock or any other stock of the Company ranking junior to or on a parity with the Preferred Stock as to dividends or upon liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration by the Company (except by conversion into or exchange for stock of the Company ranking junior to the Preferred Stock as to dividends and upon liquidation, dissolution or winding up).

         Under the Nevada General Corporation Law, the Company may declare and pay dividends or make other distributions on its capital stock except if, after giving effect to such dividend or distribution payment, the Company would not be able to pay its debts as they become due in the usual course of business, or, the Company's total assets (determined by the Board of Directors) would be less than the sum of its total liabilities plus the amount that would be needed, if the Company were to be dissolved at the time of such payment, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to the rights of the holders of the Preferred Stock. Payment of dividends may also be restricted, from time to time, by the Company's contractual agreements.



Liquidation Rights

         In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of shares of Preferred Stock will be entitled to receive, out of assets of the Company available for distribution to stockholders, the liquidation preference of $25.00 per share plus an amount equal to all dividends (whether or not earned or declared), accrued and unpaid to the payment date, before any distribution of assets is made to holders of Common Stock or of any other class of stock of the Company ranking junior to the Preferred Stock as to liquidation rights. If upon any liquidation, dissolution or winding up of the Company, the amounts payable with respect to the Preferred Stock and any other preferred stock ranking as to any such distribution on a parity with the Preferred Stock are not paid in full, the holders of the Preferred Stock and of such other parity preferred stock will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidation preference to which they are entitled, the holders of shares of Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company. A consolidation or merger of the Company with another corporation, a sale or transfer of all or part of the Company's assets or a statutory share exchange will not be considered a liquidation, dissolution or winding up of the Company for these purposes.

Conversion Rights

         Shares of the Preferred Stock are convertible at any time at the option of the holder thereof into a number of shares of Common Stock equal to the aggregate liquidation preference amount of the shares of Preferred Stock surrendered for conversion divided by $8.625 (subject to adjustment as described below), except that, if shares of Preferred Stock are called for redemption or exchange, the conversion right will terminate at the close of business on the date fixed for redemption or exchange. No fractional shares or securities representing fractional shares of Common Stock will be issued upon conversion; in lieu of fractional shares of Common Stock, the Company will pay in cash the value of such fraction based upon the closing price of the Common Stock at the close of business on the first business day preceding the date of conversion.

         The initial conversion price per share of Common Stock is subject to adjustment (under formulae set forth in the Certificate of Designations) upon certain events, including: (i) the issuance of Common Stock as a dividend or other distribution on any class of capital stock of the Company (excluding Common Stock issued in payment of dividends on preferred stock in accordance with the terms of such preferred stock); (ii) a subdivision or combination of outstanding shares of Common Stock; (iii) the issuance or distribution of capital stock of the Company or the issuance or distribution of options, rights, warrants or convertible or exchangeable securities entitling the holder thereof to subscribe for, purchase, convert into or exchange for capital stock of the Company at less than 85% of the then current market price of such capital stock on the date of issuance or distribution (provided that (A) the issuance of capital stock upon the exercise of such options, rights or warrants or the conversion or exchange of convertible or exchangeable securities will not cause an adjustment in the Conversion Price if no such adjustment would have been required at the time such option, right or warrant or convertible or exchangeable security was issued and (B) the issuance of a security as a dividend on the same security will not cause an adjustment in the Conversion Price under this clause (iii) if no such adjustment would have been required at the time such security was originally issued and the provisions of such security so issued as a dividend are the same as in such originally issued security);
(iv) the dividend or other distribution to holders of Common Stock, or of a class or series of capital stock convertible into or exchangeable or exercisable for Common Stock, generally of assets, property or rights of the Company (other than cash or de minimis promotional items); and (v) distributions of cash (other than in connection with the liquidation of the Company) to the holders of Common Stock, or of a class or series of capital stock convertible into or exchangeable or exercisable for Common Stock, generally to the extent the amount of such cash, combined with all such cash distributions made within the preceding 12 months with respect to which no adjustment has been made exceeds 10% of the Company's market capitalization (being the product of the current market price multiplied by the number of shares of Common Stock then outstanding) (the "Market Capitalization").

         Except as described in the preceding paragraph, no adjustment of the Conversion Price will be made for cash dividends. In addition, no adjustment in the Conversion Price will be required to be made in any case until cumulative adjustments amount to 1% or more of the Conversion Price, but any such adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment. The Company reserves the right, to the extent permitted by law, to make such reductions in the Conversion Price in addition to those required in the foregoing provisions as it, in its sole discretion, shall determine.

         Holders of shares of Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding dividend payment date notwithstanding the conversion thereof following such dividend payment record date and on or prior to such dividend payment date. However, shares of Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the close of business on the corresponding dividend payment date (except shares of Preferred Stock called for redemption or exchange on a redemption date or exchange date during such period) must be accompanied by payment of an amount equal to the dividend payment with respect to such shares of Preferred Stock presented for conversion on such dividend payment date;
provided, however, that no such payment need be made if, at the time of conversion, dividends payable on the shares of Preferred Stock outstanding shall be in arrears. The dividend payment with respect to shares called for redemption on a redemption date during the period between the close of business on a dividend payment record date and the close of business on the corresponding dividend payment date shall be payable on that dividend payment date to the holder of such shares at the close of business on the dividend payment record date notwithstanding the conversion of such shares after the close of business on such dividend payment record date and on or prior to the close of business on such dividend payment date, and the holder of such shares need not make a payment equal to the dividend payment amount upon surrender of such shares for conversion. A holder of shares of Preferred Stock on a dividend payment record date who converts such shares on or after the corresponding dividend payment date will receive the dividend payable by the Company on such shares of Preferred Stock on such date and need not include payment in the amount of such dividend upon surrender of such shares of Preferred Stock for conversion. Except as provided above, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion. The Company will not issue fractional shares of Common Stock upon conversion of shares of Preferred Stock and, in lieu thereof, will pay a cash adjustment based upon the market value of the Common Stock (determined as set forth in the Certificate of Designations) on the last business day prior to the date of conversion.

         In case of any reclassification or change of outstanding shares of Common Stock (with certain exceptions) or the Company's consolidation with, or merger with or into, any other entity that results in a reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock (with certain exceptions) or any sale or transfer of all or substantially all the assets of the Company, the holder of any shares of Preferred Stock after such reclassification, change, consolidation, merger, sale or transfer will have the right to convert such shares only into the kind and amount of securities, cash and other property which the holder would have been entitled to receive upon such reclassification, change, conversion, exchange, cancellation, merger, sale or transfer if the holder had held the Common Stock issuable upon the conversion of such shares of Preferred Stock immediately prior to such reclassification, change, conversion, exchange, cancellation, merger, sale or transfer.

Company's Right of Redemption

         Shares of the Preferred Stock will not be redeemable prior to December 20, 2000. The shares of Preferred Stock will be redeemable at the option of the Company, in whole or in part, at any time or from time to time, out of funds legally available therefor, on or after December 20, 2000, on not less than 30 nor more than 60 days' prior notice at the redemption prices set forth below during the period from December 20, 2000 through December 14, 2001 and the 12-month periods beginning on December 15 of the other years shown below, plus in each case an amount equal to accrued and unpaid dividends, if any, to (and including) the redemption date, whether or not earned or declared.

                                     Redemption Price
                                     As a Percentage of
      Year                           Liquidation Preference)
      2000                                  104.5%
      2001                                  103.0%
      2002                                  101.5%
      2003 and thereafter                   100%

         If fewer than all of the shares of Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata or in some other equitable manner determined by the Company in its sole discretion. There is no mandatory redemption or sinking fund obligation with respect to the Preferred Stock. In the event that the Company has failed to pay accrued and unpaid dividends on the Preferred Stock, it may not redeem any of the then outstanding shares of the Preferred Stock until all such accrued and unpaid dividends have been paid in full. On and after the date fixed for redemption, provided that the redemption price (including any accrued and unpaid dividends to (and including) the date fixed for redemption) has been duly paid or provided for, dividends shall cease to accrue on the Preferred Stock called for redemption, such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as stockholders of the Company shall cease, except the right to receive the moneys payable upon such redemption, without interest thereon, upon surrender of the certificates evidencing such shares.

Exchange Provisions

         The Preferred Stock may be exchanged, in whole but not in part, at the option of the Company, for the Company's 9% Convertible Subordinated Debentures due December 15, 2004 (the "Debentures") on any dividend payment date beginning on December 15, 1999 at the rate of $25.00 principal amount of Debentures for each share of Preferred Stock outstanding at the time of exchange; provided that all accrued and unpaid dividends on the Preferred Stock through the date of exchange have been paid or set aside for payment and certain other conditions have been met. The Debentures will be issuable in denominations of $1,000 and integral multiples thereof. If the exchange of Preferred Stock for Debentures results in an amount of Debentures that is not an integral multiple of $1,000, the amount in excess of the closest integral multiple of $1,000 will be paid in cash by the Company. The Company will mail written notice of its intention to exchange Preferred Stock for Debentures to each holder of record of the Preferred Stock not less than 30 nor more than 60 days prior to the date fixed for exchange.

         Upon the date fixed for exchange of Preferred Stock for Debentures (the "Exchange Date"), the rights of holders of Preferred Stock as stockholders of the Company shall cease (except the right to receive accrued and unpaid dividends to the Exchange Date) and their shares of Preferred Stock no longer will be deemed outstanding and will represent only the right to receive the Debentures and any accrued interest thereon. The exchange of Preferred Stock for Debentures will be a taxable transaction and, therefore, may result in tax liability for the holder exchanging such stock without any correlative cash payment to such holder.

         The Debentures will mature on December 15, 2004, and will bear interest at a rate of 9% per annum, payable semiannually on each June 15 and December 15. The Debentures will be redeemable for cash at the option of the Company, at any time after December 20, 2000, in whole or in part, initially at 104.5% of par and declining to par on and after December 15, 2003, in each case plus accrued and unpaid interest, if any, to the date fixed for redemption. The Debentures are redeemable at the option of the holder for a limited period upon certain events involving a corporate change or an ownership change at a redemption price, payable at the option of the Company in cash or marketable stock (as defined), equal to par plus accrued and unpaid interest, if any, to the date fixed for redemption. The Debentures are not entitled to the benefit of any mandatory sinking fund payments. The unpaid principal amount of the Debentures will be convertible, at the option of the holder at any time prior to redemption or maturity, into shares of Common Stock at the same conversion price that would have been applicable to the Preferred Stock if the Preferred Stock were then outstanding. The Debentures will be subordinated to senior indebtedness, as defined in the indenture governing the Debentures (the "Indenture"). The Indenture will not limit the amount of additional indebtedness, including senior indebtedness, which the Company can create, incur, assume or guarantee, nor will the Indenture limit the amount of indebtedness which any subsidiary of the Company may incur. As a result of the subordination provisions in the Indenture, in the event of insolvency, holders of the Debentures may recover less ratably than holders of senior indebtedness and general creditors of the Company.

Voting Rights

         The holders of the Preferred Stock will have no voting rights, except as described below or as required by law. In exercising any such vote, each outstanding share of Preferred Stock will be entitled to one vote, excluding shares held by the Company or any entity controlled by the Company, which shares shall have no voting rights.

         Whenever dividends on the Preferred Stock or any outstanding shares of stock on a parity as to dividends with the Preferred Stock have not been paid in an aggregate amount equal to at least six quarterly dividends on such shares (whether or not consecutive), the number of directors of the Company will be increased by two, and the holders of the Preferred Stock (voting separately as a class with the holders of any parity dividend stock on which like voting rights have been conferred and are exercisable) will be entitled to elect such two additional directors to the Board of Directors at any meeting of stockholders of the Company at which directors are to be elected until all such dividends accrued and in default have been paid in full or set apart for payment in full. The term of office of all directors so elected will terminate immediately upon such payment or setting apart for payment.

         In addition, without the vote or consent of the holders of at least 66-2/3% of shares of the Preferred Stock then outstanding, the Company may not
(i) authorize, create, issue or increase the authorized number of shares of any class or classes or series of stock, or any security convertible into stock of such class or series, ranking prior to the Preferred Stock either as to dividends or upon liquidation, dissolution or winding up, (ii) amend, alter or repeal (whether by merger, consolidation or otherwise) any of the provisions of the Articles of Incorporation (including the Certificate of Designations) or Bylaws of the Company so as to affect adversely the relative rights, privileges or voting power of the Preferred Stock or the holders thereof or (iii) authorize any reclassification of the Preferred Stock. Except as provided above or as required by law, the holders of Preferred Stock shall have no voting rights with respect to the rights of holders of Common Stock.

Special Conversion Rights Upon Corporate Change or Ownership Change

         The Preferred Stock has a Special Right (as defined below) that becomes effective upon the occurrence of certain types of significant transactions affecting corporate control or ownership of the Company or the market for the Common Stock. The purpose of the Special Right is to provide, as applicable, partial loss protection to holders of Preferred Stock upon the occurrence of a Corporate Change or an Ownership Change (as respectively defined below) at a time when the Market Value (as defined below) of the Common Stock is less than the then prevailing Conversion Price. In such situations, the Special Right would, for a limited period, reduce the then prevailing Conversion Price to the Market Value of the Common Stock, except that the Conversion Price will not be reduced to less than a minimum Conversion Price of $5.04 per share of Common Stock (subject to adjustment as described below). Consequently, to the extent that the Market Value of the Common Stock is less than the minimum Conversion Price, a holder will not be fully protected from loss upon exercise of the Special Right.

         If a Corporate Change should occur with respect to the Company, each holder of Preferred Stock will have the right, at the holder's option, for a period of 45 days after the mailing of a notice by the Company that a Corporate Change has occurred, to convert all, but not less than all, of such holder's Preferred Stock into the kind and amount of cash, securities, property, or other assets receivable upon such Corporate Change by a holder of the number of shares of Common Stock into which such shares of Preferred Stock would have been convertible immediately prior to the Corporate Change at an adjusted Conversion Price equal to the Special Conversion Price (as defined below). The Company or the successor corporation, as the case may be, at its option, in lieu of providing such consideration upon any such conversion, may provide the holder with cash equal to the Market Value of the Common Stock multiplied by the number of shares of Common Stock into which such holder's Preferred Stock would have been convertible immediately prior to such Corporate Change at an adjusted Conversion Price equal to the Special Conversion Price, but only if the Company, in its notice to the holder that a Corporate Change has occurred, has notified such holder of the Company's election to provide such holder with cash in lieu of such consideration. Preferred Stock that becomes convertible pursuant to this special conversion right will, unless so converted, remain convertible into the kind and amount of cash, securities, property or other assets that the holders of the Preferred Stock would have owned immediately after the Corporate Change if the holders had converted the Preferred Stock immediately before the effective date of the Corporate Change at the Conversion Price on the day immediately before the effective date of the Corporate Change. In addition to providing notice that a Corporate Change has occurred as described above, the Company will also notify the registered holders of Preferred Stock of any pending Corporate Change as soon as practicable and in any event at least 30 days in advance of the effective date of any such Corporate Change in order to allow such holders an opportunity to exercise their other conversion rights prior to the effective date of such Corporate Change and before this special conversion right commences.

         If an Ownership Change should occur with respect to the Company, each holder of Preferred Stock will have the right, at the holder's option, for a period of 45 days after the mailing of a notice by the Company that an Ownership Change has occurred, to convert all, but not less than all, of such holder's Preferred Stock into Common Stock at an adjusted Conversion Price equal to the Special Conversion Price for which conversion is elected. The Company may, at its option, in lieu of providing Common Stock upon any such conversion, provide the holder with cash equal to the Market Value of the Common Stock multiplied by the number of shares of Common Stock into which such shares of Preferred Stock would have been convertible immediately prior to such Ownership Change at an adjusted Conversion Price equal to the Special Conversion Price, but only if the Company, in its notice to the holder that an Ownership Change has occurred, has notified such holder of the Company's election to provide such holder with cash in lieu of such Common Stock. This special conversion right (together with the special right arising upon a Corporate Change described in the preceding paragraph, the "Special Right") arising upon an Ownership Change will only be applicable with respect to the first Ownership Change that occurs after the date of issuance of the Preferred Stock.

         If a Corporate Change or an Ownership Change occurs with respect to the Company, then, as soon as practicable and in any event within 30 days after the occurrence of such Corporate Change or Ownership Change, the Company will mail to each registered holder of Preferred Stock a notice setting forth the details regarding the Special Right of such holders to convert their Preferred Stock as a result of such Corporate Change or Ownership Change, as the case may be, including, if applicable, notice of the Company's or the successor corporation's election to provide such holder with cash in lieu of Common Stock or other consideration. A holder of Preferred Stock must exercise the Special Right within the 45-day period after the mailing of such notice by the Company or such Special Right will expire. Exercise of such Special Right to the extent permitted by law (including, if applicable, Rule 13d-3 under the Exchange Act) will be irrevocable and dividends on Preferred Stock tendered for conversion will cease to accrue from and after the conversion date. The conversion date with respect to the exercise of a Special Right arising upon a Corporate Change or Ownership Change will be the 45th day after the mailing of the notice by the Company that a Corporate Change or an Ownership Change, as the case may be, has occurred.

         As used herein, "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital stock, whether now outstanding or issued after August 15, 1995, including, without limitation, all common stock and preferred stock.

         As used herein, "Consolidated Net Worth" means, with respect to any Person at any date of determination, shareholders' equity as set forth on the most recently available consolidated balance sheet of such Person and its consolidated Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable, at the option of the holder, for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of Capital Stock of such Person or any Subsidiary of such Person, each item to be determined in accordance with GAAP.

         As used herein, a "Continuing Director" means at any date a member of the Company's Board of Directors who (A) is a member of such board on the date of issuance of Preferred Stock or (B) was nominated or elected by at least 60% of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Company's Board of Directors was recommended or endorsed by at least 60% of the directors who were Continuing Directors at the time of such election. Under this definition, if the present Board of Directors were to approve a new director or directors and then resign, no Corporate Change would occur even though the present Board of Directors would thereafter cease to be in office.

         As used herein, a "Corporate Change" with respect to the Company will be deemed to have occurred at such time as there occurs any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sales or transfers of all or substantially all of the assets of the Company to another Person (other than a merger (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock or (y) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of Common Stock).

         As used herein, "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the Stated Maturity unless such redemption obligations can be satisfied with Capital Stock that is not Disqualified Stock.

         As used herein, "GAAP" means generally accepted accounting principles in the United States of America as in effect as of August 15, 1995 and as such principles may be amended from time to time, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

         As used herein, "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except trade payables, (v) all obligations of such Person as lessee under capitalized leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of other Persons guaranteed by such Person, and (viii) to the extent not otherwise included in this definition, obligations under currency agreements, interest rate agreements and commodity agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

         As used herein, "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, or any agreement to give any security interest).

         As used herein, "Market Value" of a share of the Common Stock, or a share of any other Marketable Stock, will be the average of the closing prices of the Common Stock or such other Marketable Stock for the five trading days ending on the last trading day preceding the date of the Corporate Change or Ownership Change, as the case may be.

         As used herein, the term "Marketable Stock" means Common Stock or common stock of any corporation that is the successor to all or substantially all of the business or assets of the Company as a result of a Corporate Change, that is (or will, upon distribution thereof, be) listed on the New York Stock Exchange or the American Stock Exchange, or approved for quotation on Nasdaq.

         As used herein, an "Ownership Change" with respect to the Company will be deemed to have occurred at such time as any Person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, other than the Company, any subsidiary of the Company or any employee benefit plan of the Company) is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the election of the directors; provided, however, that an Ownership Change shall not be deemed to have occurred if (A) at least 80% of the consideration (excluding cash payments for fractional shares) to be paid for the Common Stock in the transaction or transactions consists of shares of common stock traded on a national securities exchange or quoted on Nasdaq and, as a result of such transaction or transactions such Preferred Stock becomes convertible solely into such common stock and other consideration and (B) immediately after giving effect to such transaction or transactions on a pro forma basis, the Company (or any Person that becomes the successor to the Company) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction or transactions. "Beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission ("Commission") under the Exchange Act, as in effect on the date of the indenture governing the Senior Notes.

         As used herein, "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         As used herein, "Special Conversion Price" will mean the higher of the Market Value of the Common Stock or $5.04 per share (which amount will, each time the Conversion Price is adjusted, be adjusted so that the ratio of such amount to the Conversion Price, after giving effect to such adjustment, shall always be the same as the ratio of $5.04 to the initial Conversion Price without giving effect to any such adjustment).

         As used herein, "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and
(ii) with respect to any scheduled installment of principal or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

         As used herein, "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

         The Special Right may render more difficult or tend to discourage attempts to acquire the Company. The Special Right, however, may not be triggered by every Corporate Change or recapitalization. Accordingly, the Special Right may not afford holders of the Preferred Stock protection in the event of such a transaction involving the Company that may adversely affect such holders.

ITEM 2.  Exhibits

 ....The following exhibits are filed as part of this Registration Statement:

    Exhibit
    Number        Description

      1           Articles of  Incorporation, as amended.(Incorporated  by
                  reference to Exhibit 3.1 of the  Registration  Statement on
                  Form S-1 (File No. 33-46031)filed with the Securities and
                  Exchange Commission (the "Commission") on May 12, 1992.)
      2           Bylaws, as amended.
      3           Certificate of Designations for the Preferred Stock.
      4           Form of Indenture.

SIGNATURE

         Pursuant to the requirements of section 12 of the Securities Exchange act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                 RENO AIR, INC.
                                 (Registrant)


                                 By:___ /S/ Robert W. Reding_________________
                                          Robert W. Reding
                                 Chief Executive Officer, President
                                           and Director
Dated: November 13, 1997

Exhibit 2.


                           EIGHTH AMENDED AND RESTATED
                                 CODE OF BYLAWS
                                       OF
                                 RENO AIR, INC.

                                        I

                                 IDENTIFICATION

         A. Name. The name of the corporation is Reno Air, Inc., hereafter referred to as the "Corporation."

         B. Principal Office and Resident Agent. The address of the principal office of the Corporation is 220 Edison Way, Reno Nevada 89502; and the name of the Resident Agent for the Corporation in Nevada is Walther, Key, Maupin, Oats, Cox, Lee & Klaich, A Professional Corporation, 3500 Lakeside Court, Reno, Nevada.

         C. Seal. The seal of the Corporation shall be circular in such form as is adopted by the Secretary from time to time, containing the name "Reno Air, Inc.", the state of incorporation, "Nevada", and the date of incorporation, "1990".

         D. Fiscal Year.The fiscal year of the Corporation shall be the calendar year.

                                       II

                                  CAPITAL STOCK

         A. Classes of Stock. The authorized capital stock of the Corporation is as set forth in its Articles of Incorporation, as amended from time to time.

         B. Consideration for Shares. The capital stock may be issued for such consideration as shall be determined by the Board of Directors. When the consideration for which shares are to be issued has been received by the Corporation, the shares shall fully paid and nonassessable. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive.

         C. Certificates Representing Shares. Each holder of the capital stock of the Corporation shall be entitled to a certificate evidencing the number of shares owned by the shareholder. Signatures on certificates may be facsimile. The validity of certificates shall not be affected by the fact that any officer whose signature appears thereon ceases to be an officer of the Corporation.

         D. Transfer of Stock. The Corporation shall register the transfer of any stock certificate presented to it for transfer if the following conditions have been fulfilled:

                  1. Endorsement. The certificate is properly endorsed by the registered holder or by his duly authorized attorney-in-fact;

                  2. Witnessing. The endorsement or endorsements are witnessed by one witness unless this requirement is waived by the Secretary of the Corporation;

                  3. Adverse Claims. The Corporation has no notice of any adverse claims or has discharged any duty to inquire into any such claims; and

                  4. Collection of Taxes. There has been compliance with any applicable law relating to the collection of taxes.

                                       III

                                  SHAREHOLDERS

         A. Place of Meetings. Meetings of the shareholders of the Corporation shall be held at the principal office of the Corporation, in Reno, Nevada, or at such other place as may be designated by the Chairman of the Board of Directors or President of the Corporation.

         B. Annual Meeting. The annual meeting of the shareholders shall be held at such time and date as may be designated by the Chairman of the Board of Directors or the President of the Corporation. Failure to hold the annual meeting at the designated time shall not cause a forfeiture or dissolution of the Corporation.

         C. Special Meetings. Special meetings of the shareholders may be called by a majority of the Board of Directors, the Chairman of the Board of Directors or the President.

         D. Notice of Meetings -- Waiver. Written notice stating the place, day, hour, and purpose of the meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board of Directors, the President, the Secretary, or the Officer or persons calling the meeting, to each registered shareholder entitled to vote at such meeting. If mailed, the notice shall be considered to be delivered when deposited in the United States mail addressed to the registered shareholder at the shareholder's address as it appears on the stock transfer books of the Corporation, with postage prepaid. Waiver by a shareholder in writing of notice of a shareholders' meeting shall be equivalent to notice. Attendance by a shareholder, without objection to the notice, whether in person or by proxy, at a shareholders meeting shall constitute a waiver of notice of the meeting.

         E. Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. The shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Unless the Articles of Incorporation or these by-laws provide for different proportions, the vote of stockholders who hold at least a majority of the voting power present at a meeting at which a quorum is present shall be the act of the stockholders. Shares which are present at a meeting, in person or by proxy, but that are not voted on a matter and that do not indicate an abstention on such matter shall not be considered shares present for purposes of determining the voting power present on any such matter.

         F. Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after six (6) months from the date of its execution, unless otherwise provided in the proxy, and in no event shall a proxy be valid more than seven (7) years after its execution unless it is coupled with an interest.

         G. No Action By Written Consent. Shareholders may not take action by written consent.

         H. Nomination of Directors. Only persons who are nominated in accordance with the procedures set forth in this paragraph H. shall be eligible to serve as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of shareholders
(a) by or at the direction of the Board of Directors, or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving the notice provided for in this paragraph H. who shall be entitled to vote for the election of directors at the meeting and who complies with the procedures set forth below. Any such nominations (other than those made by or at the direction of the Board of Directors) must be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within thirty (30) days before or after such anniversary date, to be timely, notice by the shareholder must be received no later than the close of business on the tenth (10th) day following the day on which notice of the meeting or public disclosure thereof was given or made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named as a nominee and to serving as a director if elected), and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder, (ii) the class and number of shares of stock of the Corporation that are beneficially owned by such shareholder, and (iii) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with such nomination and any material interest of such shareholder in such nomination. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination that pertains to the nominee. Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this paragraph H. If the Board of Directors shall determine, based on the facts, that a nomination was not made in accordance with the procedures set forth in this paragraph H., the Chairman shall so declare to the meeting, and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this paragraph H., a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this paragraph H.

         I. Notice of Business. At any annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting
(a) by or at the direction of the Board of Directors, or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving the notice provided for in this paragraph I., who shall be entitled to vote at such meeting and who complies with the procedures set forth below. For business to be properly brought before a shareholder annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that the annual meeting with respect to which such notice is to be tendered is not held within thirty (30) days before or after such anniversary date, to be time on the Corporation's books, of the shareholder proposing such business, (c) the class and the number of shares of stock of the Corporation that are beneficially owned by the shareholder, and (d) a description of all arrangements and understandings between such shareholder and any other person or persons (including their names) in connection with such business and any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a shareholder meeting except in accordance with the procedures set forth in this paragraph I. If the Board of Directors of the meeting shall determine, based on the facts, that business was not properly brought before the meeting in accordance with the procedures set forth in this paragraph I., the Chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this paragraph I., a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this paragraph I.

                                       IV

                               BOARD OF DIRECTORS

         A. Number of Directors. The Board of Directors of the Corporation shall consist of such number of members, not less than three (3) and not more than eleven (11), as shall be determined from time to time by the Board of Directors. The members of the Board of Directors need not be shareholders. This paragraph may be amended only by the affirmative vote of the majority of the issued and outstanding shares of voting stock of the Corporation.

         B. Vacancies. Except as otherwise provided in paragraph D. below, any vacancy occurring in the Board of Directors may be filled by the unanimous vote of the remaining Directors though less than a quorum of the Board of Directors. If the vacancy is not filled in this manner, a special meeting of the shareholders shall be called to fill the vacancy. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         C. Removal of Directors. Any member of the Board of Directors may be removed and replaced by the affirmative vote of not less than seventy-five (75%) of the issued and outstanding shares of voting stock of the Corporation. Any
Director elected to replace a Director who is removed pursuant to this paragraph, shall be elected for the unexpired term of his predecessor in office.

         D. Place of Meetings. Meetings of the Board of Directors, annual, regular, or special, may be held within or without the State of Nevada.

         E. Annual Meetings. Unless otherwise determined by the President and noticed to the Board, the Board of Directors shall meet each year immediately after the annual meeting of the shareholders, at the same place as the meeting of the shareholders for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary.

         F. Other Meetings; Notice; Waiver. Other meetings of the Board of Directors may be called at the direction of the President or the Chairman of the Board upon notice by letter, facsimile, telegram, cable, or radiogram, delivered for transmission not less than the third day immediately preceding the day for the meeting, or by word of mouth, telephone, facsimile, or radiophone received not less than the second day immediately preceding the day for the meeting.

         G. Quorum. A majority of the number of Directors fixed by the Code of Bylaws shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the action of a greater number is required by law, the Articles of Incorporation, or the Code of Bylaws.

         H. Action or Ratification of Action Without a Meeting. Any action that may be taken or ratified at a meeting of the Directors or of a committee may be taken or ratified without a meeting if a consent in writing, setting forth the action to be taken or to be ratified, is signed by all of the Directors or all of the members of the committee, as the case may be.

         I. Loans. The Corporation shall have the following power with respect to loans:

                  1. Loans of Funds, Generally. To loan money in furtherance of any of the purposes of the Corporation, to invest the funds of the Corporation from time to time, and to take and hold any property as security for the payment of funds so loaned or invested.

                  2. Loans to Employees. To loan money to employees, officers, and Directors, and to otherwise assist employees, officers, and Directors. Loans to members of the Board of Directors shall be made only upon the approval of a majority of the Board of Directors, excluding the Director to whom the loan is to be made.

         J. Officers of the Board. The Board of Directors of the Corporation may, by resolution adopted by a majority of the whole Board, designate one of its members to serve as Chairman of the Board. The Chairman of the Board shall preside over all meetings of the Board of Directors, and shall perform such other duties as are prescribed from time to time by resolution of the Board. In addition, the Board of Directors may designate a Secretary who shall be elected or appointed by the Board from time to time and who may or may not serve as a member of the Board of Directors. The Secretary of the Board shall maintain formal minutes of all meetings and actions of the Board. The Secretary of the Board shall, in addition, perform such other duties as are prescribed from time to time by resolution of the Board.

         K. Executive Committee. The Board of Directors may, in its discretion, by resolution adopted by a majority of the whole Board, constitute a general executive committee for the Board, appoint the members thereof, and specify its authority and responsibility. The executive committee shall have such powers and shall perform such duties as the Board may delegate to it in writing from time to time, including the immediate oversight and management of the business affairs of the Corporation, except that the executive committee shall have no power to declare dividends or to adopt, amend, or repeal the bylaws of the corporation.

         The executive committee shall be organized and shall perform its functions as directed by the Board and shall report periodically to the Board. The committee shall act by a majority of the members thereof, and any action duly taken by the executive committee within the course and scope of its authority shall be binding on the Corporation.

         The executive committee may be abolished at any time by the vote of a majority of the whole Board of Directors, and during the course of the committee's existence, the membership thereof may be increased or decreased and the authority and duties of the committee changed by the Board of Directors as it may deem appropriate.

         L. Other Committees. The Board of Directors, at its discretion, may constitute and appoint special committees of its members, in addition to the executive committee, to assist in the supervision, management, and control of the affairs of the Corporation, with responsibilities and powers appropriate to the nature of the several committees and as provided by the Board of Directors in the resolution of appointment or in subsequent resolutions and directives. Such committees may include, but are not limited to, the following: nominating/compensation committee, audit committee, finance committee, advisory committee, membership or stockholders' committee, complaint committee, public relations committee, public and/or governmental affairs committee, and employee relations committee. Each committee so constituted and appointed by the Board shall serve at the pleasure of the Board.

         In addition to such obligations and functions as may be expressly provided for by the Board of Directors, each committee so constituted and appointed by the Board shall from time to time report to and advise the Board on corporate affairs within its particular area of responsibility and interest.

         The Board of Directors may provide by general resolution applicable to all such special committees for the organization and conduct of the business of the committees.

         M. Ex-officio Committee Members. The Board of Directors may appoint any person, whether or not he is a director, as an ex-officio member of any committee. Any ex-officio member shall not be entitled to vote, and may be removed by the vote of a majority of the Board of Directors.

         N.   Director-Emeritus.   The  Board  of   Directors   may  appoint  as
Director-Emeritus any person who had served the Company as a Director. Any Director Emeritus shall enjoy all rights and privileges of a Director, except he shall not be entitled to vote on any matter and shall not receive compensation as a Director except for attendance at meetings which he is requested to attend.

                                        V

                                    OFFICERS

         A. Officers. The officers of the Corporation shall consist of a Chairman of the Board, President, one or more Vice-Presidents, Secretary, Treasurer, and such other officers and assistant officers and agents as may be considered necessary by the Board of Directors, each of whom shall be elected by the Board of Directors at its annual meeting. Any two (2) or more offices may be held by the same person. Except for the Chairman of the Board of Directors, officers need not be Directors of the Corporation. In the absence of contrary direction by the Board of Directors, officers other than the President or the Chairman of the Board may also be appointed by the President of the Corporation, to hold office until the next annual meeting of the Board of Directors. The officers shall each perform such duties as the Board of Directors (or the President) shall prescribe.

         B. Vacancies. Whenever any vacancy shall occur in any office by death, resignation, removal, increase in the number of offices of the Corporation, or otherwise, the vacancy may be filled by the President (as permitted under subsection A) or by the Board of Directors, and the officer so elected shall hold office until his successor is duly elected and qualified.

         C. The Chairman of the Board. The Chairman of the Board shall have general supervisory duties over the entire Corporation, including the Board of Directors and the officers of the Corporation. The Chairman of the Board or his designee shall preside at all meetings of shareholders of the Corporation and all meetings of the Board of Directors.

         D. The President. The President shall have active management of the operations of the Corporation, subject to the direction of the Board of Directors and the Chairman of the Board. In the absence of the Chairman of the Board or his designee, the President shall preside at all meetings of shareholders and Directors. The President shall supervise and direct the day-to-day business and affairs of the Corporation.

         E. Vice-Presidents. Each Vice-President shall have such authority and responsibility as the Board of Directors may from time to time prescribe

         F. The Secretary. The Secretary shall maintain a record of the proceedings of the shareholders and of the Board of Directors. The Secretary shall be the custodian of the records of the Corporation.

         G. The Treasurer. The Treasurer shall keep the financial accounts of the Corporation. The Treasurer shall safeguard all moneys, notes, securities, and other valuables in the possession of the Corporation.

         H. Corporate Bank Accounts. The President and Chief Financial Officer of the Corporation, acting either individually or jointly, and any employee or employees designated in writing by either of them are each individually empowered, to act in the name and on behalf of the Corporation, to open accounts and deposit and transfer funds of the Corporation and take any further action and execute any documentation necessary or appropriate to open and continue any of the foregoing accounts and to accomplish the foregoing.

                                       VI

                           SPECIAL CORPORATE ACTS
      (NEGOTIABLE INSTRUMENTS, DEEDS, CONTRACTS AND VOTING OF SHARES)

         All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Corporation (together, "Checks"), all deeds, mortgages, and other written contracts and agreements to which the Corporation shall be a party, and all assignments or endorsements of stock certificates, registered bonds, or other securities owned by the Corporation shall, unless otherwise required by law, be signed only by the Chairman of the Board, the President or by any Vice-President of the Company or the Chief Accounting Officer. Checks on any of the accounts of any depository approved by the President or Chief Financial Officer of the Corporation may be signed by any one or more officers of the Corporation or by any other persons and who are so designated by either the President of Chief Financial Officer of the Corporation. Any check for the payment of money in excess of $25,000.00 shall require separate signatures from two persons authorized above. Any signature on a Check may be a facsimile signature, provided that any Check for the payment of money in excess of $25,000.00 shall require at least one manual signature.

         Any shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted by the Chairman of the Board, the President, or any Vice President of the Corporation.

                                       VII

                     INDEMNIFICATION OF OFFICERS, DIRECTORS,
                              EMPLOYEES, AND AGENTS

         A. Actions Brought by Third Persons. The Corporation shall indemnify any officer or Director and may indemnify any employee, or agent of the Corporation who is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or on behalf of the Corporation, resulting from any alleged acts or omissions of the officer, Director, employee, or agent while acting in the course and scope of the person's duties, or while serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, from all liabilities and expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with the action, suit, or proceeding, if the person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

         B. Actions Brought By Corporation. The Corporation shall also indemnify any officer or Director and may indemnify any employee, or agent of the Corporation who is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding by or on behalf of the Corporation to procure a judgment in favor of the Corporation as a result of any alleged acts or omissions of the officer, Director, employee, or agent of the Corporation while acting within the course and scope of the person's duties, or while serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, from all expenses, including attorneys' fees, actually and reasonably incurred by the person in connection with the defense or settlement of the action, suit, or proceeding if the person acted in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation; provided, however, that no indemnification shall be made with respect to any claim, issue, or matter as to which the person has been adjudged to be liable for negligence or misconduct in the performance of the person's duties to the Corporation unless and only to the extent that the court in which the action, suit, or proceeding was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses as the court deems proper.

         C. Determination of Liability. The determination of the liability of the Corporation for indemnification of any officer, Director, employee, or agent pursuant to paragraph A. or B. above shall be made pursuant to the then existing provisions of Nevada law.

         D. Insurance. The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any officer, Director, employee, or agent against any liability asserted against the person as a result of any alleged acts or omissions of the person within the course and scope of the person's duties as an officer, Director, employee, or agent of the Corporation, including attorneys' fees and costs. The determination of whether or not the Corporation should maintain any such insurance shall be made by the Board of Directors.

                                      VIII

                         FOREIGN OWNERSHIP RESTRICTIONS

         The  following  Bylaw is  intended  to comply  with the  provisions  of
Section 78.242 of the Nevada General Corporation Law permitting certain restrictions on transfer of stock:

         Except as otherwise provided by law, not more than 25 percent of the aggregate number of shares of stock outstanding shall at any time be Beneficially Owned by or for the account of Persons ("Foreign Persons") who are not "Citizens of the United States" as defined in 49 U.S.C. 40102(15), as now in effect or as it may hereafter from time to time be amended, or their representatives, a foreign government or representative thereof or any corporation organized under the laws of a foreign country.

         As used herein, the term "Beneficially Owned" refers to beneficial ownership as defined in Rule 13d-3 (without regard to the 60-day provision in paragraph (d)(1)(i) thereof) under the Securities Exchange Act of 1934, as amended.

         Shares of stock shall be transferable on the books of the Corporation to Foreign Persons and their representatives, foreign governments and representatives thereof, and corporations organized under the laws of foreign countries (or to any persons holding for the account of Foreign Persons and their representatives, foreign governments and representatives thereof, and corporations organized under the laws of foreign countries) only, if after giving effect to such transfer, the aggregate number of shares of voting stock owned by or for the account of Foreign Persons and their representatives, foreign governments and representatives thereof and corporations organized under the laws of foreign countries, would be not more than 25 percent of the number of shares of stock then outstanding.

         In the event that, notwithstanding the foregoing provisions of this Section, shares of stock of the Corporation are transferred to Foreign Persons or their representatives, foreign governments or representatives thereof, or corporations organized under the laws of foreign countries (or to any persons holding for the account of Foreign Persons and their representatives, foreign governments and representatives thereof, and corporations organized under the laws of foreign countries) and as a result more than 25 percent of the aggregate number of shares of stock then outstanding are Beneficially Owned by or for the account of Foreign Persons, then the shares of stock so transferred shall not be voted by, or at the direction of, Foreign Persons.

         The Board of Directors may from time to time make such rules and regulations as it may deem necessary or appropriate to enforce the foregoing provisions of this Section.

                                       IX

                                   AMENDMENTS

         Except as otherwise specifically provided in this Code of Bylaws, the power to alter, amend, or repeal this Code of Bylaws, or adopt a new Code of Bylaws, is vested in the Board of Directors.

                                        X

                                 EFFECTIVE DATE

         The effective date of this Eighth Amended And Restated Code of Bylaws of Reno Air, Inc., a Nevada corporation, shall be October 23, 1997.

CERTIFICATE OF SECRETARY

         The undersigned the duly elected and acting Secretary of Reno Air, Inc., a Nevada corporation, hereby certifies that the foregoing Eighth Amended And Restated Code of Bylaws was duly adopted by the Board of Directors.



                                           _______/s/ Robert M. Rowen________
                                                 Robert M. Rowen, Secretary

Exhibit 3.

                           CERTIFICATE OF DESIGNATIONS
                                       OF
                         SERIES A Cumulative CONVERTIBLE
                          EXCHANGEABLE PREFERRED STOCK
                            $.001 PAR VALUE PER SHARE
                                       OF
                                 RENO AIR, INC.

              -----------------------------------------------------
           PURSUANT TO SECTION 78.1955 OF THE GENERAL CORPORATION LAW
                             OF THE STATE OF NEVADA

              -----------------------------------------------------



         The undersigned duly authorized officers of RENO AIR, INC., a Nevada corporation (the "Corporation"), do hereby certify that the following resolution was duly adopted on September 3, 1997, by the Board of Directors of the Corporation pursuant to authority conferred by the provisions of the Articles of Incorporation of the Corporation and in accordance with the provisions of the General Corporation Law of the State of Nevada:

         RESOLVED, that pursuant to authority conferred on the Board of Directors by the provisions of the Articles of Incorporation of the Corporation (the "Articles of Incorporation"), the issuance of a series of preferred stock $.001 par value per share, of the Corporation (the "Preferred Stock"), which shall consist of 1,600,000 of the 10,000,000 shares of Preferred Stock which the Corporation presently has authority to issue, be, and the same hereby is, authorized, and the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof (in addition to the powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, set forth in the Articles of Incorporation which may be applicable to the Preferred Stock) as follows:

         1. Number of Shares and Designation. 1,600,000 shares of the Preferred Stock, $.001 par value per share, of the Corporation are hereby constituted as a series of the Preferred Stock designated as Series A Cumulative Convertible Exchangeable Preferred Stock (the "Series A Preferred Stock").

         2. Definitions. For purposes of the Series A Preferred Stock, the following terms shall have the meanings indicated:

                  "Board of Directors" shall mean the board of directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Stock.

                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

                  "Closing Price" of the Common Stock on any day shall mean on such day the reported last sales price, regular way, for the Common Stock or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, for the Common Stock, in either case as reported on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on such other national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if the Common Stock is not quoted on the Nasdaq National Market, the average of the closing bid and asked prices for the Common Stock on such day in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. ("NASD") or, if bid and asked prices for the Common Stock on each such date shall not have been reported by NASD, the average of the bid and asked prices of the Common Stock for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board of Directors or, if no such quotations are available, the fair market value of the Common Stock furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose.

                  "Common Stock" shall mean the common stock of the Corporation, $.01 par value per share.

                  "Conversion Price" shall mean the conversion price per share of Common Stock into which the Series A Preferred Stock is convertible, as such Conversion Price may be adjusted pursuant to Section 7 hereof. The initial Conversion Price will be $8.625 per share of Common Stock (equivalent to the rate of 2.89855 shares of Common Stock for each share of Series A Preferred Stock).

                  "Corporate Change" shall have the meaning set forth in Section 8 hereof.

                  "dividend  payment  date"  shall have the meaning set forth in
         Section 3(a) hereof.

                  "dividend payment record date" shall have the meaning set forth in Section 3(a) hereof.

                  "Dividend Periods" shall mean quarterly dividend periods commencing on the 15th day of March, June, September and December, including the day preceding the 15th day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include December 14, 1997).

                  "Issue Date" shall mean the first date on which shares of Series A Preferred Stock are issued.

                  "Ownership Change" shall have the meaning set forth in Section 8 hereof.

                  "Person"  shall  mean  any  individual,   firm,   partnership,
         corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  "Trading Date" with respect to Common Stock means (i) if the Common Stock is listed or admitted for trading on the Nasdaq National Market or a U.S. national securities exchange, a day on which the Nasdaq National Market or such national securities exchange is open for business, (ii) if the Common Stock is quoted on any system of automated dissemination of quotations of securities prices similar to the Nasdaq National Market, a day on which trades may be made on such system,
         (iii) if not quoted as described above, days on which quotations are reported by the National Quotation Bureau, LLC, or (iv) otherwise, any Business Day.

                  "Transaction" shall have the meaning set forth in Section 7(e) hereof.

                  "Transfer Agent" means Continental Stock Transfer & Trust Company or such other agent or agents of the Corporation as may be designated by the Board of Directors from time to time as the transfer agent for the Series A Preferred Stock.

         3. Dividends. (a) The holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends at an annual rate of 9% of the liquidation preference per share (an amount equivalent to $2.25 per annum per share) of Series A Preferred Stock. Such dividends shall be cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends and whether or not such dividends are declared, and shall be payable quarterly, when, as and if declared by the Board of Directors, on March 15, June 15, September 15, and December 15 in each year (each, a "dividend payment date"), commencing on December 15, 1997. If December 15, 1997 or any other dividend payment date shall be on a day other than a Business Day, then the dividend payment date shall be on the next succeeding Business Day. Each such dividend shall be payable in arrears to the holders of record of shares of the Series A Preferred Stock, as they appear on the stock records of the Corporation at the close of business on those dates (each such date, a "dividend payment record date"), not less than 10 days nor more than 60 days preceding the dividend payment dates thereof, as shall be fixed by the Board of Directors. Dividends on the Series A Preferred Stock shall accrue (whether or not declared) on a daily basis from the Issue Date and accrued dividends for each Dividend Period shall accumulate to the extent not paid on the dividend payment date first following the Dividend Period for which they accrue. As used herein, the term "accrued" with respect to dividends includes both accrued and accumulated dividends. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on a record date, not less than 10 nor more than 60 days preceding the payment date thereof, as may be fixed by the Board of Directors.

         (b) The amount of dividends payable for each full Dividend Period for the Series A Preferred Stock shall be computed by dividing the annual dividend rate by four (rounded down to the nearest cent). The amount of dividends payable for the initial Dividend Period on the Series A Preferred Stock, or any other period shorter or longer than a full Dividend Period on the Series A Preferred Stock, shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Holders of shares of Series A Preferred Stock called for redemption on a redemption date falling between the close of business on a dividend payment record date and the close of business on the corresponding dividend payment date shall, in lieu of receiving such dividend on the dividend payment date fixed therefor, receive such dividend payment together with all other accrued and unpaid dividends to the date fixed for redemption (unless such holder converts such shares in accordance with Section 7 hereof). Holders of shares of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or securities, in excess of cumulative dividends, as herein provided, on the Series A Preferred Stock. No interest, or amount in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock which are in arrears.

         (c) So long as any shares of the Series A Preferred Stock are outstanding, no dividends (other than dividends paid solely in Common Stock, other stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up, and rights to acquire the foregoing), except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any class or series of stock of the Corporation ranking, as to dividends, on a parity with the Series A Preferred Stock, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series A Preferred Stock for all Dividend Periods terminating on or prior to the date of payment, or setting apart for payment, of such dividends on such parity stock. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, upon the shares of the Series A Preferred Stock and any other class or series of stock ranking on a parity as to dividends with the Series A Preferred Stock, all dividends declared upon shares of the Series A Preferred Stock and all dividends declared upon such other stock shall be declared pro rata so that the amounts of dividends per share declared on the Series A Preferred Stock and such other stock shall in all cases bear to each other the same ratio that accrued and unpaid dividends per share on the shares of the Series A Preferred Stock and on such other stock bear to each other.

         (d) So long as any shares of the Series A Preferred Stock are outstanding, no other stock of the Corporation ranking on a parity with the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up shall be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up) unless (i) the full cumulative dividends, if any, accrued on all outstanding shares of the Series A Preferred Stock shall have been paid or set apart for payment for all past Dividend Periods and (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock.

         (e) So long as any shares of the Series A Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Common Stock or other stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up) shall be declared or paid or set apart for payment and no other distribution shall be declared or made or set apart for payment, in each case, upon the Common Stock or any other stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up, nor shall any Common Stock nor any other such stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends or upon liquidation, dissolution or winding up be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund or otherwise for the purchase or redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends and upon liquidation, dissolution or winding up) unless, in each case, (i) the full cumulative dividends, if any, accrued on all outstanding shares of the Series A Preferred Stock and any other stock of the Corporation ranking on a parity with the Series A Preferred Stock as to dividends shall have been paid or set apart for payment for all past Dividend Periods and all past dividend periods with respect to such other stock and (ii) sufficient funds shall have been set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock and for the current dividend period with respect to any other stock of the Corporation ranking on a parity with the Series A Preferred Stock as to dividends.

         4. Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of Series A Preferred Stock shall be entitled to receive, out of assets of the Corporation available for distribution to stockholders, an amount equal to $25.00 per share plus an amount per share equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders before any distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Common Stock or any other series or class or classes of stock of the Corporation ranking junior to the Series A Preferred Stock upon liquidation, dissolution or winding up. No payment on account of any liquidation, dissolution or winding up of the Corporation shall be made to the holders of any class or series of stock ranking on a parity with the Series A Preferred Stock in respect of the distribution of assets upon dissolution, liquidation or winding up unless there shall likewise be paid at the same time to the holders of the Series A Preferred Stock like proportionate amounts determined ratably in proportion to the full amounts to which the holders of all outstanding shares of Series A Preferred Stock and the holders of all outstanding shares of such parity stock are respectively entitled with respect to such distribution. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of stock ranking, as to liquidation, dissolution or winding up, on a parity with the Series A Preferred Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Preferred Stock and any such other stock ratably in accordance with the respective amounts which would be payable on such shares of Series A Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Corporation with one or more corporations or other entities, (ii) a sale, lease, exchange or transfer of all or any part of the Corporation's assets or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up of the Corporation, voluntary or involuntary.

         (b) Subject to the rights of the holders of shares of any series or class or classes of stock ranking on a parity with or prior to the Series A Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series A Preferred Stock, as provided in this Section 4, any other series or class or classes of stock ranking junior to the Series A Preferred Stock upon liquidation, dissolution or winding up shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of Series A Preferred Stock shall not be entitled to share therein.

         (c) Written notice of any liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when and the place or places where the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage prepaid, not less than ten nor more than 60 days prior to any payment date stated therein, to the holders of record of the Series A Preferred Stock at their respective addresses as the same shall appear on the books of the Transfer Agent.

         5. Redemption at the Option of the Corporation. (a) The shares of Series A Preferred Stock may not be redeemed by the Corporation prior to December 20, 2000, on or after which the Corporation, at its option, may redeem the shares of Series A Preferred Stock, in whole or in part, at any time or from time to time out of funds legally available therefor, subject to the notice provisions and provisions for partial redemption described below, during the twelve-month periods beginning on December 15 in each of the following years at the following redemption prices per share plus an amount equal to accrued and unpaid dividends, if any, to (and including) the date fixed for redemption, whether or not earned or declared.

                                                 Redemption Price
                                                 (As a percentage of
           Year                                liquidation preference)

           2000                                         104.5%
           2001                                         103.0%
           2002                                         101.5%
           2003 and thereafter                          100.0%


         (b) In the event the Corporation shall redeem shares of Series A Preferred Stock, notice of such redemption shall be given by mail, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock records of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) the then current conversion price; and (vi) that dividends on the shares to be redeemed shall cease to accrue on such redemption date. Notice having been mailed as aforesaid, from and after the redemption date, unless the Corporation shall be in default in providing funds for the payment of the redemption price (including any accrued and unpaid dividends to (and including) the date fixed for redemption), (i) dividends on the shares of the Series A Preferred Stock so called for redemption shall cease to accrue, (ii) said shares shall be deemed no longer outstanding, and (iii) all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the amounts payable upon redemption without interest thereon) shall cease. The Corporation's obligation to provide funds in accordance with the preceding sentence shall be deemed fulfilled if, on or before the redemption date, the Corporation shall deposit with a bank or trust company having an office in the Borough of Manhattan, City of New York, and having a capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such funds be applied to the redemption of the shares of Series A Preferred Stock so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of two years from such redemption date shall be released or repaid to the Corporation, after which, subject to any applicable laws relating to escheat or unclaimed property, the holder or holders of such shares of Series A Preferred Stock so called for redemption shall look only to the Corporation for payment of the redemption price.

         Upon surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the applicable redemption price aforesaid. If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series A Preferred Stock not previously called for redemption by lot or pro rata (as near as may be) or by any other method determined by the Corporation in its sole discretion to be equitable. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

         Notwithstanding the foregoing, if notice of redemption has been given pursuant to this Section 5 and any holder of shares of Series A Preferred Stock shall, prior to the close of business on the redemption date, give written notice to the Corporation pursuant to Section 7(b) hereof of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then the conversion of such shares to be redeemed shall become effective as provided in Section 7.

         6. Shares to be Retired. All shares of Series A Preferred Stock purchased, redeemed, exchanged or converted by the Corporation shall be retired and canceled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be reissued.

         7. Conversion. Holders of shares of Series A Preferred Stock shall have the right to convert all or a portion of such shares (including fractions of such shares) into shares of Common Stock, as follows:

         (a) Subject to and upon compliance with the provisions of this Section 7, a holder of shares of Series A Preferred Stock shall have the right, at such holder's option, at any time (except that, with respect to any shares called for redemption or exchange, such right shall terminate, except as provided in the third paragraph of Section 7(b), at the close of business on the date fixed for redemption or exchange of such shares) to convert any of such shares (or fractions thereof) into the number of fully paid and nonassessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the aggregate liquidation preference of the shares to be converted by the Conversion Price and by surrender of such shares, such surrender to be made in the manner provided in Section 7(b); provided, however, that the right to convert shares after a written notice of exchange is delivered by the Corporation pursuant to
Section 11 hereof shall terminate at the close of business on the date fixed for such exchange, unless the Corporation shall default in making payment of the amount payable upon such exchange. Subject to the following provisions of this
Section 7(a), any share of Series A Preferred Stock may be converted, at the option of its holder, in part into Common Stock under the procedures set forth above. If a part of a share of Series A Preferred Stock is converted, then the Corporation will convert such share into the appropriate number of shares of Common Stock (subject to Section 7(c)) and issue a fractional share of Series A Preferred Stock evidencing the remaining interest of such holder.

         (b) In order to exercise the conversion right, the holder of each share of Series A Preferred Stock (or fraction thereof) to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Corporation or in blank, at the office of the Transfer Agent in the Borough of Manhattan, City of New York or such other location as the Transfer Agent may be located, accompanied by funds, if any, required by the last paragraph of this
Section 7(b), and shall give written notice to the Corporation in the form set forth on the reverse of the stock certificates for the Series A Preferred Stock that the holder thereof elects to convert such Series A Preferred Stock or a specified portion thereof. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable upon such conversion shall be issued, and shall be accompanied by funds in an amount sufficient to pay any transfer or similar tax. Each share surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the name in which such share of Series A Preferred Stock is registered, be duly endorsed by, or be accompanied by instruments of transfer (in each case, in form satisfactory to the Corporation), duly executed by the holder or such holder's duly authorized attorney-in-fact.

         As promptly as practicable after the surrender of certificates for shares of Series A Preferred Stock for conversion and the receipt of such notice and funds, if any, as aforesaid, the Corporation shall issue and shall deliver at such office to such holder, or on such holder's written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock in accordance with the provisions of this Section 7, and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 7(c).

         Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series A Preferred Stock shall have been surrendered (accompanied by the funds, if any, required by the last paragraph of this Section 7(b)) and such notice shall have been received by the Corporation as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby; provided, however, that any surrender on any date when the stock transfer books of the Corporation shall be closed shall cause the person or persons in whose name the certificates are to be issued to become the holder or holders of record thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares shall have been surrendered. All shares of Common Stock delivered upon conversion of the Series A Preferred Stock will, upon delivery, be duly and validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the issue thereof.

         If a Holder shall surrender a share of Series A Preferred Stock for conversion during the period from the close of business on any dividend payment record date to the close of business on the corresponding dividend payment date, such holder shall nevertheless be entitled to receive the dividend payable on such shares on such dividend payment date notwithstanding the conversion thereof following the close of business on such dividend payment record date and prior to the close of business on such dividend payment date. However, shares of Series A Preferred Stock surrendered for conversion during the period between the close of business on any dividend payment record date and the close of business on the corresponding dividend payment date (except shares of Series A Preferred Stock called for redemption or exchange on a redemption date or exchange date during such period) must be accompanied by payment of an amount equal to the dividend payment with respect to such shares of Series A Preferred Stock presented for conversion on such dividend payment date; provided, however, that no such payment need be made if, at the time of conversion, dividends payable on the shares of Series A Preferred Stock outstanding shall be in arrears for more than 15 days beyond the previous dividend payment date. The dividend payment with respect to shares of Series A Preferred Stock which are called for redemption on a redemption date during the period from the close of business on a dividend payment record date to the close of business on the corresponding dividend payment date shall be payable on such dividend payment date to the holder of record of such shares on the books of the Corporation at the close of business on the dividend payment record date notwithstanding the conversion of such shares during the period between the close of business on such dividend payment record date and the close of business on such dividend payment date, and the holder of such shares need not make a payment equal to the dividend payment amount upon surrender of such shares for conversion. A holder of shares of Series A Preferred Stock on a dividend payment record date who converts such shares after the close of business on the corresponding dividend payment date will receive the dividend payable by the Corporation on such shares of Series A Preferred Stock on such dividend payment date and need not include payment in the amount of such dividend upon surrender of such shares of Series A Preferred Stock for conversion. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

         (c) In  connection  with  the  conversion  of any  shares  of  Series A
Preferred Stock, fractions of such shares may be converted; however, no fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. If more than one share (or fraction thereof) shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. If any fractional share of Common Stock would otherwise be issuable upon the conversion of a share of Series A Preferred Stock (or fraction thereof), the Corporation shall make an adjustment therefor in cash (computed to the nearest cent) equal to the Closing Price of Common Stock on the Trading Date immediately preceding the date of conversion multiplied by the fraction of a share of Common Stock otherwise issuable.

         (d) The Conversion Price shall be adjusted from time to time by the Corporation as follows:

         (i) (A) If the Corporation shall (1) pay a dividend or other distribution, in Common Stock, on any class of capital stock of the Corporation (excluding Common Stock issued in payment of dividends on preferred stock in accordance with the terms of such preferred stock),
         (2) subdivide the outstanding Common Stock into a greater number of shares by any means or (3) combine the outstanding Common Stock into a smaller number of shares by any means (including without limitation a reverse stock split), then, in each such case, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of each share of the series thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such holder would have owned or have been entitled to receive upon the happening of such event had such share of the series been converted immediately prior to the relevant record date or, if there is no such record date, the effective date of such event. An adjustment made pursuant to this paragraph 7(d)(i)(A) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date of such subdivision or combination, as the case may be.

                  (B) If the Corporation shall commit to issue or distribute capital stock of the Corporation or issue or distribute rights, warrants, options or convertible or exchangeable securities entitling the holder thereof to subscribe for, purchase, convert into or exchange for capital stock of the Corporation, in any such case at a price per share less than 85% of the Market Value per share of such capital stock on the earliest of (1) the date the Corporation enters into a firm contract for such issuance or distribution, (2) the record date for the determination of stockholders entitled to receive any such rights, warrants, options or convertible or exchangeable securities, if applicable or (3) the date of actual issuance or distribution of any such capital stock or rights, warrants, options or convertible or exchangeable securities, then the Conversion Price in effect immediately prior to such earliest date shall be reduced by multiplying the Conversion Price in effect immediately prior to such earliest date by:

                           (x) if  such  capital  stock  is  Common  Stock,  the
                  fraction whose numerator is the number of shares of Common Stock outstanding on such earliest date plus the number of shares of Common Stock which could be purchased at 85% of the Market Value of the Common Stock on such earliest date with the aggregate consideration (based on the fair market value as determined by the Board of Directors, whose determination shall, if made in good faith, be conclusive) thereof either
                  (i) in connection with such issuance or distribution or (ii) upon the conversion, exchange, purchase or subscription of all such rights, warrants, options or convertible or exchangeable securities (the "Aggregate Consideration")) and of which the denominator is the number of shares of Common Stock outstanding on such earliest date plus the number of shares of Common Stock to be so issued or distributed or to be issued upon exercise or conversion of any such right, warrant, option or convertible or exchangeable security; or

                           (y) if such capital stock is other than Common Stock,
                  the fraction whose numerator is the Market Value per share of Common Stock on such earliest date minus an amount equal to
                  (i) the difference between (A) the Market Value per share of such class of capital stock multiplied by the number of shares of such class of capital stock to be so issued and (B) the Aggregate Consideration (ii) divided by the number of shares of Common Stock outstanding on such earliest date and whose denominator is the Market Value of the Common Stock on such earliest date.

                  Such adjustment shall be made successively whenever any such capital stock, rights, warrants, options or convertible or exchangeable securities are so issued or distributed. In determining whether any rights, warrants, options or convertible or exchangeable securities entitle the holders thereof to subscribe for, purchase, convert into or exchange for shares of capital stock at less than 85% of the Market Value, there shall be taken into account the Fair Market Value of any consideration received or receivable by the Corporation for such rights, warrants, options or convertible or exchangeable securities. If any right, warrant, option or convertible or exchangeable securities, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this paragraph 7(d)(i)(B), shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed to the Conversion Price which would have been in effect if such right, warrant, option or convertible or exchangeable security had never been distributed or issued. Notwithstanding anything contained in this paragraph to the contrary, (A) the issuance of capital stock upon the exercise of rights, warrants or options or the conversion or exchange of such convertible or exchangeable securities will not cause an adjustment in the Conversion Price if no such adjustment would have been required at the time such right, warrant, option or convertible or exchangeable security was issued or distributed; provided, however, that, if the consideration payable upon such exercise, conversion or exchange and/or the capital stock receivable thereupon are changed after the time of the issuance or distribution of such right, warrant, option or convertible or exchangeable security, then such change shall be deemed to be the expiration thereof without having been exercised and the issuance or distribution of new rights, warrants, options or convertible or exchangeable securities and (B) the issuance of a security of the Corporation as a dividend on such security of the Corporation will not cause an adjustment in the Conversion Price if no such adjustment would have been required at the time such underlying security was originally issued (or as a result of any subsequent modification to the terms thereof) and the conversion provisions of such security so issued as a dividend are the same as in such underlying originally issued security.

                  Notwithstanding anything contained in this Certificate of Designations to the contrary, rights, warrants or options issued or distributed by the Corporation, including rights, warrants or options distributed prior to the date of filing of this Certificate of Designations, to holders of Common Stock generally which, until the occurrence of a specified event or events (a "Trigger Event"), (A) are deemed to be transferred with Common Stock, (B) are not exercisable and
         (C) are also issued on a pro rata basis with respect to future issuances of Common Stock, shall be deemed not to have been issued or distributed for purposes of this paragraph 7(d) (and no adjustment to the Conversion Price under this paragraph 7(d) will be required) until the occurrence of the earliest Trigger Event. Upon the occurrence of a Trigger Event, such rights, warrants or options shall continue to be deemed not to have been issued or distributed for purposes of this paragraph 7(d) (and no adjustment to the Conversion Price under this paragraph 7(d) will be required) if and for so long as each holder of shares of the Series A Preferred Stock who thereafter converts such holder's shares of the Series A Preferred Stock shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, a number of such rights, warrants or options, as the case may be, equal to the number of rights, warrants or options to which a holder of the number of shares of Common Stock equal to the number of shares of Common Stock issuable upon conversion of such holder's shares of the Series A Preferred Stock is entitled to receive at the time of such conversion in accordance with the terms and provisions of and applicable to such rights, warrants or options. Upon the expiration of any such rights, warrants or options or at such time, if any, as a holder of shares of the Series A Preferred Stock is not entitled to receive such rights, warrants or options upon conversion of such holder's shares of the Series A Preferred Stock, an adjustment (if any is required) to the Conversion Price shall be made in accordance with this paragraph 7(d)(i)(B) with respect to the issuance of all such options, rights and warrants as of the date of issuance thereof, but subject to the provisions of the preceding paragraph. If any such option, right or warrant, including any such rights, warrants or options distributed prior to the date of filing of this Certificate of Designations, are subject to events, upon the occurrence of which such rights, warrants or options become exercisable to purchase different securities, evidences of indebtedness, cash, properties or other assets or different amounts thereof, then, subject to the preceding provisions of this paragraph, the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights, warrants or options with such new purchase rights (and a termination or expiration of the existing rights, warrants or options without exercise thereof). In addition, in the event of any distribution (or deemed distribution) of rights, warrants or options, or any Trigger Event or other event of the type described in the preceding sentence, that required (or would have required but for the provisions of the last paragraph of this paragraph 7(d)(i)) an adjustment to the Conversion Price under this paragraph 7(d)(i) and such rights, warrants or options shall thereafter have been redeemed or repurchased without having been exercised, then the Conversion Price shall be adjusted upon such redemption or repurchase to give effect to such distribution, Trigger Event or other event, as the case may be, as though it had instead been a cash distribution, equal on a per share basis to the result of the aggregate redemption or repurchase price received by holders of such rights, warrants or options divided by the number of shares of Common Stock outstanding as of the date of such repurchase or redemption, made to holders of Common Stock generally as of the date of such redemption or repurchase.

                  Notwithstanding anything contained in this paragraph 7(d)(i)(B) to the contrary, no adjustment shall be made in the Conversion Price pursuant to this paragraph 7(d)(i)(B) with respect to the issuance of Common Stock or options or other rights to purchase Common Stock pursuant to any "employee benefit plan" as defined in Rule 405 of Regulation C promulgated under the Securities Act of 1933, as amended (including without limitation an employee stock ownership plan which is part of an employee benefit plan qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), an employee stock option or incentive stock option plan qualified under
         Section 422 of the Code and a restricted stock plan), including the issuance of Common Stock upon the exercise of such option.

                  (C) If the Corporation shall pay or distribute, as a dividend or otherwise, generally to holders of Common Stock or any class or series of its capital stock which is convertible into or exchangeable or exercisable for Common Stock any assets, properties or rights (including without, limitation evidences of indebtedness of the Corporation, any subsidiary of the Corporation or any other entity, cash or capital stock or other securities of the Corporation, any subsidiary of the Corporation or any other entity, but excluding payments and distributions as described in paragraph 7(d)(i)(A) or 7(d)(i)(B) above, dividends and distributions in connection with the liquidation, dissolution or winding up of the Corporation in its entirety and distributions consisting solely of cash described in paragraph 7(d)(i)(D) below), then in each such case the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such payment or distribution of such payment or distribution by a fraction, the numerator of which is the Market Value of Common Stock on such record date less the fair market value (as determined by the Board of Directors, whose determination shall, if made in good faith, be conclusive) per share on such record date of the assets, properties or rights to be so paid or distributed, and the denominator of which is the Market Value per share of Common Stock on such record date. Such adjustment shall become effective immediately after such record date; provided, however, that if such payment or distribution is not so made, the Conversion Price shall be adjusted on the date the Board of Directors cancels such dividend or distribution to be the Conversion Price which would have been in effect if such payment or distribution had not been declared. For purposes of this paragraph 7(d)(i)(C), such fair market value of such assets, properties and/or rights so paid or distributed per share of Common Stock shall equal the aggregate fair market value of such assets, properties and/or rights on such record date divided by the number of shares of Common Stock outstanding on such record date.

                  (D) If the Corporation shall, by dividend or otherwise, make a distribution (other than in connection with the liquidation, dissolution or winding up of the Corporation in its entirety), generally to holders of Common Stock or any class or series of its capital stock which is convertible into or exercisable or exchangeable for Common Stock, consisting solely of cash where (x) the sum of (i) the aggregate amount of such cash plus (ii) the aggregate amount of all cash so distributed (by dividend or otherwise) to such holders within the 12-month period ending on the record date for determining stockholders entitled to receive such distribution with respect to which no adjustment has been made to the Conversion Price pursuant to this paragraph 7(d)(i)(D) exceeds (y) 10% of the product of the multiplication of (1) the Market Value per share of Common Stock on such record date times (2) the number of shares of Common Stock outstanding on such record date, then the Conversion Price shall be reduced, effective immediately after such record date, by multiplying the Conversion Price in effect immediately prior to the close of business on the date prior to such record date by a fraction, the numerator of which is the Market Value of Common Stock on such record date less the aggregate amount of cash per share so distributed and the denominator of which is such Market Value; provided, however, that, if the aggregate amount of cash per share is equal to or greater than such Market Value, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of the series shall have the right to receive upon conversion (with respect to each share of Common Stock issued upon such conversion and in addition to the Common Stock issuable upon conversion) the aggregate amount of cash per share such holder of shares of the series would have received had such holder's shares of the series been converted immediately prior to such record date. In no event shall the Conversion Price be increased pursuant to this paragraph 7(d)(i)(D); provided, however, that if such distribution is not so made, the Conversion Price shall be adjusted on the date the Board of Directors cancels such distribution to be the Conversion Price which would have been in effect if such distribution had not been declared. For purposes of this paragraph 7(d)(i)(D), the amount of cash so distributed per share of Common Stock shall equal the aggregate amount of cash so distributed divided by the number of shares of Common Stock outstanding on such record date.

                  (E) If as a result of an adjustment made pursuant to paragraph 7(e) below, the holder of shares of the series surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the number of such other shares to receivable upon conversion of any share of the series shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in paragraphs 7(d)(i)(A) through 7(d)(i)(D) above, and the other provisions of this paragraph 7(d)(i) with respect to the Common Stock shall apply on like terms to any such other shares.

                  (ii) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this subparagraph (ii) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided, further, that any adjustment shall be required and shall be made in accordance with the provisions of this Section 7 (other than this subparagraph (ii) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock. All calculations under this Section 7 shall be made to the nearest cent (with $.005 being rounded upward) or the nearest 1/100th of a share (with .005 of a share being rounded upward), as the case may be. Anything in this Section 7(d) to the contrary notwithstanding, the Corporation shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this Section 7(d), as it in its discretion shall determine.

         (e) In case the Corporation shall be a party to any transaction (including without limitation a merger, consolidation, sale of all or substantially all of the Corporation's assets, or recapitalization of the Common Stock and excluding any transaction as to which paragraph (d)(i) of this Section 7 applies) (each of the foregoing being referred to as a "Transaction"), in each case as a result of which shares of Common Stock shall be converted into the right to receive stock, securities or other property (including cash or any combination thereof), then the Series A Preferred Stock will thereafter no longer be subject to conversion into Common Stock pursuant to Section 7, but instead shall be convertible into the kind and amount of shares of stock and other securities and property receivable (including cash) upon the consummation of such Transaction by a holder of that number of shares or fraction thereof of Common Stock into which one share of Series A Preferred Stock was convertible immediately prior to such Transaction. The Corporation shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this Section 7(e) and it shall not consent or agree to the occurrence of any Transaction until the Corporation has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series A Preferred Stock which will contain provisions enabling the holders of the Series A Preferred Stock which remains outstanding after such Transaction to convert into the kind and amount of stock, securities or other property (including cash or any combination thereof) which such holder would have been entitled to receive if such holder had held the Common Stock issuable upon conversion of such Series A Preferred Stock immediately prior to such Transaction. In the event that at any time, as a result of an adjustment made pursuant to this Section 7, the Series A Preferred Stock shall become subject to conversion into any securities other than shares of Common Stock, thereafter the number of such other securities so issuable upon conversion of the shares of Series A Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Series A Preferred Stock contained in this Section 7. The provisions of this Section 7(e) shall similarly apply to successive Transactions.

         (f)      If:

                  (i) The Corporation shall take any action which would require an adjustment in the Conversion Price pursuant to Section 7(d); or

                  (ii) the Corporation shall authorize the granting to the holders of its Common Stock generally of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

                  (iii) there shall be any reclassification or change of the Common Stock (other than a subdivision or combination of its outstanding Common Stock or a change in par value) or any consolidation, merger or statutory share exchange to which the Corporation is a party and for which approval of any stockholders of the Corporation is required, or the sale or transfer of all or substantially all of the assets of the Corporation or any Corporate Change or Ownership Change (each as defined in Section 8 below); or

                  (iv) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, except as provided otherwise in Section 8, the Corporation shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of shares of the Series A Preferred Stock at their addresses as shown on the stock records of the Corporation, as promptly as possible, but at least 30 days prior to the applicable date hereafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or (B) the date on which such reclassification, change, consolidation, merger, statutory share exchange, sale, Corporate Change (as defined), Ownership Change (as defined), transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, statutory share exchange, sale, Corporate Change, Ownership Change, transfer, dissolution, liquidation or winding up. Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 7(f).

         (g) Whenever the Conversion Price is adjusted as herein provided, the Corporation shall promptly file with the Transfer Agent an officers' certificate signed by the President or a Vice President and the Chief Financial Officer or the Treasurer setting forth the Conversion Price after such adjustment and the method of calculation thereof and setting forth a brief statement of the facts requiring such adjustment and upon which such adjustments are based. Promptly after delivery of such certificate, the Corporation shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted Conversion Price, the facts requiring such adjustment and upon which such adjustments are based and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Price to the holder of each share of Series A Preferred Stock at such holder's last address as shown on the stock records of the Corporation.

         (h) In any case in which Section 7(d) provides that an adjustment shall become effective immediately after a record date for an event and the date fixed for such adjustment pursuant to Section 7 occurs after such record date but before the occurrence of such event, the Corporation may defer until the actual occurrence of such event (i) issuing to the holder of any shares of Series A Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and
(ii) paying to such holder any amount in cash in lieu of any fraction pursuant to Section 7(c).

         (i) For purposes of this Section 7, the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Corporation or any corporation controlled by the Corporation.

         (j) Notwithstanding any other provision herein to the contrary, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Corporation and the investment of additional optional amounts of shares of Common Stock under any such plan shall not be deemed to constitute an issuance of Common Stock. There shall be no adjustment of the Conversion Price in case of the issuance of any stock of the Corporation in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 7. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 7, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value.

         (k) In case the Corporation shall take any action affecting the Common Stock, other than actions described in this Section 7, which in the opinion of the Board of Directors would materially adversely affect the conversion right of the holders of the shares of Series A Preferred Stock, the Conversion Price for the Series A Preferred Stock may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Directors may determine to be equitable in the circumstances; provided, however, that in no event shall the Board of Directors be required to take any such action.

         (l) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, or its issued shares of Common Stock held in its treasury, or both, sufficient shares of Common Stock to provide for the conversion of the Series A Preferred Stock from time to time as such Series A Preferred Stock is presented for conversion. For purposes of this Section 7(l), the number of shares of Common Stock which shall be deliverable upon the conversion of all outstanding shares of Series A Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

         Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock deliverable upon conversion of the Series A Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

         The Corporation will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Series A Preferred Stock, prior to delivery, upon each national securities exchange, the Nasdaq National Market or any similar system of automated dissemination of securities prices, if any, upon which the Common Stock is listed at the time of delivery.

         Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series A Preferred Stock, the Corporation will endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

         (m) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the shares of Series A Preferred Stock (or any other securities issued on account of the Series A Preferred Stock pursuant hereto) or shares of Common Stock issued upon conversion of the Series A Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Series A Preferred Stock (or any other securities issued on account of the Series A Preferred Stock pursuant hereto) or shares of Common Stock in a name other than the name in which the shares of Series A Preferred Stock with respect to which such shares of Common Stock are issued were registered and the Corporation shall not be required to make any issue or delivery unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the reasonable satisfaction of the Corporation, that such tax has been paid or is not required to be paid.

         8. Special Conversion Rights Upon Corporate Change or Ownership Change.
(a) If a Corporate Change shall occur with respect to the Corporation, each holder of shares of Series A Preferred Stock shall have the right, at the holder's option, for a period of 45 days after the mailing of notice by the Corporation that a Corporate Change has occurred, to convert all, but not less than all, of such holder's shares of Series A Preferred Stock into the kind and amount of cash, securities, property or other assets receivable upon such Corporate Change by a holder of the number of shares of Common Stock into which such holder's Series A Preferred Stock would have been convertible immediately prior to the Corporate Change at an adjusted conversion price equal to the Special Conversion Price (as defined below). The Corporation or successor corporation, as the case may be, may at its option, in lieu of providing such consideration upon any such conversion, provide the holders who have elected to convert under this Section 8(a) with cash equal to the Market Value (as defined below) of the Common Stock multiplied by the number of shares of Common Stock into which such holder's Series A Preferred Stock would have been convertible immediately prior to the Corporate Change at an adjusted conversion price equal to the Special Conversion Price, but only if the Corporation, in its notice to the holder that a Corporate Change has occurred, has notified such holder of the Corporation's election to provide such holder with cash in lieu of such consideration; provided, however, that any such election by the Corporation shall apply to all shares of the Series A Preferred Stock for which the special conversion was elected by the holders thereof. Shares of the Series A Preferred Stock that are not converted as provided above will remain convertible into the kind and amount of cash, securities, property or other assets that the holders of the shares of Series A Preferred Stock would have owned immediately after the Corporate Change if the holders had converted the shares of the Series A Preferred Stock immediately before the effective date of the Corporate Change at the Conversion Price on the day immediately before the effective date of the Corporate Change. The Corporation will notify the holders of the Series A
Preferred Stock of any pending Corporate Change as soon as practicable and in any event at least 30 days in advance of the effective date of such Corporate Change. In the event of a pending Corporate Change, the Corporation (or any successor corporation) shall, unless it has determined to provide the holders who have elected to convert under this Section 8(a) with cash as provided above, take all action necessary to provide for sufficient amounts of cash, securities, property or other assets for the conversion of the Series A Preferred Stock as provided herein.

         (b) If an Ownership Change (as defined below) shall occur with respect to the Corporation, each holder of a share of the Series A Preferred Stock shall have the right, at the holder's option, for a period of 45 days after the mailing of a notice by the Corporation that an Ownership Change has occurred, to convert all, but not less than all, of such holder's shares of Series A Preferred Stock into Common Stock at an adjusted conversion price per share equal to the Special Conversion Price. The Corporation may, at its option, in lieu of providing Common Stock upon any such conversion, provide the holders who have elected to convert under this Section 8(b) with cash equal to the Market Value of the Common Stock multiplied by the number of shares of Common Stock into which such shares of Series A Preferred Stock would have been convertible immediately prior to such Ownership Change at an adjusted conversion price equal to the Special Conversion Price, but only if the Corporation, in its notice to the holder that an Ownership Change has occurred, has notified such holder of the Corporation's election to provide such holder with cash in lieu of such Common Stock; provided, however, that any such election by the Corporation shall apply to all shares of the Series A Preferred Stock for which the special conversion was elected by the holders thereof.

         (c) The Special Conversion Price provided in this Section 8 arising upon an Ownership Change will only be applicable with respect to the first Ownership Change that occurs after the Issue Date.

         (d) If a Corporate Change or an Ownership Change shall occur with respect to the Corporation, then, as soon as practicable and in any event within 30 days after the occurrence of such Corporate Change or Ownership Change, the Corporation shall mail to each registered holder of a share of Series A Preferred Stock a notice (the "Special Conversion Notice") setting forth details regarding the special conversion right of the holders to convert their shares of Series A Preferred Stock as a result of such Corporate Change or Ownership Change, as the case may be, including, if applicable, notice of the Corporation's or the successor corporation's election to provide such holder with cash in lieu of Common Stock or other consideration. A holder of a share of Series A Preferred Stock must exercise such conversion right within the 45-day period after the mailing of the Special Conversion Notice by the Corporation or such special right shall expire. The conversion date for shares so converted shall be the 45th day after the mailing of the Special Conversion Notice. Within five Business Days following the conversion date, the Corporation shall deliver a certificate for the Common Stock together with a check for any fractional shares issuable or the cash, securities, property or other assets receivable by a holder. Exercise of such conversion right to the extent permitted by law (including, if applicable, Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) shall be irrevocable and no dividend on the shares of Series A Preferred Stock tendered for conversion shall accrue from and after the conversion date.

         (e)      The Special Conversion Notice shall state:

                  (i) the event constituting the Corporate Change or Ownership Change;

                  (ii) the last date upon which holders may submit shares of Series A Preferred Stock for conversion;

                  (iii)    the Special Conversion Price;

                  (iv) the Conversion Price then in effect under Section 7 and the continuing conversion rights, if any, under Section 7;

                  (v) the name and address of any paying agent and conversion agent;

                  (vi) that holders who wish to convert shares of Series A Preferred Stock must satisfy the requirements of Section 7 and must exercise such conversion right within the 45-day period after the mailing of such notice by the Corporation;

                  (vii)  that  exercise  of  such  conversion   right  shall  be
         irrevocable and no dividends on shares of Series A Preferred Stock tendered for conversion shall accrue from and after the conversion date;

                  (viii) whether or not the Corporation has elected to exercise its option to pay cash (specifying the amount thereof, per share) for all shares of Series A Preferred Stock tendered for conversion; and

                  (ix) that the consideration to be received shall be delivered within five Business Days after the last date upon which holders may submit Series A Preferred Stock for conversion.

         (f) (i) As used herein, "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital stock, whether now outstanding or issued after August 15, 1995, including without limitation all common stock and preferred stock.

         (ii) As used herein, "Consolidated Net Worth" means, with respect to any Person at any date of determination, shareholders' equity as set forth on the most recently available consolidated balance sheet of such Person and its consolidated Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable, at the option of the holder, for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of Capital Stock of such Person or any Subsidiary of such Person, each item to be determined in accordance with GAAP.

         (iii) As used herein, a "Continuing Director" means at any date a member of the Corporation's Board of Directors who (A) is a member of such board on the date of issuance of Series A Preferred Stock or (B) was nominated or elected by at least 60% of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Corporation's Board of Directors was recommended or endorsed by at least 60% of the directors who were Continuing Directors at the time of such election.

         (iv) As used herein, a "Corporate Change" with respect to the Corporation shall be deemed to have occurred at such time as there occurs any consolidation of the Corporation with, or merger of the Corporation into, any other Person, any merger of another person into the Corporation, or any sales or transfers of all or substantially all of the assets of the Corporation to another Person (other than a merger
         (A) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock or (B) which is effected solely to change the jurisdiction of incorporation of the Corporation and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of Common Stock).

         (v) As used herein, "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case, at the option of the holder thereof), or upon the happening of any event, matures or is madatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the Stated Maturity unless such redemption obligations can be satisfied with Capital Stock that is not Disqualified Stock.

         (vi) As used herein, "GAAP" means generally accepted accounting principles in the United States of America as in effect as of August 15, 1995 and as such principles may be amended from time to time, including without limitation those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

         (vii) As used herein, "Indebtedness" means, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except trade payables, (v) all obligations of such Person as lessee under capitalized leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person,
         (vii) all Indebtedness of other Persons  guaranteed by such Person, and
         (viii) to the extent not otherwise included in this definition, obligations under currency agreements, interest rate agreements and commodity agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligation at such date.

         (viii) As used herein, "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including without limitation any conditional sale or other title retention agreement or lease in the nature thereof, or any agreement to give any security interest).

         (ix) As used herein, the "Market Value" of a share of the Common Stock, or a share of any other Marketable Stock, means the average of the Closing Prices of the Common Stock or such other Marketable Stock for the five Trading Days ending on the last Trading Day preceding the date of the Corporate Change or Ownership Change, as the case may be.

         (x) As used herein, the term "Marketable Stock" means Common Stock or common stock of any corporation that is the successor to all or substantially all of the business or assets of the Corporation as a result of a Corporate Change that is (or will, upon distribution thereof, be) listed on the New York Stock Exchange or the American Stock Exchange, or approved for quotation on the Nasdaq National Market.

         (xi) As used herein, an "Ownership Change" with respect to the Corporation will be deemed to have occurred at such time as any Person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, other than the Corporation, any subsidiary of the Corporation or any employee benefit plan of the
         Corporation), is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Corporation entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Corporation entitled to vote generally in the election of the directors; provided, however, that an Ownership Change shall not be deemed to have occurred if (A) at least 80% of the consideration (excluding cash payments for fractional shares) to be paid for the Common Stock in the transaction or transactions consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market and, as a result of such transaction or transactions such Series A Preferred
         Stock becomes convertible solely into such common stock and other consideration and (B) immediately after giving effect to such transaction or transactions on a pro forma basis, the Corporation (or any Person that becomes the successor to the Corporation) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Corporation immediately prior to such transaction or transactions. "Beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act as in effect on the date of the Indenture governing the Corporation's 9% Convertible Senior Notes due 2002.

         (xii) As used herein, "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         (xiii) As used herein, the "Special Conversion Price" means the higher of the Market Value of the Common Stock or $5.04 per share (which amount will, each time the Conversion Price is adjusted, be adjusted so that the ratio of such amount to the Conversion Price, after giving effect to such adjustment, shall always be the same as the ratio of $5.04 to the initial Conversion Price, without giving effect to any such adjustment).

         (xiv) As used herein, "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

         (xv) As used herein, "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

         9. Ranking. Any class or classes of stock of the Corporation shall be deemed to rank:

                  (i) prior to the Series A Preferred Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Stock;

                  (ii) on a parity  with the  Series A  Preferred  Stock,  as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock, if the holders of such class of stock and the Series A Preferred Stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective amounts of accrued and unpaid dividends per share, or liquidation prices, without preference or priority of one over the other; and

                  (iii) junior to the Series A Preferred Stock, as to dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such stock shall be Common Stock or if the holders of Series A Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such stock.

         10. Voting. (a) Except as herein provided or as otherwise from time to time required by law, holders of Series A Preferred Stock shall have no voting rights. Whenever, at any time or times, dividends payable on the shares of Series A Preferred Stock or dividends payable on any series of Preferred Stock ranking, as to dividends, on a parity with the Series A Preferred Stock, at the time outstanding shall be cumulatively in arrears in an aggregate amount equal to the amount payable in respect of six complete Dividend Periods (whether or not consecutive), the holders of Series A Preferred Stock shall have the exclusive right, voting separately as a class with holders of shares of any such parity Preferred Stock upon which like voting rights have been conferred and are exercisable (the Series A Preferred Stock and any such other Preferred Stock, collectively for purposes of this Section 10, the "Defaulted Preferred Stock"), to elect two directors of the Corporation at the Corporation's next annual meeting of stockholders and at each subsequent annual meeting of stockholders; provided, however, that if such voting rights shall become vested more than 90 days or less than 20 days before the date prescribed for the annual meeting of stockholders, thereupon the holders of the shares of Defaulted Preferred Stock shall be entitled to exercise their voting rights at a special meeting of the holders of shares of Defaulted Preferred Stock as set forth in paragraphs (b) and (c) of this Section 10. At elections for such directors, each holder of Series A Preferred Stock shall be entitled to one vote for each share held (the holders of shares of any other series of Defaulted Preferred Stock ranking on such a parity being entitled to such number of votes, if any, for each share of stock held as may be granted to them). Upon the vesting of such right of the holders of Defaulted Preferred Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of outstanding Defaulted Preferred Stock as hereinabove set forth. The right of holders of Defaulted Preferred Stock, voting separately as a class, to elect members of the Board of Directors as aforesaid shall continue until such time as all dividends accumulated on Defaulted Preferred Stock shall have been paid, or declared and funds set aside for payment in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above-mentioned.

         (b) Whenever such voting right shall have vested, such right may be exercised initially either, as provided in Section 10(a), at a special meeting of the holders of shares of Defaulted Preferred Stock called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such meetings or by the written consent of such holders pursuant to Section 78.320 of the General Corporation Law of the State of Nevada.

         (c) At any time when such voting right shall have vested in the holders of shares of Defaulted Preferred Stock entitled to vote thereon, and if such right shall not already have been initially exercised, an officer of the Corporation shall, upon the written request of holders of record of 10%, in the aggregate, of shares of such Defaulted Preferred Stock then outstanding, addressed to the Chief Financial Officer of the Corporation, call a special meeting of holders of shares of such Defaulted Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required by the General Corporation Law of the State of Nevada for, and in compliance with the federal securities laws with respect to, annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Chief Financial Officer of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Chief Financial Officer of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Chief Financial Officer of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the shares of Defaulted Preferred Stock then outstanding may designate in writing any person to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this paragraph. Any holder of shares of Defaulted Preferred Stock then outstanding that would be entitled to vote at such meeting shall have access to the stock record books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called or held during a period within 45 days immediately preceding the date fixed for the next annual meeting of stockholders.

         (d) Except as set forth below,  the directors  elected pursuant to this
Section 10 shall serve until the next annual meeting or until their respective successors shall be elected and shall qualify. Any director elected by the holders of Defaulted Preferred Stock may be removed by, and shall not be removed otherwise than by, the vote of the holders of a majority of the outstanding shares of the Defaulted Preferred Stock who were entitled to participate in such election of directors, voting as a separate class, at a meeting called for such purpose or by written consent as permitted by law and the Articles of Incorporation and By-laws of the Corporation. If the office of any director elected by the holders of Defaulted Preferred Stock, voting as a class, becomes vacant by reason of death, resignation, retirement, disqualification or removal from office or otherwise, the remaining director elected by the holders of Defaulted Preferred Stock, voting as a class, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred. Upon any termination of the right of the holders of Defaulted Preferred Stock to vote for directors as herein provided in this Section 10, the term of office of all directors then in office elected by the holders of Defaulted Preferred Stock, voting as a class, shall terminate immediately. Whenever the terms of office of the directors elected by the holders of Defaulted Preferred Stock, voting as a class, shall so terminate and the special voting powers vested in the holders of Defaulted Preferred Stock shall have expired, the number of directors shall be such number as may be provided for pursuant to the By-laws of the Corporation irrespective of any increase made pursuant to the provisions of this Section 10.

         (e) So long as any shares of the Series A Preferred Stock remain outstanding, the consent of the holders of at least two-thirds of the shares of Series A Preferred Stock outstanding at the time, given in person or by proxy either in writing (as permitted by law and the Articles of Incorporation and By-laws of the Corporation) or at any special or annual meeting, shall be necessary to permit, effect or validate any one or more of the following:

                  (i) the authorization, creation or issuance, or any increase in the authorized or issued amount of any class or series of stock, or any security convertible into stock of such class or series, ranking prior to the Series A Preferred Stock as to dividends or the distribution of assets upon liquidation, dissolution or winding up;

                  (ii) the amendment, alteration or repeal, whether by merger, consolidation or otherwise, of any of the provisions of the Articles of Incorporation (including this Certificate of Designations) or the Bylaws of the Corporation which would adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or of the holders thereof; provided, however, that any increase in the amount of authorized Preferred Stock or the creation and issuance of other series of Preferred Stock, or any increase in the amount of authorized shares of such series or of any other series of Preferred Stock, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to adversely affect such rights, preferences, privileges or voting powers; or

                  (iii) the authorization of any reclassification of the Series A Preferred Stock.

         The foregoing voting provisions shall not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or sufficient funds shall have been deposited in trust to effect such redemption, scheduled to be consummated within three months after such time.

         11. Exchange. (a) The Series A Preferred Stock shall be exchangeable, in whole but not in part, at the option of the Corporation on any dividend payment date beginning December 15, 1999, for the Corporation's 9% Convertible Subordinated Debentures due 2004 (the "Debentures") as described in the Corporation's Offering Memorandum dated October 7, 1997 and as subsequently amended (the "Offering Memorandum"). Holders of outstanding shares of Series A Preferred Stock will be entitled to receive $25.00 principal amount of Debentures in exchange for each share of Series A Preferred Stock held by them at the time of exchange; provided, however, that the Debentures will be issuable only in denominations of $1,000 and integral multiples thereof. If the exchange results in an amount of Debentures that is not an integral multiple of $1,000, the amount of excess of the closest integral multiple of $1,000 will be paid in cash by the Corporation.

         (b) The Corporation will mail to each record holder of the Series A Preferred Stock written notice of its intention to exchange the Series A Preferred Stock for the Debentures no less than 30 nor more than 60 days prior to the date of the exchange (the "Exchange Date"). The notice shall specify the effective date of the exchange and the place where certificates for shares of Series A Preferred Stock are to be surrendered for Debentures and shall state that dividends on Series A Preferred Stock will cease to accrue on the Exchange Date.

         Prior to giving notice of intention to exchange, the Corporation shall execute and deliver to a bank or trust company selected by the Corporation to act as trustee with respect to the Debentures (which may but need not be the institution named in the Offering Memorandum referred to above) an indenture substantially in the form on file with the Corporation, with such changes as may be required by law, New York Stock Exchange or other stock exchange rule, Nasdaq National Market rule or customary usage.

         (c) The Corporation will cause the Debentures to be authenticated on or before the Exchange Date. On the Exchange Date, assuming the Corporation's compliance with the provisions of this Section 11, any shares of Series A Preferred Stock that have not been surrendered for exchange shall cease to accrue dividends and, at the close of business on the Exchange Date, the holders of the Series A Preferred Stock shall cease to be stockholders with respect to the Series A Preferred Stock and shall have no interest in or other claims against the Corporation by virtue thereof and shall have no voting or other rights with respect to the Series A Preferred Stock, except the right to receive the Debentures issuable upon such exchange and the right to accumulated and unpaid dividends, without interest thereon, upon surrender (and endorsement, if required by the Corporation) of their certificates, and the shares evidenced thereby shall no longer be deemed outstanding for any purpose.

         (d) Notwithstanding the foregoing, if notice of exchange has been given pursuant to this Section 11 and any holder of shares of Series A Preferred Stock shall, prior to the close of business on the Exchange Date, give written notice to the Corporation pursuant to Section 7 above of the conversion of any or all of the shares held by the holder (accompanied by a certificate, or certificates for such shares, duly endorsed or assigned to the Corporation), then the exchange shall not become effective as to the shares to be converted and the conversion shall become effective as provided in Section 7 above.

         (e) The Debentures will be delivered to the persons entitled thereto upon surrender to the Corporation or its agent appointed for that purpose of the certificates for the shares of Series A Preferred Stock being exchanged therefor.

         (f) Notwithstanding the other provisions of this Section 11, if on the Exchange Date the Corporation has not paid full cumulative dividends on the Series A Preferred Stock (or set aside a sum therefor), the Corporation may not exchange the Series A Preferred Stock for the Debentures and any notice previously given pursuant to this Section 11 shall be of no effect.

         (g) The Corporation will endeavor to make eligible for trading the Debentures, prior to delivery, in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market. In addition, the Corporation will arrange for the qualification of the Debentures under applicable blue sky laws if necessary.

         12. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any shares of Series A Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

         13. Notice. Except as may otherwise be provided for herein, all notices referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon receipt, in the case of a notice of conversion given to the Corporation as contemplated in Section 7(b) hereof, or, in all other cases, upon the earlier of receipt of such notice or three Business Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: if to the Corporation, to its offices at 220 Edison Way, Reno, Nevada 89502, Attention:
Chief Financial Officer, or other agent of the Corporation designated as permitted by this Certificate of Designations, or, if to any holder of the Series A Preferred Stock, to such holder at the address of such holder of the Series A Preferred Stock as listed in the stock record books of the Corporation (which may include the records of any Transfer Agent for the Series A Preferred Stock); or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

           [The remainder of this page was intentionally left blank.]

Exhibit 4.


================================================================================




                                 RENO AIR, INC.,

                                    as Issuer

                                       and

                  --------------------------------------------,

                                   as Trustee
                       -----------------------------------

                                    INDENTURE

                              Dated as of [ ], [ ]

                       -----------------------------------

                     9% Convertible Subordinated Debentures
                              due December 15, 2004












================================================================================

                             CROSS-REFERENCE TABLE*



TIA Section                                                 Section of Indenture

310(a)(1) and (2).......................................    8.09
310(a)(3) and (4).......................................    Not applicable
310(b)..................................................    8.08 and 8.10(b)
310(c)..................................................    Not applicable
311(a) and (b)..........................................    8.13
311(c)..................................................    Not applicable
312(a)..................................................    6.01 and 6.02(a)
312(b) and (c)..........................................    6.02(b) and (c)
313(a)..................................................    6.04(a)
313(b)(1)...............................................    Not applicable
313(b)(2) and (c).......................................    6.04(b)
313(c)..................................................    6.04(a)
313(d)..................................................    6.04(c)
314(a)..................................................    6.03
314(a)(4)...............................................    5.07
314(b)..................................................    Not applicable
314(c)(1) and (2).......................................    15.05
314(c)(3)...............................................    Not applicable
314(d)..................................................    Not applicable
314(e)..................................................    15.05
314(f)..................................................    15.05
315(a), (c) and (d).....................................    8.01 and 8.02
315(b)..................................................    7.08
315(e)..................................................    7.09
316(a)(1)...............................................    7.01 and 7.07
316(a)(2)...............................................    Not applicable
316(a) last sentence....................................    9.04
316(b)..................................................    7.04
317(a)..................................................    7.02
317(b)..................................................    5.04(a)
318(a)..................................................    15.07




------------------

* This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS*



          PARTIES
          RECITALS

                  Purpose of Indenture

                  Form of Face of Debenture

                  Form of Reverse of Debenture

                  Form of Conversion Notice

                  Form of Assignment

ARTICLE 1.
          DEFINITIONS

          SECTION 1.01.  Definitions

ARTICLE 2.
          ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF
          DEBENTURES

          SECTION 2.01.  The Debentures

          SECTION 2.02.  Form of Debentures

          SECTION 2.03.  Date and Denomination of Debentures

          SECTION 2.04.  Execution and Authentication of Debentures

          SECTION 2.05.  Exchange and Registration of Transfer of Debentures

          SECTION 2.06.  Mutilated, Destroyed, Lost or Stolen Debentures

          SECTION 2.07.  Temporary Debentures

          SECTION 2.08.  Cancellation of Debentures Paid

          SECTION 2.09.  CUSIP Numbers

ARTICLE 3.
          REDEMPTION OF DEBENTURES

          SECTION 3.01.  Redemption Prices

          SECTION 3.02.  Notice of Redemption; Selection of Debentures

          SECTION 3.03.  Payment of Debentures Called for Redemption

          SECTION 3.04.  Redemption at Option of Holder

ARTICLE 4.
          SUBORDINATION OF DEBENTURES

          SECTION 4.01.  Agreement of Subordination

          SECTION 4.02.  Payments to Holders

          SECTION 4.03.  Subrogation of Debentures

          SECTION 4.04.  Authorization by Holders

          SECTION 4.05.  Notice to Trustee

          SECTION 4.06.  Trustee's Relation to Senior Indebtedness

          SECTION 4.07.  No Impairment of Subordination

ARTICLE 5.
          PARTICULAR COVENANTS OF THE COMPANY

          SECTION 5.01.  Payment of Principal, Premium and Interest

          SECTION 5.02.  Offices for Notices and Payments

          SECTION 5.03.  Appointments to Fill Vacancies in Trustee's Office

          SECTION 5.04.  Provisions as to Paying Agent

          SECTION 5.05.  Corporate Existence

          SECTION 5.06.  Notification of Events of Default

          SECTION 5.07.  Statement as to Compliance

          SECTION 5.08.  Auditor's Certificate

ARTICLE 6.
          HOLDERS' LISTS AND REPORTS BY THE COMPANY AND THE TRUSTEE

          SECTION 6.01.  Lists of Holders

          SECTION 6.02.  Preservation and Disclosure of Lists

          SECTION 6.03.  Reports by the Company

          SECTION 6.04.  Reports by the Trustee

ARTICLE 7.
          REMEDIES OF THE TRUSTEE AND THE HOLDERS IN AN EVENT OF DEFAULT

          SECTION 7.01.  Events of Default

          SECTION 7.02.  Payments of Debentures on Default; Suit Therefor

          SECTION 7.03.  Application of Funds Collected by Trustee

          SECTION 7.04.  Proceedings by Holders

          SECTION 7.05.  Proceedings by Trustee

          SECTION 7.06.  Remedies Cumulative and Continuing

          SECTION 7.07. Direction of Proceedings and Waiver of Defaults by Majority

          SECTION 7.08.  Notice of Defaults

          SECTION 7.09.  Undertaking to Pay Costs

ARTICLE 8.
          CONCERNING THE TRUSTEE

          SECTION 8.01.  Duties and Responsibilities of Trustee

          SECTION 8.02.  Reliance on Documents, Opinions

          SECTION 8.03.  Trustee's Disclaimer

          SECTION 8.04. Trustee, Paying Agents, Conversion Agents or Debenture Registrar May Own Debentures

          SECTION 8.05.  Funds to Be Held in Trust

          SECTION 8.06.  Compensation and Expenses of Trustee

          SECTION 8.07.  Officers' Certificate as Evidence

          SECTION 8.08.  Conflicting Interest of Trustee

          SECTION 8.09.  Eligibility of Trustee

          SECTION 8.10.  Resignation or Removal of Trustee

          SECTION 8.11.  Acceptance by Successor Trustee

          SECTION 8.12.  Succession by Merger, etc.

          SECTION 8.13.  Limitation on Rights of Trustee as a Creditor

ARTICLE 9.
          CONCERNING THE HOLDERS

          SECTION 9.01.  Action by Holder

          SECTION 9.02.  Proof of Execution by Holders

          SECTION 9.03.  Who Are Deemed Absolute Owners

          SECTION 9.04.  Company-Owned Debentures Disregarded

          SECTION 9.05.  Revocation of Consents; Future Holders Bound

ARTICLE 10.
          SUPPLEMENTAL INDENTURES

          SECTION 10.01.  Supplemental Indentures Without Consent of
                          Holders

          SECTION 10.02.  Supplemental Indentures with Consent of Holders

          SECTION 10.03. Compliance with Trust Indenture Act; Effect of Supplemental Indentures

          SECTION 10.04.  Notation on Debentures

          SECTION 10.05. Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee

ARTICLE 11.
          CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

          SECTION 11.01.  Company May Consolidate, etc. on Certain Terms

          SECTION 11.02.  Successor Corporation to Be Substituted

          SECTION 11.03.  Opinion of Counsel to Be Given to the Trustee

ARTICLE 12.
          SATISFACTION AND DISCHARGE OF INDENTURE

          SECTION 12.01.  Discharge of Indenture

          SECTION 12.02.  Deposited Funds to Be Held in Trust by Trustee

          SECTION 12.03.  Paying Agent to Repay Funds Held

          SECTION 12.04.  Return of Unclaimed Funds

ARTICLE 13.
          IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

          SECTION 13.01.  Indenture and Debentures Solely Corporate
                          Obligations

ARTICLE 14.
          CONVERSION OF DEBENTURES

          SECTION 14.01.  Right to Convert

          SECTION 14.02. Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends

          SECTION 14.03.  Cash Payments in Lieu of Fractional Shares

          SECTION 14.04.  Conversion Price

          SECTION 14.05.  Adjustment of Conversion Price

          SECTION 14.06.  Taxes on Shares Issued

          SECTION 14.07. Reservation of Shares; Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock

          SECTION 14.08.  Responsibility of Trustee

          SECTION 14.09.  Notice to Holders Prior to Certain Actions

          SECTION 14.10. Continuation of Conversion Privilege in Case of Reclassification,Reorganization, Change,
                          Merger, Consolidation or Sale of Assets

ARTICLE 15.
          MISCELLANEOUS PROVISIONS

          SECTION 15.01.  Provisions Binding on Company's Successors

          SECTION 15.02.  Official Acts by Successor Corporation

          SECTION 15.03.  Addresses for Notice, etc.

          SECTION 15.04.  Governing Law

          SECTION 15.05.  Evidence of Compliance with Conditions
                          Precedent; Certificates to Trustee

          SECTION 15.06.  Legal Holidays

          SECTION 15.07.  Trust Indenture Act to Control

          SECTION 15.08.  No Security Interest Created

          SECTION 15.09.  Benefits of Indenture

          SECTION 15.10.  Table of Contents, Headings, etc.

          SECTION 15.11.  Execution in Counterparts

          SECTION 15.12.  Severability Clause

         THIS INDENTURE dated as of [ ], [ ] between Reno Air, Inc., a Nevada corporation (the "Company"), as issuer, and [______________________________], a national banking association, as trustee (the "Trustee"),

                              W I T N E S S E T H :

         WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 9% Convertible Subordinated Debentures due December 15, 2004 (the "Debentures"), in exchange for all outstanding shares of the Company's Series A Cumulative Convertible Exchangeable Preferred Stock, $.001 par value per share (the "Preferred Stock"), and in an aggregate principal amount equal to the aggregate liquidation preference of all outstanding shares of Preferred Stock (the "Exchange Amount") as of the date of issuance of the Debentures (the "Exchange Date"), and the Company has duly authorized the execution and delivery of this Indenture to provide the terms and conditions upon which the Debentures are to be authenticated, issued and delivered; and

         WHEREAS, the Debentures, the certificate of authentication to be borne by the Debentures and forms of conversion notice and assignment are to be substantially in the following forms, respectively:


                           [FORM OF FACE OF DEBENTURE]

No.

                                 RENO AIR, INC.

                      9% Convertible Subordinated Debenture
                              due December 15, 2004

         RENO AIR, INC., a corporation duly organized and existing under the laws of the State of Nevada (the "Company", which term includes any successor corporation or corporations under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________, or registered assigns, the principal sum of ____________ Dollars on [______________] at the office or agency of the Company maintained for that purpose, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on June 15 and December 15 of each year (each an "Interest Payment Date") on the outstanding principal amount of this Debenture from the Exchange Date until final repayment of the outstanding principal amount at the rate of 9% per annum. Interest on the Debentures will accrue from the most recent Interest Payment Date or, if no interest has been paid, from the Exchange Date; provided that if there is no existing Default (as defined in the Indenture) in the payment of interest, and if this Debenture is authenticated between an Interest Record Date (defined below) and the next succeeding Interest Payment Date, interest will accrue from such next succeeding Interest Payment Date; provided, further, that if the Company shall default in the payment of interest due on such Interest Payment Date, then this Debenture shall bear interest from the immediately preceding Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for on the Debentures, from the Exchange Date. The interest so payable on any Interest Payment Date will be paid to the person in whose name this Debenture (or one or more Predecessor Debentures (as defined in the Indenture)) is registered at the close of business on the record date, which shall be the June 1 or the December 1 (each an "Interest Record Date"), whether or not a business day, immediately preceding such Interest Payment Date; provided, however, that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. Interest may, at the option of the Company, be paid by check mailed to the registered address of such person. Interest will be computed on the basis of a 360-day year of twelve 30 day months.

         Reference is made to the further provisions of this Debenture set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of, premium, if any, and interest on the Debentures to the prior payment in full of all Senior Indebtedness (as defined in the Indenture) and provisions giving the Holder (as defined in the Indenture) hereof the right to convert this Debenture into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

         This Debenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with and governed by the laws of said State, without regard to principles of conflicts of laws thereof.

         This Debenture shall not be valid or become obligatory for any purpose unless and until the certificate of authentication hereon shall have been manually signed by the Trustee under the Indenture.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                   RENO AIR, INC.



Dated:________________________     By: _______________________________________
                                       Title:



                                   By: ________________________________________
                                       Title:


                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Debentures described in the within-mentioned Indenture.


                                   [__________________________], as Trustee



                                   By: _______________________________________
                                       Authorized Signatory


                         [FORM OF REVERSE OF DEBENTURE]

                                 RENO AIR, INC.

                      9% Convertible Subordinated Debenture
                              due December 15, 2004

         This Debenture is one of a duly authorized issue of Debentures of the Company, designated as its 9% Convertible Subordinated Debentures due December 15, 2004 (the "Debentures"), limited to the aggregate principal amount of $[ ], all issued or to be issued under and pursuant to an Indenture dated as of [ ], [ ] (the "Indenture"), between the Company and [ ], as Trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. Capitalized terms used herein but not otherwise defined have the meanings provided in the Indenture. Each Holder, whether upon original issue or upon transfer or assignment hereof, accepts and agrees to be bound by the provisions in the Indenture.

         In case an Event of Default shall have occurred and be continuing, the principal of, premium, if any, and all unpaid and accrued interest on all Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture, provided, that in the event of such declaration the holders of all Senior Indebtedness will be first entitled to receive payment in full of all amounts due or to become due thereon before the Holders of Debentures will be entitled to receive any payment upon principal of or premium, if any, or interest on, the Debentures.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture, the Debentures or of any supplemental indenture or modifying in any manner the rights of the Holders; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debenture, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or any premium thereon, or make the principal thereof or any premium or interest thereon payable in any coin or currency other than that hereinbefore provided, or impair the rights of any Holder to institute suit for the payment thereof, or impair the right to convert the Debentures into stock, securities or other property or assets (including cash) subject to the terms set forth in the Indenture, or change the subordination provisions in a way that adversely affects a Holder, without the consent of each Holder so affected or (ii) reduce the aforesaid percentage of Debentures the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of all Debentures then outstanding. It is also provided in the Indenture that the Holders of a majority in aggregate principal amount of the Debentures at the time outstanding may on behalf of the Holders of all of the Debentures waive any past Default or Event of Default under the Indenture and its consequences except a Default in the payment of interest or any premium on or the principal of any of the Debentures or a failure by the Company to convert any Debentures into Common Stock of the Company when required to do so by the terms of the Indenture. Any such consent or waiver by the Holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Debenture and any Debentures which may be issued in exchange or substitution herefor, irrespective of whether any notation thereof is made upon this Debenture or such other Debentures.

         The indebtedness evidenced by the Debentures is, to the extent and in the manner provided in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of the Indenture or thereafter incurred, and this Debenture is issued subject to the provisions of the Indenture with respect to such subordination. Each Holder of this Debenture, by accepting the same, agrees, expressly for the benefit of the present and future holders of Senior Indebtedness, to and shall be bound by such provisions and authorizes the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney in fact, for such purpose.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligations of the Company, which are absolute and unconditional, to pay the principal of, premium, if any, and interest on this Debenture at the place, at the respective times, at the rate and in the coin and currency herein prescribed.

         The Debentures are issuable in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. At the office or agency of the Company, and in the manner and subject to the limitations provided in the Indenture, but without payment of any service charge except as described therein, Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations.

         The Debentures may be redeemed at the option of the Company at any time or from time to time on or after December 20, 2000, in whole or in part, upon mailing a notice of such redemption not less than 30 nor more than 60 days prior to the date fixed for redemption to the Holders to be redeemed at their last registered addresses, all as provided in the Indenture, at the following optional redemption prices (expressed as percentages of the principal amount) together in each case with accrued and unpaid interest, if any, to the date fixed for redemption:

         If redeemed during the period from December 20, 2000 through December 14, 2001, 104.500%, and if redeemed during the twelve-month period beginning December 15,

           2001...............................    103.000%
           2002...............................    101.500%
           2003 and thereafter................    100.000%

         Each Holder shall have the option to require the Company to redeem all, but not less than all, of the Debentures owned by such Holder at a redemption price, payable in cash or marketable stock, at the option of the Company, equal in value to 100% of the principal amount of such Debenture plus accrued and unpaid interest on such Debenture to the date fixed for redemption upon the occurrence of either of the following events: (i) at such time as there occurs any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sales or transfers of all or substantially all of the assets of the Company to another Person (other than a merger (A) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock or
(B) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of Common Stock) or (ii) at such time as any Person (including any syndicate or group deemed to be a "person" under
Section 13(d)(3) of the Exchange Act, other than the Company, any subsidiary of the Company or any employee benefit plan of the Company), is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the election of the directors (an "Ownership Change"); provided, however, that an Ownership Change shall not be deemed to have occurred if (A) at least 80% of the consideration (excluding cash payments for fractional shares) to be paid for the Common Stock in the transaction or transactions consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market and, as a result of such transaction or transactions such Preferred Stock becomes convertible solely into such common stock and other consideration and (B) immediately after giving effect to such transaction or transactions on a pro forma basis, the Company (or any Person that becomes the successor to the Company) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction or transactions. For the purposes of the definition of "Ownership Change" only, "beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act as in effect on the date of the Indenture relating to the Company's 9% Senior Convertible Notes due 2002.

         Subject to the provisions of the Indenture, the Holder hereof has the right, at the Holder's option, at any time prior to the close of business on the business day immediately preceding December 15, 2004, or, as to all or any portion hereof called for redemption, the close of business on the date fixed for redemption (unless the Company shall default in payment due upon redemption thereof), to convert the principal hereof or any portion of such principal which is $1,000 or an integral multiple thereof, into that number of fully paid and nonassessable shares of the Company's Common Stock, as said shares shall be constituted at the date of conversion, obtained by dividing the principal amount of this Debenture or portion thereof to be converted by the conversion price of $8.625, as such conversion price may be adjusted from time to time as provided in the Indenture, upon surrender of this Debenture, together with a conversion notice as provided in the Indenture, to the Company at the office or agency of the Company maintained for that purpose, and, unless the shares issuable upon conversion are to be issued in the same name as the Holder of this Debenture, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder or by his duly authorized attorney in fact. No adjustments in respect of interest or dividends will be made upon any conversion.

         If this Debenture shall be surrendered for conversion during the period from the close of business on any Interest Record Date to the close of business on the following Interest Payment Date, the Holder hereof will be entitled to receive the interest payable on the Debentures on the corresponding Interest Payment Date notwithstanding the conversion of this Debenture after the close of business on such Interest Record Date and prior to the close of business on such Interest Payment Date or, subject to certain provisions applicable to defaulted interest contained in the Indenture, the Company's Default in payment of the interest due on such Interest Payment Date. However, if this Debenture is surrendered for conversion during the period between the close of business on any Interest Record Date and the close of business on the corresponding Interest Payment Date (except Debentures called for redemption on a redemption date during such period) this Debenture must be accompanied by payment of an amount equal to the interest payable on that Interest Payment Date on the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a Default in the payment of interest on the Debentures. The interest payment with respect to this Debenture, if called for redemption on a redemption date during the period from the close of business on an Interest Record Date to the close of business on the corresponding Interest Payment Date, will be payable on that Interest Payment Date to the Holder at the close of business on such Interest Record Date notwithstanding the conversion of this Debenture after the close of business on such Interest Record Date and prior to the close of business on such Interest Payment Date, and the Holder converting this Debenture need not make payment in the amount of such interest upon surrender of this Debenture for conversion.

         No fractional shares will be issued upon any conversion, but an adjustment in cash will be made, as provided in the Indenture, in respect of any fraction of a share which would otherwise be issuable upon the surrender of this Debenture for conversion.

         Upon due presentment for registration of transfer or exchange of this Debenture at the office or agency of the Company, a new Debenture or Debentures of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith. The Company shall not be required to exchange or register a transfer of (a) any Debentures for a period of 15 days immediately preceding any selection of Debentures to be redeemed, (b) any Debentures or portions thereof selected or called for redemption or (c) any Debentures or portions thereof surrendered for conversion, except, in the case of any Debenture where notice has been given that such Debenture is to be redeemed, the portion thereof not so redeemed.

         The Company, the Trustee, any paying agent, any conversion agent and any Debenture registrar may deem and treat the Holder hereof as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Debenture registrar), for the purpose of receiving payment hereof, the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any conversion agent nor any Debenture registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such Holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for money payable on this Debenture.

         No recourse for the payment of the principal of or any premium or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company (other than as provided in the Indenture) of any successor corporation, of the Trustee or any successor corporation, or any successor to the Trustee whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                           Reno Air, Inc.
                           220 Edison Way
                           Reno, Nevada  89502
                           Attn:    Secretary


                           [FORM OF CONVERSION NOTICE]

To:      Reno Air, Inc.

         The undersigned Holder of this Debenture hereby irrevocably exercises the option to convert this Debenture, or portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of common stock, par value $.01 per share (the "Common Stock"), of Reno Air, Inc., in accordance with the terms of the Indenture referred to in this Debenture, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares and any Debentures representing any unconverted principal amount hereof, be issued and delivered to the Holder unless a different name has been indicated below. If shares are to be issued in the name of a Person other than the Holder, the Holder will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the Registered Holder on account of interest accompanies this Debenture.

Dated:

                                              Signature(s)


         Fill in for registration of shares if to be delivered, and Debentures if to be issued, other than to and in the name of the Holder:


-------------------------------
     Social Security or Other
Taxpayer Identification Number


-----------------------------------
           (Name)

------------------------------------
           (Street Address)

------------------------------------
           (City, State and Zip Code)
           (Please print name and address)
                            Principal amount to be converted (if less than all):

                              [FORM OF ASSIGNMENT]

For value received __________________ hereby sell(s), assign(s) and transfer(s) unto----------------------------------------------------------------------------
(Please insert name, address and taxpayer identification or other identifying number of assignee) the within Debenture and hereby irrevocably constitutes and appoints ______________________ attorney in fact to transfer the said Debenture on the books of the Company, with full power of substitution in the premises.


Dated:_______________________________           ________________________________
                                                         Signature(s)
Signature(s) must be guaranteed by an
eligible guarantor institution which is a participant in a Securities Transfer
Association recognized program.


----------------------------------------
         Signature Guarantee


         AND WHEREAS, all acts and things necessary to constitute this Indenture a valid agreement according to its terms have been done and performed, and the execution of this Indenture has in all respects been duly authorized;

         NOW, THEREFORE, THIS INDENTURE WITNESSETH:

         That in order to declare the terms and conditions upon which the Debentures are, and are to be, authenticated, issued and delivered, and in consideration of the premises, of the purchase and acceptance of the Debentures by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Debentures, as follows:
                                   ARTICLE 1.

                                   DEFINITIONS

         SECTION 1.01. Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture which are defined in the other Articles of this Indenture, the Trust Indenture Act of 1939, as amended, or which are by reference therein defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in this Indenture, said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture as originally executed. The words "herein", "hereof" and "hereunder" and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. References to any Article, Section or other subdivision in this Indenture, unless otherwise described, are references to an Article, Section or other subdivision of this Indenture. The terms defined in this Indenture include the plural as well as the singular. All accounting terms not otherwise defined in this Indenture shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect as of the date of execution of this Indenture.

         Board of Directors: The term "Board of Directors" shall mean the Board of Directors of the Company or any committee duly authorized by such Board of Directors to perform any of its responsibilities with respect to the Debentures.

         Business Day: The term "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in The City of New York or the city in which the Principal Office of the Trustee is located are authorized or obligated by law or executive order to close.

         Capital Stock: The term "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's capital stock, whether now outstanding or issued after August 15, 1995, including, without limitation, all common stock and preferred stock.

         Certificate of Designations: The term "Certificate of Designations" shall mean the Certificate of Designations of Preferred Stock of the Company filed with the State of Nevada on October 7, 1997.

         Closing Price: The term "Closing Price" shall have the meaning specified in Section 14.05(b).

         Commission:  The term "Commission" shall have the meaning specified in
Section 3.04(a).

         Common Stock: The term "Common Stock" shall mean the common stock, par value $.01 per share, of the Company as the same exists at the date of this Indenture as originally executed or as such stock may be constituted from time to time.

         Company: The term "Company" shall mean the Person identified as such in the recitals hereto, until any successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

         Consolidated Net Worth: The term "Consolidated Net Worth" shall mean, with respect to any Person at any date of determination, shareholders' equity as set forth on the most recently available consolidated balance sheet of such Person and its consolidated Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable, at the option of the holder, for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of Capital Stock of such Person or any Subsidiary of such Person, each item to be determined in accordance with GAAP.

         conversion price: The term "conversion price" shall have the meaning specified in Section 14.04.

         Corporate Change: The term "Corporate Change" shall have the meaning specified in Section 3.04(a).

         Debenture or Debentures: The term "Debenture" or "Debentures" shall mean any Debenture or Debentures, as the case may be, authenticated and delivered under this Indenture.

         Default: The term "Default" means any event, act or condition that is, or after notice or the passage of time, or both, would be, an Event of Default.

         Defaulted Interest: The term "Defaulted Interest" shall have the meaning specified in Section 2.01(b).

         Disqualified Stock: The term "Disqualified Stock" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in each case, at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the Stated Maturity unless such redemption obligations can be satisfied with Capital Stock that is not Disqualified Stock.

         Event of Default: The term "Event of Default" shall mean any event specified in Section 7.01, continued for the period of time, if any, and after the giving of the notice, if any, therein designated.

         Exchange Act:  The Securities Exchange Act of 1934, as amended.

         Exchange Amount: The term "Exchange Amount" shall have the meaning specified in the recitals hereto.

         Exchange Date: The term "Exchange Date" shall have the meaning specified in the recitals hereto.

         GAAP: The term "GAAP" shall mean the generally accepted accounting principles in the United States of America as in effect as of the date of the Indenture and as such principles may be amended from time to time, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the account profession.

         Holder: The term "Holder" shall mean any Person in whose name at the time a particular Debenture is registered on the books of the Company kept for that purpose in accordance with the terms hereof.

         Indebtedness: The term "Indebtedness" shall mean, with respect to any Person at any date of determination (without duplication), (i) all indebtedness of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto), (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except trade payables, (v) all obligations of such Person as lessee under capitalized leases, (vi) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of other Persons guaranteed by such Person, and (viii) to the extent not otherwise included in this definition, obligations under currency agreements, interest rate agreements and commodity agreements. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligation at such date.

         Indenture: The term "Indenture" shall mean this instrument as originally executed or, if amended or upplemented as herein provided, as so amended or supplemented.

         Interest Payment Date: The term "Interest Payment Date" shall have the meaning specified in the Debentures.

         Interest Record Date: The term "Interest Record Date" shall have the meaning specified in the Debentures.

         Lien: The term "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, or any agreement to give any security interest).

         Market Value: The term "Market Value" shall have the meaning specified in Section 14.05(b).

         Marketable Stock: The term "Marketable Stock" shall mean Common Stock or common stock of any corporation that is the successor to all or substantially all of the business or assets of the Company as a result of a Corporate Change or Ownership Change that is (or will, upon distribution thereof, be) listed on the New York Stock Exchange or the American Stock Exchange, or approved for quotation on the Nasdaq National Market.

         Nasdaq National Market: The term "Nasdaq National Market" shall mean the National Market System of the National Association of Securities Dealers, Inc. Automatic Quotation System.

         Officer: The term "Officer" means the chairman, the chief executive officer, the president, the chief financial officer, the chief operating officer, the chief accounting officer, the treasurer, any assistant treasurer, the controller, the secretary, any assistant secretary or any vice president of a Person.

         Officers' Certificate: The term "Officers' Certificate", when used with respect to any Person, shall mean a certificate signed by two Officers, one of whom must be the Person's chief executive officer, chief operating officer, chief financial officer or chief accounting officer.

         Opinion of Counsel: The term "Opinion of Counsel" shall mean an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, and who shall be acceptable to the Trustee. Each such opinion shall include the statements provided for in Section 15.05 if and to the extent required by the provisions of such Section.

         outstanding: The term "outstanding", when used with reference to Debentures, shall, subject to the provisions of Section 9.04, mean, as of any particular time, all Debentures authenticated and delivered by the Trustee under this Indenture, except

                  (a) Debentures theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                  (b) Debentures, or portions thereof, for the payment or redemption of which money in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own paying agent); provided, however, that if such Debentures are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as provided in Article 3 or provision satisfactory to the Trustee shall have been made for giving such notice;

                  (c) Debentures in lieu of or in substitution for which other Debentures shall have been authenticated and delivered pursuant to the terms of Section 2.06, unless proof satisfactory to the Trustee is presented that any such Debentures are held by bona fide Holders in due course; and

                  (d) Debentures converted into Common Stock pursuant to Article 14 and Debentures not deemed outstanding pursuant to Section 3.02.

         Ownership Change: The term "Ownership Change" shall have the meaning specified in Section 3.04(a).

          Person: The term "Person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         Predecessor Debenture: The term "Predecessor Debenture" shall mean with respect to any particular Debenture every previous Debenture evidencing all or a portion of the same debt as that evidenced by such particular Debenture; and, for the purposes of this definition, any Debenture authenticated and delivered under Section 2.06 in lieu of a lost, destroyed or stolen Debenture shall be deemed to evidence the same debt as the lost, destroyed or stolen Debenture.

         Preferred Stock: The term "Preferred Stock" shall have the meaning specified in the recitals hereto.

         Principal Office of the Trustee: The term "Principal Office of the Trustee", or other similar term, shall mean the principal office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office is, at the date as of which this Indenture is dated,
located at                                  , Attn:  Corporate Trust Division.

         Responsible Officer: The term "Responsible Officer", when used with respect to the Trustee, shall mean any officer or assistant officer in the corporate trust department of the Trustee assigned by the Trustee to administer its corporate trust matters.

         Senior Indebtedness: The term "Senior Indebtedness" shall mean the principal of, premium, if any, and interest on (including, without limitation, any interest accruing subsequent to the filing of a petition or other action concerning bankruptcy or other similar proceedings, penalties, reimbursements or indemnification amounts, fees, expenses or other amounts relating to any indemnification) on any of the following and any other payment due pursuant to any agreement or instrument creating or evidencing any of the following, whether outstanding at the date hereof or hereafter created, incurred or assumed:

                  (a)      the Senior Notes;

                  (b) indebtedness of the Company for money borrowed or in respect of letters of credit issued for its own account, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed;

                  (c) guarantees by the Company of indebtedness for money borrowed by, payment or performance obligations due from, or reimbursement obligations under letters of credit of, any Person, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed;

                  (d) purchase money indebtedness evidenced by notes, lease-purchase agreements, purchase contracts or agreements or similar instruments for the payment of which the Company is responsible or liable, by guarantees or otherwise, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed;

                  (e) obligations of the Company under any agreement to lease, or any lease of, any real or personal property which are required to be capitalized in accordance with GAAP which by the terms thereof are expressly designated as Senior Indebtedness, whether outstanding on the date of execution of this Indenture or thereafter created, incurred or assumed; and

                  (f) modifications, renewals, extensions and refundings of any such indebtedness, guarantees or obligations;

unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, guarantees or obligations, or such modifications, renewals, extensions or refundings thereof, or the obligations of the Company pursuant to such a guarantee, are either (i) not superior in right of payment to the Debentures or (ii) subordinate in right of payment to all other indebtedness of the Company.

         Senior Notes:  The Company's 9% Senior Convertible Notes due 2002.

         Senior Note Indenture: The term "Senior Note Indenture" means the Indenture dated as of August 15, 1995 by and between the Company and Shawmut Bank Connecticut, National Association, as Trustee.

         Stated Maturity: The term "Stated Maturity" shall mean, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

         Subsidiary: The term "Subsidiary" shall mean, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof.

         Trading Date: The term "Trading Date" shall have the meaning specified in Section 14.05(b).

         Trust Indenture Act: The term "Trust Indenture Act" shall mean the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture, except as provided in Section 10.03.

         Trustee: The term "Trustee" shall mean the Person identified as such in the recitals hereto, and, subject to the provisions of Article 8, shall also include its successors and assigns as Trustee hereunder.
                                   ARTICLE 2.

                   issue, description, execution, registration
                           AND EXCHANGE OF DEBENTURES

         SECTION 2.01. The Debentures. (a) The Debentures, substantially in the form contained in the recitals hereto, shall be designated as "9% Convertible Subordinated Debentures due 2004". Debentures equal to the Exchange Amount, upon the execution of this Indenture and satisfaction of the conditions for exchange of Preferred Stock for Debentures contained in the Certificate of Designations, may be executed by the Company and delivered to the Trustee for authentication.

         (b) The Person in whose name any Debenture (or its Predecessor Debenture) is registered at the close of business on any Interest Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date (subject to the provisions of Article 3 or Article 14 in the case of any Debenture or Debentures, or portion thereof, called for redemption or surrendered for conversion, respectively, on a date subsequent to the Interest Record Date and prior to such Interest Payment
Date) notwithstanding the cancellation of such Debenture upon any conversion, registration of transfer or exchange subsequent to the Interest Record Date and prior to such Interest Payment Date or, subject to the provisions applicable to Defaulted Interest specified in the next sentence, the Company's Default in payment of the interest due on such Interest Payment Date. Any interest on any Debenture which is payable, but is not punctually paid or duly provided for, on any said Interest Payment Date ("Defaulted Interest") shall forthwith cease to be payable to the Holder by virtue of his having been such Holder on the relevant Interest Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                  (1) The  Company  may elect to make  payment of any  Defaulted
         Interest to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are registered at the close of business on a special record date (to be so designated by the Company as hereinafter provided, the "Special Record Date") for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Debenture and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. The Company shall designate a Special Record Date acceptable to the Trustee for the payment of such Defaulted Interest which shall be not more than 15 days and not less than ten days prior to the date of the proposed payment and not less than 15 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall, in the name and at the expense of the Company, cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Debenture register, not less than ten days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Debentures (or their respective Predecessor Debentures) are recorded at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                  (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed or system of automated dissemination of quotations of securities price in which the Debentures may be traded, and upon such notice as may be required by such exchange or system if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee and the Trustee shall have so notified the Company.

Interest shall accrue on Defaulted Interest, to the extent permitted by law, at the rate per annum applicable to outstanding principal and shall be payable in a like manner to and concurrently with the Company's payment of Defaulted Interest.

         (c) Prior to issuance of the Debentures, or as soon as practicable thereafter, the Company shall endeavor to have the Debentures approved for listing on the New York Stock Exchange, or listed upon any other national securities exchange upon which the Common Stock is listed.

         SECTION 2.02. Form of Debentures. (a) The Debentures and the Trustee's certificate of authentication to be borne by the Debentures shall be substantially in the form set forth in the recitals to this Indenture. Any of the Debentures may have imprinted thereon such legends or endorsements as the Company Officers executing them may approve (execution of the Debentures to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or system of automated dissemination of quotations of securities prices on which the Debentures may be listed or traded, or to conform to usage.

         (b) The terms and provisions contained in the Debentures will constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         SECTION 2.03. Date and Denomination of Debentures. The Debentures shall be issuable in registered form without coupons in denominations of $1,000 and any integral multiple of $1,000. Each Debenture shall be dated the date of its authentication and shall bear interest at a rate of [ ]% per annum, payable semiannually as provided in the form of Debenture hereinabove recited.

         SECTION 2.04. Execution and Authentication of Debentures. The Debentures shall be signed in the name and on behalf of the Company by the manual or facsimile signature of two of its Officers. The Company's seal will be reproduced on the Debentures and may be in facsimile form. Only such Debentures as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, manually executed by the Trustee, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Debenture executed by the Company shall be conclusive evidence that the Debenture so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

         The Company shall notify the Trustee of its intention to exchange all outstanding shares of Preferred Stock for Debentures not less than 45 days prior to the Exchange Date. On or prior to the Exchange Date, the Trustee shall authenticate Debentures for original issue in the aggregate principal amount equal to the Exchange Amount upon receipt of an exchange order. Such exchange order shall direct the Trustee to authenticate Debentures in an aggregate principal amount equal to the Exchange Amount and shall contain an Officers' Certificate certifying that: (a) no arrearage exists in the payment of dividends on the Preferred Stock; (b) after giving effect to the exchange there shall be no Default or Event of Default; (c) the Company's ability to exchange the Preferred Stock for Debentures and the effecting of such exchange will not violate the terms of the Senior Note Indenture or any of the terms of documents governing the Company's other Indebtedness; and (d) all conditions for the exchange required to be satisfied under the Certificate of Designations have been satisfied. The Company shall mail notice of such exchange, first class prepaid, not less than 30 and not more than 60 days prior to the Exchange Date, to the Holders on the record date for such exchange.

         In case any Officer who shall have signed any of the Debentures shall cease to be such Officer before the Debentures so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Debentures nevertheless may be authenticated and delivered or disposed of as though the person who signed such Debentures had not ceased to be such Officer; and any Debenture may be signed by such person as, at the actual date of the execution of such Debenture, shall be an Officer, although at the date of the execution of this Indenture any such person was not an Officer.

         SECTION 2.05. Exchange and Registration of Transfer of Debentures. Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations. Debentures may be presented for registration of transfer and exchange at the office or agency to be maintained by the Company as set forth in Section 5.02, and the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor the Debenture or Debentures which the Holder making the exchange shall be entitled to receive, bearing registration numbers not contemporaneously outstanding.

         The Company shall cause to be kept at said office of the Company or agency maintained as set forth in Section 5.02, a register in which, subject to such reasonable regulations as it may prescribe, Debentures shall be registered and the transfer of Debentures shall be registered as provided in this Article
2. Such register shall be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times such register shall be open for inspection by the Trustee. Upon due presentment for registration of transfer of any Debenture at any such office or agency maintained by the Company, the Company shall execute and register and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Debenture or Debentures for an equal aggregate principal amount.

         All Debentures presented for registration of transfer or for exchange, redemption, conversion or payment shall (if so required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder or his attorney in fact duly authorized in writing.

         No service charge shall be made for any exchange or registration of transfer of Debentures, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Company shall not be required to exchange or register a transfer of
(a) any Debentures for a period of 15 days immediately preceding any selection of Debentures to be redeemed, (b) any Debentures or portions thereof selected or called for redemption or (c) any Debentures or portions of any Debenture surrendered for conversion, except, in the case of any Debenture where notice has been given that such Debenture is to be redeemed or converted in part, the portion thereof not to be so redeemed or converted.

         All Debentures issued upon any registration of transfer or exchange of Debentures shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debentures surrendered upon such exchange or registration of transfer.

         SECTION 2.06. Mutilated, Destroyed, Lost or Stolen Debentures. In case any temporary or definitive Debenture shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its request the Trustee shall authenticate and deliver, a new Debenture of like tenor and principal amount, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Debenture, or in lieu of and in substitution for the Debenture so destroyed, lost or stolen. In each case, the applicant for a substituted Debenture shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless, and, in case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or theft of such Debenture and of the ownership thereof.

         Upon the issuance of any substituted Debenture, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses connected therewith. In case any Debenture which has matured or is about to mature or has been called for redemption or is about to be converted into Common Stock shall become mutilated or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Debenture, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Debenture) if the applicant for such payment or conversion shall furnish to the Company and to the Trustee such security or indemnity as may be required by them to save each of them harmless and, in case of destruction, loss or theft, evidence satisfactory to the Company and the Trustee of the destruction, loss or theft of such Debenture and of the ownership thereof.

         Each  substituted  Debenture  issued pursuant to the provisions of this
Section 2.06 by virtue of the fact that any Debenture is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debenture shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Debentures duly issued hereunder. To the extent permitted by law, all Debentures shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or conversion of mutilated, destroyed, lost or stolen Debentures and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment or conversion of negotiable instruments or other securities without their surrender.

         SECTION 2.07. Temporary Debentures. Pending the preparation of definitive Debentures, the Company may execute and the Trustee, upon receipt of written instructions from the Company, shall authenticate and deliver temporary Debentures (printed or lithographed). Temporary Debentures shall be issuable in any authorized denomination, and substantially in the form of the definitive Debentures but with such omissions, insertions and variations as may be appropriate for temporary Debentures, all as may be determined by the Company. Each such temporary Debenture shall be executed by the Company and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Debentures. Without unreasonable delay, the Company will execute and deliver to the Trustee definitive Debentures, and thereupon any or all temporary Debentures may be surrendered in exchange therefor at the office or agency of the Company to be maintained pursuant to Section 5.02, and the Trustee shall authenticate and deliver in exchange for such temporary Debentures an equal aggregate principal amount of definitive Debentures. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures authenticated and delivered hereunder.

         SECTION 2.08. Cancellation of Debentures Paid. All Debentures surrendered for the purpose of payment, redemption, conversion, exchange or registration of transfer shall, if surrendered to the Company or any paying agent or any Debenture registrar or any conversion agent, be delivered to the Trustee and promptly cancelled by it, or, if surrendered to the Trustee, shall be promptly cancelled by it, and no Debentures shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy all cancelled securities and deliver a certificate of such destruction to the Company. If the Company shall acquire any of the Debentures, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Debentures unless and until the same are delivered to the Trustee for cancellation.

         SECTION 2.09. CUSIP Numbers. The Company in issuing the Debentures may use "CUSIP" numbers (if then generally in use), and the Trustee shall use CUSIP numbers in notices of redemption or exchange as a convenience to the Holders; provided, however, that any such notice shall state that no representation is made as to the correctness of accuracy of the CUSIP numbers either as printed on the Debentures or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Debentures, and any such redemption or exchange shall not be affected by any defect in or omission of such numbers. The Company shall properly notify the Trustee of any change in the CUSIP numbers.
                                   ARTICLE 3.

                            REDEMPTION OF DEBENTURES

         SECTION 3.01. Redemption Prices. The Company may, at its option, redeem at any time or from time to time, in whole or in part, the Debentures, upon notice as set forth in Section 3.02, at the time or times and at the optional redemption prices set forth in the form of Debenture hereinabove recited, together with accrued and unpaid interest, if any, to the date fixed for redemption.

         SECTION 3.02. Notice of Redemption; Selection of Debentures. In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Debentures pursuant to Section 3.01, it shall fix a date for redemption and, at its written request, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption at least 30 and not more than 60 days prior to the date fixed for redemption to each Holder of Debentures so to be redeemed as a whole or in part at each such Holder's last address as the same appears on the registry books of the Company. Such mailing shall be by first-class mail. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Debenture designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Debenture. In the event that the Company requests that the Trustee mail or cause to be mailed such notice of redemption, the Company shall make such request not less than 45 days prior to the date fixed for redemption.

         Each such notice of redemption shall specify the principal amount of each Debenture to be redeemed, the date fixed for redemption, the redemption price at which Debentures are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Debentures, that such redemption is at the option of the Company, that interest accrued to the date fixed for redemption will be paid as specified in said notice, and that on and after the date fixed for redemption interest thereon or on the portions thereof to be redeemed will cease to accrue. Such notice shall also state the current conversion price and the date on which the right to convert such Debentures or portions thereof into Common Stock will expire. If fewer than all the Debentures are to be redeemed, the notice of redemption shall identify the Debentures to be redeemed. In case any Debenture is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Debenture, a new Debenture or Debentures in principal amount equal to the unredeemed portion thereof will be issued.

         Prior to 9:00 A.M. local time on the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in
Section 5.04), in immediately available funds, an amount of money sufficient to redeem on the redemption date all the Debentures so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the appropriate redemption price, together with accrued and unpaid interest, if any, to the date fixed for redemption. If any Debenture called for redemption is converted pursuant hereto, any money deposited with the Trustee or any paying agent or so segregated and held in trust for the redemption of such Debenture shall be paid to the Company upon its request, or, if then held by the Company shall be discharged from such trust. If fewer than all the Debentures are to be redeemed, the Company will give the Trustee written notice not fewer than 45 days prior to the redemption date as to the aggregate principal amount of Debentures to be redeemed.

         If fewer than all the Debentures are to be redeemed, the Trustee shall select the Debentures (or portions of Debentures, in integral multiples of $1,000) to be redeemed, by lot or in such other manner as it shall deem fair and reasonable (and in a manner which complies with the requirements then applicable to the Company of any stock exchange or system of automated dissemination of quotations of securities prices rules or of laws). If any Debentures selected for partial redemption is converted in part pursuant to this Indenture after such selection, the converted portion of such Debenture shall be deemed (so far as may be) to be the portion so selected for redemption. The Debentures (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Debenture is converted as a whole or in part before the mailing of the notice of redemption.

         The Trustee shall promptly notify the Company in writing of the Debentures selected for redemption and in the case of any Debenture selected for partial redemption, the principal amount thereof being redeemed.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debentures shall relate, in the case of any Debentures redeemed or to be redeemed only in part, to the portion of the principal of such Debenture which has been or is to be redeemed.

         SECTION 3.03. Payment of Debentures Called for Redemption. If notice of redemption has been given as provided above, the Debentures or portions of Debentures with respect to which such notice has been given shall, unless first converted into Common Stock pursuant to the terms hereof, become due and payable on the date and at the place or places stated in such notice at the applicable redemption price, together with interest accrued and unpaid, if any, to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Debentures at the redemption price, together with interest accrued and unpaid, if any, to said date) interest on the Debentures or portions of the Debentures so called for redemption shall cease to accrue and such Debentures shall cease from and after the date fixed for redemption to be convertible into Common Stock and, except as provided in Sections 8.05 and 12.04, to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Debentures except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Debentures at a place of payment specified in the redemption notice, the said Debentures or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price together with interest accrued and unpaid, if any, thereon to the date fixed for redemption; provided, however, that any semiannual payment of interest becoming due on the date fixed for redemption shall be payable to the Holders of such Debentures registered as such on the relevant Interest Record Date subject to the terms and provisions of Section 2.01. Subject to the provisions applicable to Defaulted Interest, the interest payment with respect to a Debenture called for redemption on a date fixed for redemption during the period from the close of business on an Interest Record Date to the close of business on the corresponding Interest Payment Date shall be payable on such Interest Payment Date to such Holder at the close of business on such Interest Record Date notwithstanding the conversion of such Debenture pursuant to Article 14 after such Interest Record Date and prior to the close of business on such Interest Payment Date, and the Holder converting such Debenture need not include a payment in the amount of such interest upon surrender of such Debenture for conversion.

         Upon presentation of any Debenture redeemed in part only, the Company shall execute and the Trustee, upon receipt of written instructions from the Company, shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in principal amount equal to the unredeemed portion of the Debentures so presented.

         Notwithstanding the foregoing, the Trustee shall not redeem any Debentures or mail any notice of optional redemption during the continuance of a Default in payment of principal of, premium, if any, or interest on the Debentures or of any Event of Default of which the Trustee has received written notice. If any Debenture called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, and interest shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Debenture, to the extent permitted by law, and such Debenture shall remain convertible into Common Stock in accordance with the provisions of this Indenture until the principal, premium, if any, and interest shall have been paid or duly provided for.

         SECTION 3.04. Redemption at Option of Holder. (a) Each Holder, subject to the provisions of this Section 3.04, shall have the option to require the Company to redeem all, but not less than all, of the Debentures owned by such Holder (the "Redemption Right") at a redemption price, payable to such Holder in cash or Marketable Stock, at the option of the Company, equal in value to 100% of their principal amount plus accrued and unpaid interest, if any, to the date fixed for redemption upon the occurrence of either of the following events: (i) at such time as there occurs any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any sales or transfers of all or substantially all of the assets of the Company to another Person (other than a merger (A) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock or (B) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock into solely shares of Common Stock) (a "Corporate Change") or (ii) at such time as any Person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, other than the Company, any subsidiary of the Company or any employee benefit plan of the Company), is or becomes the beneficial owner, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the election of the directors (an "Ownership Change"); provided however, that an Ownership Change shall not be deemed to have occurred if (A) at least 80% of the consideration (excluding cash payments for fractional shares) to be paid for the Common Stock in the transaction or transactions consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market and, as a result of such transaction or transactions such Preferred Stock becomes convertible solely into such common stock and other consideration and
(B) immediately after giving effect to such transaction or transactions on a pro forma basis, the Company (or any Person that becomes the successor to the Company) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction or transactions. For the purposes of the definition of "Ownership Change" only, "beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission (the "Commission") under the Exchange Act as in effect on the date of the Senior Note Indenture.

         (b) Except as used in the definition of "Ownership Change," a Person shall be deemed to have "beneficial ownership" with respect to, and shall be deemed to "beneficially own", any securities of the Company in accordance with the definitions of such terms in Section 13 of the Exchange Act and the rules and regulations (including Rule 13d-3, Rule 13d-5 and any successor rules) promulgated by the Commission thereunder ; provided, however, that a Person shall be deemed to have beneficial ownership of all securities that any such Person has a right to acquire whether such right is exercisable immediately or only after the passage of time and without regard to the 60-day limitation referred to in Rule 13d-3.

         (c) In the event of any Corporate Change or Ownership Change, each Holder shall have the Redemption Right for a period of 45 days after the mailing of a notice to the Holders by the Company that a Corporate Change or Ownership Change has occurred. A Holder must exercise such Redemption Right within the 45-day period after the mailing of such notice by the Company or such Redemption Right will expire upon the last day of such period (the "Redemption Date"). Exercise of such Redemption Right to the extent permitted by law (including, if applicable, Rule 13e-4 under the Exchange Act) will be irrevocable and interest on the Debentures tendered for redemption will cease to accrue from and after the Redemption Date. Each Holder's exercise of such Redemption Right shall be made by submitting to the Trustee not later than the close of business on the Redemption Date a completed Demand Form (as defined below) relating to the Debentures to be redeemed, together with the Debentures with respect to which the right is being exercised, duly endorsed for transfer to the Company.

         (d) If a Corporate Change or Ownership Change occurs with respect to the Company, then, as soon as practicable and in any event within 30 days after the occurrence of such Corporate Change or Ownership Change, the Company shall mail to each Holder and the Trustee a form of written demand to be used by the Holder to exercise his Redemption Right (a "Demand Form") and a notice which shall disclose the occurrence of the Corporate Change or Ownership Change and the right of the Holder to require the Company to redeem all, but not less than all, of such Holder's Debentures pursuant to this Section 3.04 and shall state the Redemption Date, the redemption price, whether such redemption price shall be paid in cash or Marketable Stock, the name and address of the paying agent, the continuing conversion rights, if any, under Section 14.01 and the conversion price then in effect pursuant to Section 14.04, and that the Debentures to be redeemed must be surrendered to the paying agent to collect the redemption price.

         (e) By 12:00 noon, New York time, on the Business Day immediately prior to the Redemption Date, the Company shall deposit with the Trustee or one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 5.04) immediately available funds in an amount sufficient to redeem on the Redemption Date all of the Debentures outstanding on the date of the delivery of the notice referred to above (or Marketable Stock of the same value, if the Company has so elected). Following payment of the redemption price of all Debentures required to be redeemed pursuant to this Section 3.04, all funds, and any Marketable Stock, remaining from the amounts previously deposited with the Trustee or other paying agent or set aside by the Company, and all interest earned thereon, shall be immediately released to the Company.

         (f) The Company shall notify the Holders of any pending Ownership Change or Corporate Change as soon as practicable and in any event at least 30 days in advance of the effective date of any such Ownership Change or Corporate Change in order to allow such Holders an opportunity to exercise their conversion rights with respect to the Debentures prior to the effective date of such Ownership Change or Corporate Change and before their Redemption Right with respect to their Debentures commences.

         (g) The Company agrees that it will not complete any Ownership Change or Corporate Change unless proper provision has been made to satisfy its obligations under this Section 3.04.

         (h) The Redemption Right arising upon an Ownership Change will only be applicable with respect to the first Ownership Change that occurs after the date hereof.

         (i) The Company will comply with all applicable tender offer rules under the Exchange Act, including without limitation Rules 13e-4 and 14e-1 thereunder, as then in effect, with respect to any redemption of the Debentures upon a Corporate Change or Ownership Change.

                                   ARTICLE 4.

                           SUBORDINATION OF DEBENTURES

         SECTION 4.01. Agreement of Subordination. The Company covenants and agrees, and each Holder of Debentures by his acceptance thereof likewise covenants and agrees, that all Debentures shall be issued subject to the provisions of this Article 4; and each Person holding any Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

         The payment of the principal of, premium, if any, and interest on all Debentures issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness.

         No provision of this Article 4 shall prevent the occurrence of any Default or Event of Default hereunder.

         SECTION 4.02. Payments to Holders. In the event and during the continuation of any default in the payment of principal of, premium, if any, or interest on any Senior Indebtedness, then, unless and until such default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the principal of, premium, if any, or interest on the Debentures, except payments made pursuant to Article 12 from funds deposited with the Trustee pursuant thereto prior to the happening of such default.

         Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in accordance with its terms, before any payment is made on account of the principal of, premium, if any, or interest on the Debentures (except payments made pursuant to Article 12 from funds deposited with the Trustee pursuant thereto prior to such dissolution, winding-up, liquidation or reorganization); and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled, except for the provisions of this Article 4, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them on it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any payment or distribution is made to the Holders or to the Trustee.

         In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing shall be received by the Trustee or the Holders before all Senior Indebtedness is paid in full, or provision is made for such payment in accordance with its terms, such payment or distribution shall be held in trust for the benefit of, and shall be paid over to the holders of, Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

         For purposes of this Article 4, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 4 with respect to the Debentures to the payment of all Senior Indebtedness which may at the time be outstanding; provided (i) the Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment and
(ii) the rights of the holders of the Senior Indebtedness (other than leases) and of leases which are assumed are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company with or into, another corporation or the liquidation or dissolutions of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 11 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 4.02 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 11. Nothing in this Section 4.02 shall apply to claims of, or payments to, the Trustee pursuant to Section 8.06. This Section 4.02 shall be subject to the further provisions of Section 4.05.

         SECTION 4.03. Subrogation of Debentures. Subject to the prior payment in full of all Senior Indebtedness, the Holders shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness to the extent that payment of Senior Indebtedness has been made pursuant to Section 4.02 from amounts otherwise payable to the Holders until the principal of, premium, if any, and interest on the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article 4, and no payment pursuant to the provisions of this
Article 4 to or for the benefit of the holders of Senior Indebtedness by the Holders or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness and the Holders, be deemed to be a payment by the Company to or on account of the Senior Indebtedness. It is understood that the provisions of this Article 4 are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

         Nothing contained in this Article 4 or elsewhere in this Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of, premium, if any, and interest on the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon a Default, subject to the rights, if any, under this Article 4 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

         Upon any payment or distribution of assets of the Company referred to in this Article 4, the Trustee and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 4.

         SECTION 4.04. Authorization by Holders. Each Holder of a Debenture, by his acceptance thereof, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 4 and appoints the Trustee his attorney in fact for any and all such purposes.

         SECTION 4.05. Notice to Trustee. The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article 4. Notwithstanding the provisions of this
Article 4 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article 4, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Principal Office of the Trustee from the Company or a holder or holders of Senior Indebtedness or from any trustee therefor; and prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such facts exist; provided, however, that if on a date not fewer than three Business Days prior to the date upon which by the terms hereof any such amounts may become payable for any purpose, including without limitation the payment of the principal of, premium, if any, or interest on any Debenture, a Responsible Officer of the Trustee shall not have received, with respect to such amounts, the notice provided for in this Section 4.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such amounts and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

         Notwithstanding anything to the contrary herein set forth, nothing shall prevent any payment by the Company or the Trustee to the Holders in connection with a redemption of Debentures if (i) notice of such redemption has been given pursuant to Article 3 or Section 12.01 prior to the receipt by the Trustee of written notice as aforesaid and (ii) such notice of redemption is given not earlier than 60 days before the redemption date.

         The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by holder of Senior Indebtedness or a trustee or other representative on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 4, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 4, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

         SECTION 4.06. Trustee's Relation to Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this
Article 4 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in Section
8.13 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

         With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 4, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and the Trustee shall not be liable to any holder of Senior Indebtedness (other than for its willful misconduct or gross negligence) if it shall pay over or deliver to the Holders, the Company or any other Persons funds to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 4 or otherwise.

         SECTION 4.07. No Impairment of Subordination. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

                                   ARTICLE 5.

                       PARTICULAR COVENANTS OF THE COMPANY

         The Company  covenants and agrees to comply with the provisions of this
Article 5 from and after the Exchange Date, for so long as any Debentures are outstanding:

         SECTION 5.01. Payment of Principal, Premium and Interest. The Company will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest on each of the Debentures at the places, at the respective times and in the manner provided herein and in the Debentures. Each installment of interest on the Debentures may be paid by mailing checks for the interest payable to or upon the written order of the Holders entitled thereto as they shall appear on the registry books of the Company.

         SECTION 5.02. Offices for Notices and Payments. The Company will maintain at the Principal Office of the Trustee or at any other office designated by the Company, an office or agency where the Debentures may be presented for payment, and an office or agency where the Debentures may be presented for registration of transfer and for exchange and conversion as in this Indenture provided and an office or agency where notices and demands to or upon the Company in respect of the Debentures or of this Indenture may be served. The Company will give to the Trustee written notice of the location of each such office or agency and of any change of location thereof. If the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Principal Office of the Trustee and the Company hereby appoints the Trustee at the Principal Office of the Trustee its agent to receive all such presentations, demands and notices.

         SECTION 5.03. Appointments to Fill Vacancies in Trustee's Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

         SECTION 5.04. Provisions as to Paying Agent. (a) If the Company shall appoint a paying agent other than the Trustee, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 5.04:

                  (1) that it will hold all sums held by it as such agent for the payment of the principal of, premium, if any, or interest on the Debentures (whether such sums have been paid to it by the Company or by any other obligor on the Debentures) in trust for the benefit of the Holders;

                  (2) that it will give the Trustee written notice of any failure by the Company (or by any other obligor on the Debentures) to make any payment of the principal of, premium, if any, or interest on the Debentures when the same shall be due and payable and the Trustee shall not be deemed to have such notice until such notice shall have been received by the Trustee; and

                  (3) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company will, on or before the close of business on the Business Day preceding each due date of the principal of, premium, if any, or interest on the Debentures, deposit with the paying agent in immediately available funds a sum sufficient to pay such principal, premium, if any, or interest, and the Company will promptly notify the Trustee of any failure to take such action.

         (b) If the Company shall act as its own paying agent, it will, on or before such due date of the principal of, premium, if any, or interest on the Debentures, set aside, segregate and hold in trust for the benefit of the Holders a sum sufficient to pay such principal, premium, if any, or interest so becoming due and will notify the Trustee of any failure to take such action and of any failure by the Company (or by any other obligor under the Debenture) to make any payment of the principal of, premium, if any, or interest on the Debentures when the same shall become due and payable.

         (c) Anything in this Section 5.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all amounts held in trust by the Company or any paying agent hereunder as required by this Section 5.04, such amounts to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any paying agent to the Trustee, the Company or such paying agent shall be released from all further liability with respect to such amounts.

         (d) Anything in this Section 5.04 to the contrary notwithstanding, the agreement to hold amounts in trust as provided in this Section 5.04 is subject to Sections 12.03 and 12.04.

         SECTION 5.05.  Corporate  Existence.  Except as otherwise  permitted by
Article 11, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence; provided, however, that the Company shall not be required to preserve any material right or franchise, if the Board of Directors shall determine in good faith that the presentation thereof is no longer desirable in the conduct of the Company's business.

         SECTION 5.06. Notification of Events of Default. Forthwith upon the occurrence of an Event of Default, the Company will deliver to the Trustee written notice of such occurrence, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto.

         SECTION 5.07. Statement as to Compliance. The Company will deliver to the Trustee, within 120 days after the end of each fiscal year in which any Debentures are outstanding, an Officers' Certificate stating that:

                  (a) a review of the activities of the Company during such year and of the performance under this Indenture has been made under such Officers' supervision; and

                  (b) to the best knowledge of the Officers signing such Officers' Certificate, based on such review, the Company has fulfilled all its obligations under this Indenture throughout such year, or, if there has been a Default in the fulfillment of any such obligation (to be determined without regard to any period of grace or requirement of notice provided hereunder), specifying each such Default known to such Officers and the nature and status thereof.

         SECTION 5.08. Auditor's Certificate. So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the Company shall deliver to the Trustee within 120 days after the end of each fiscal year in which any Debentures are outstanding a written statement signed by the Company's independent certified public accountants stating (a) that their audit examination for the most recent fiscal year has included a review of the terms of this Indenture and the Debentures as they relate to accounting matters and (b) whether, in connection with their audit examination, any Default or Event of Default has come to their attention and if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided, however, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with generally accepted auditing standards.
                                   ARTICLE 6.

                           HOLDERS' LISTS AND REPORTS
                         BY THE COMPANY AND THE TRUSTEE

         SECTION 6.01. Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semiannually, not more than 15 days after each February 15 and August 15 in each year beginning with the immediately succeeding February 15 or August 15 after the Exchange Date, and at such other times as the Trustee may request in writing, within ten days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than five days prior to the time such information is furnished except that no such list need be furnished so long as the Trustee is acting as Debenture registrar.

         SECTION 6.02. Preservation and Disclosure of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 6.01 or maintained by the Trustee in its capacity as Debenture registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

         (b) In case three or more Holders (hereinafter referred to as "applicants") apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Debenture for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Indenture or under the Debentures and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either:

                  (1) afford such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of Section 6.02(a), or

                  (2) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Trustee in accordance with the provisions of Section 6.02(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

         If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder whose name and address appears in the information preserved at the time by the Trustee in accordance with the provisions of Section 6.02(a) a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Securities and Exchange Commission (the "Commission"), together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

         (c) Each and every Holder, by receiving and holding the Debentures, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any paying agent nor the Debenture registrar shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with the provisions of Section 6.02(b), regardless of the source from which such information was derived.

         SECTION 6.03. Reports by the Company. The Company covenants and agrees that as long as any Debentures are outstanding:

                  (a) The Company shall deliver to the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portion of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act, or, if the Company is not required to file information, documents or reports pursuant to either of such sections, then to file with the Trustee and the Commission, to the extent permitted by rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

                  (b) The Company shall deliver to the Trustee and file with the Commission in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, certificates, opinions, documents and reports with respect to compliance by the Company with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

                  (c) The Company shall transmit by mail to all Holders, as the names and addresses of such holders appear upon the registry books of the Company and the most recent list provided by the Company pursuant to Section 6.01, and to such Holders as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to Section 6.03(a) and (b) as may be required by rules and regulations prescribed from time to time by the Commission.

         SECTION 6.04. Reports by the Trustee. (a) On or before the immediately succeeding July 15 after the Exchange Date, and on or before July 15 in every year thereafter, so long as any Debentures are outstanding hereunder, the Trustee shall transmit to the Holders, as hereinafter in this Section 6.04 provided, a brief report dated as of the preceding May 15 if and to the extent required under Section 313(a) of the Trust Indenture Act, and the Company agrees that it will, and cause its agents to, furnish to the Trustee within five Business Days of its written receipt of a written request therefor, such information and certificates that the Trustee shall deem desirable or necessary in order to permit it to comply with said Section 313(a).

         (b) The Trustee shall comply with Sections 313(b) and 313(c) of the Trust Indenture Act.

         (c) A copy of each such report shall, at the time of such transmission to the Holders, be filed by the Trustee with each stock exchange or system of automated dissemination of quotations of securities prices, if any, upon which the Debentures are listed or quoted, as the case may be, and also with the Commission to the extent permitted by law or regulation. The Company will notify the Trustee when and the Debentures become listed or quoted on any stock exchange or quoted on any market.
                                   ARTICLE 7.

                     REMEDIES OF THE TRUSTEE AND THE HOLDERS
                             IN AN EVENT OF DEFAULT

         SECTION 7.01. Events of Default. In case one or more of the following Events of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule regulation of any administrative or governmental body) shall have occurred and be continuing:

                  (a) failure to pay the principal of or premium, if any, on any of the Debentures as and when the same shall become due and payable either at maturity, upon redemption or otherwise, including without limitation failure to redeem the Debentures as and when required under the provisions of Section 3.04 (whether or not such payment shall be prohibited by the provisions of Article 4); or

                  (b) failure to pay any installment of interest on any of the Debentures as and when the same shall become due and payable, and continuance of such Default for a period of 30 days (whether or not such payment shall be prohibited by the provisions of Article 4); or

                  (c) failure on the part of the Company duly to observe or perform any of the other covenants and agreements on the part of the Company in the Debentures or in this Indenture and continuance of such Default for a period of 60 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Debentures at the time outstanding; or

                  (d) the Company fails to pay when due any amounts payable with respect to any indebtedness for borrowed money in excess of $10,000,000 in aggregate principal amount, and such failure has resulted in the acceleration of such indebtedness, which acceleration is not rescinded or annulled pursuant to the terms of the instrument evidencing such indebtedness within 30 days after notice to the Company; or

                  (e) the Company shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to or fail generally to pay its debts as they become due; or

                  (f) an involuntary case or other proceeding shall be commenced against the Company seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days;

then in the case of any Event of Default  specified in  subsections  (a) through
(d) above, unless the principal and accrued interest of all of the Debentures already shall have become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debentures then outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by the Holders), may declare the principal of all the Debentures and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, provided that in the event of such declaration the holders of all Senior Indebtedness will be first entitled to receive payment in full of all amounts due or to become due thereon before the Holders of Debentures will be entitled to receive any payment upon principal of, premium, if any, or interest on, the Debentures. If an Event of Default specified in subsection (e) or (f) occurs, the principal and accrued interest thereon shall ipso facto become and shall be immediately due and payable without any declaration or other act by the Trustee or the Holders, provided that the holders of all Senior Indebtedness will be first entitled to receive payment full of all amounts due or to become due thereon before the Holders of Debentures will be entitled to receive any payment upon principal of, premium, if any, or interest on, the Debentures. This provision, however, is subject to the condition that if, at any time after the principal of the Debentures shall have been so declared or become due and payable, and before any judgment or decree for the payment of the amounts due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Debentures and the principal of and premium, if any, on any Debentures which shall have become due otherwise than by acceleration with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law and on such principal and premium, if any, at the rate borne by the Debentures, to the date of such payment or deposit) and the expenses of the Trustee, and if any and all Defaults under this Indenture, other than the nonpayment of principal of and premium, if any, and accrued interest on Debentures which shall have become due by acceleration, shall have been cured or waived pursuant to Section 7.07, then and in every such case the Holders of a majority in aggregate principal amount of the Debentures then outstanding, by written notice to the Company and to the Trustee, may rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default, or shall impair any right consequent thereon.

         In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding has been taken.

         SECTION 7.02. Payments of Debentures on Default; Suit Therefor. The Company covenants that (a) in case Default shall be made in the payment of any installment of interest upon any of the Debentures as and when the same shall become due and payable, and such Default shall have continued for a period of 30 days (whether or not such payment shall be prohibited by the provisions of Article 4), or (b) in case Default shall be made in the payment of the principal of and premium, if any, on any of the Debentures as and when the same shall have become due and payable, whether at maturity of the Debentures or in connection with any redemption, by declaration or otherwise (whether or not such payment shall be prohibited by the provisions of Article 4), then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders, the whole amount that then shall have become due and payable on all such Debentures for principal and premium, if any, or interest, or both, as the case may be, with interest upon the overdue principal and premium, if any, and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest at the rate borne by the Debentures; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including a reasonable compensation to the Trustee, its agents, attorneys and counsel and any expenses or liabilities incurred by the Trustee hereunder other than through its negligence or bad faith. Until such demand by the Trustee, the Company may pay the principal of, premium, if any, and interest on the Debentures to the Holders, whether or not the Debentures are overdue.

         In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name as trustee of an express trust, shall be entitled and empowered to institute any actions or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Debentures and collect in the manner provided by law out of the property of the Company or any other obligor on the Debentures wherever situated the amounts adjudged or decreed to be payable.

         In case there shall be pending any proceeding for the bankruptcy or for the reorganization of the Company or any other obligor on the Debentures under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company, the property of the Company or such other obligor, or in the case of any other similar judicial proceeding relative to the Company or other obligor upon the Debentures, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Debentures shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Debentures, including, to the extent permitted by law, interest on overdue amounts, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Debentures, its or their creditors, or its or their property, and to collect and receive any money or other property payable or deliverable on any such claims, and to distribute the same after the deduction of its charges and expenses; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for compensation and expenses, including, but not limited to, counsel fees incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation and expenses and counsel fees and expenses out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, funds, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or adopt on behalf of any Holder any plan of reorganization or arrangement affecting the Debentures or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any such Holder in any such proceeding.

         All rights of action and of asserting claims under this Indenture, or under any of the Debentures, may be enforced by the Trustee without the possession of any of the Debentures, or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders.

         In any proceeding brought by the Trustee (and also any proceeding involving the interpretation of any provision of this Indenture to which the Trustee shall be party) the Trustee shall be held to represent all the Holders and, to the extent permitted by law, it shall not be necessary to make any Holder a party to any such proceeding.

         SECTION 7.03. Application of Funds Collected by Trustee. Subject to the provisions of Article 4, any funds collected by the Trustee pursuant to this
Article 7 shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such funds upon presentation of the several Debentures, and stamping thereon the payment, if only partially paid, and upon surrender thereof if fully paid:

                  First:  To the payment of all amounts due to the Trustee under
         Section 8.06;

                  Second: In case the principal of the outstanding Debentures shall not have become due and be unpaid, to the payment of interest on the Debentures with respect to which a Default has occurred, in the order of the maturity of the installments of such interest, with interest (to the extent permitted by law and to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Debentures, such payments to be made ratably to the Persons entitled thereto;

                  Third: In case the principal of the outstanding Debentures shall have become due (by declaration or otherwise) and be unpaid, to the payment of the whole amount then owing and unpaid upon the Debentures for principal, premium, if any, and interest, with interest on the overdue principal, premium, if any, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Debentures; and in case such funds shall be insufficient to pay in full the whole amounts so due and unpaid upon the Debentures, then to the payment of such principal, premium, if any, and interest without preference or priority of principal and premium, if any, over interest, or of interest over principal and premium, if any, or of any installment of interest over any other installment of interest, or of any Debenture over any other Debenture, ratably to the aggregate of such principal, premium, if any, and accrued and unpaid interest; and

                  Fourth: To the payment of the remainder, if any, to the Company, its successors and assigns, or to whomsoever may be lawfully entitled to the same, or as a court of competent jurisdiction may determine.

         SECTION 7.04. Proceedings by Holders. No Holder shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Debentures then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 60 days after its receipt of such notice, shall have neglected or refused to institute any such suit or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to
Section 7.07; it being understood and intended, and being expressly covenanted by the taker and Holder of every Debenture with every other taker and Holder and the Trustee, that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 7.04, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         Notwithstanding any other provisions of this Indenture and any provision of any Debenture, however, the right of any Holder of any Debenture to receive payment of the principal of, premium, if any, and interest on such Debenture, on or after the respective due dates expressed in such Debenture, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired without the consent of such Holder.

         Anything in this Indenture or the Debentures to the contrary notwithstanding, any Holder, without the consent of either the Trustee or any other Holder, in his own behalf and for his own benefit, may enforce, and may institute and maintain any proceeding suitable to enforce, his rights of conversion as provided herein.

         SECTION 7.05. Proceedings by Trustee. In case of an Event of Default hereunder, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

         SECTION 7.06. Remedies Cumulative and Continuing. All powers and remedies given by this Article 7 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Default occurring and continuing as aforesaid shall impair any such right or power, or shall be construed to be a waiver of any such Default or an acquiescence therein; and, subject to the provisions of Section 7.04, every power and remedy given by this Article 7 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

         SECTION 7.07. Direction of Proceedings and Waiver of Defaults by Majority. The Holders of a majority in aggregate principal amount of the Debentures at the time outstanding determined in accordance with Section 9.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however, that (subject to the provisions of Section 8.01) the Trustee shall have the right to decline to follow any such direction if the Trustee shall be advised by counsel that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors or trustees, executive committee, or a trust committee of directors or trustees and/or Responsible Officers shall determine that the action or proceedings so directed could involve the Trustee in personal liability or be unduly prejudicial to Holders not joining therein. The Holders of a majority in aggregate principal amount of the Debentures at the time outstanding may on behalf of the Holders of all of the Debentures waive any past Default or Event of Default hereunder and its consequences except a Default in the payment of the principal of, premium, if any, or interest on the Debentures or a failure by the Company to convert any Debentures into Common Stock. Upon any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 7.07, said Default or Event of Default shall for all purposes of the Debentures and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

         SECTION 7.08. Notice of Defaults. The Trustee shall, within 90 days after the occurrence of a Default, give to all Holders, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of all Defaults known to the Trustee, unless such Defaults shall have been cured before the giving of such notice; provided, however, that, except in the case of Default in the payment of the principal of, premium, if any, or interest on any of the Debentures, the Trustee shall be protected in withholding such notice if and so long as the board of directors or trustees, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders. The Trustee shall not be charged with knowledge and shall not be deemed to have notice of any Default or Event of Default, except an Event of Default under Section 7.01(a) or Section 7.01(b) occurring while the Trustee is acting as paying agent, conversion agent or registrar, as the case may be, unless a Responsible Officer has actual knowledge thereof or unless written notice thereof stating that such notice is a "Notice of Default" shall have been given to a Responsible Officer of the Trustee by the Company or a Holder or any agent or registrar with respect to the Debentures; and, in the absence of such written notice, the Trustee may conclusively assume that there is no Default or Event of Default.

         SECTION 7.09. Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Debenture by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 7.09 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Debentures outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Debenture on or after the due date expressed in such Debenture or to any suit for the enforcement of the right to convert any Debenture in accordance with the provisions of Article 14.

                                  ARTICLE 8.

                             CONCERNING THE TRUSTEE

         SECTION 8.01. Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         The permissive right of a Trustee to take action under this Indenture shall not be construed as a duty, and the Trustee shall not be liable hereunder other than for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                  (a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred:

                           (1) the duties and  obligations  of the Trustee shall
                  be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                           (2) in the  absence  of bad  faith on the part of the
                  Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

                  (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or other officer of the Trustee, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;

                  (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Debentures at the time outstanding determined as provided in Section 9.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

                  (d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 8.01 and to the provisions of the Trust Indenture Act.

         None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if the Trustee in good faith believes that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         SECTION 8.02. Reliance on Documents, Opinions. Except as otherwise provided in Section 8.01:

                  (a) the Trustee may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee need not investigate any fact or matter referred to in any such resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document;

                  (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof is herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

                  (c) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred in connection therewith;

                  (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

                  (f) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, coupon or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Debentures then outstanding; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expense or liability as a condition to so proceeding; the reasonable expenses of every such examination shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand;

                  (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys in fact and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney in fact appointed by it with due care hereunder; and

                  (h) the Trustee shall not be deemed to have knowledge or notice of any Default or Event of Default unless a Responsible Officer has actual knowledge thereof or unless a Notice of Default (as defined in Section 7.08) shall have been given to a Responsible Officer of the Trustee as provided in Section 7.08.

         SECTION 8.03. Trustee's Disclaimer. The Trustee makes no representations as to the validity or sufficiency of this Indenture or the Debentures. The Trustee shall not be accountable for the use or application by the Company of any Debentures or the proceeds of any Debentures authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

         SECTION 8.04. Trustee, Paying Agents, Conversion Agents or Debenture Registrar May Own Debentures. The Trustee, any paying agent, any conversion agent or any Debenture registrar, in its individual or any other capacity, may become the owner or pledgee of Debentures and, subject to the provisions of
Section 8.08 and 8.13, may otherwise deal with the Company with the same rights it would have if it were not the Trustee, paying agent, conversion agent or Debenture registrar.

         SECTION 8.05.  Funds to Be Held in Trust.  Subject to the provisions of
Section 12.04, all funds received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Funds held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any funds received by it hereunder, except as otherwise agreed with the Company.

         SECTION 8.06. Compensation and Expenses of Trustee. The Company will pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as may be agreed in writing between the Company and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Company will reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company will indemnify the Trustee, its directors, officers, employees and agents for, and to hold each of them harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of any of them and arising out of or in connection with the acceptance or administration of this trust or the performance of the Trustee's duties hereunder, including the reasonable costs and expenses of defending against any claim of liability in the premises. The obligations of the Company under this Section 8.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall not be subordinate to the payment of Senior Indebtedness pursuant to Article 4. The obligations created under this Section 8.06 shall be secured by a lien prior to that of the Debentures upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Debentures. The obligations of the Company under this
Section 8.06 shall survive the satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.01(e) or (f) occurs, the expenses and compensation for such services (including the reasonable fees and expenses of its agents and counsel) are intended to constitute administrative expenses under any bankruptcy, insolvency or other similar law now or hereafter in effect without any need to demonstrate substantial contribution under any such bankruptcy, insolvency or other similar law.

         SECTION 8.07. Officers' Certificate as Evidence. Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such Certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture in reliance thereon.

         SECTION 8.08. Conflicting Interest of Trustee. If the Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee and the Company shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

         SECTION 8.09. Eligibility of Trustee. The Trustee hereunder shall at all times be a national banking association or other corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal, state, territorial or District of Columbia authority. If such national banking association or other corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.09, the combined capital and surplus of such national banking association or other corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.09, the Trustee shall resign immediately in the manner and with the effect specified in
Section 8.10.

         SECTION 8.10. Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the Holders at their addresses as they shall appear on the registry books of the Company; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 8.10. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation to the Holders, the resigning Trustee may petition any court of competent jurisdiction, within 60 days after the mailing of such notice of resignation to the Holders, for the appointment of a successor trustee, or any bona fide Holder who has been such for at least six months may, subject to the provisions of Section 8.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

         (b)      In case at any time any of the following shall occur:

                  (1) the Trustee shall be required to resign under the Trust Indenture Act after written request therefor by the Company or by any bona fide Holder who has been such for at least six months, unless the Trustee's duty to resign is stayed in accordance with the provisions of
         Section 310(b) of the Trust Indenture Act; or

                  (2) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.09 and shall fail to resign after written request thereof by the Company or by any such Holder; or

                  (3) the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

                  (4) the Trustee shall commence a voluntary case under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or similar law or shall consent to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the Trustee or its property or affairs or shall make an assignment for the benefit of creditors, or shall fail to pay its debts generally as they become due, or take corporate action in furtherance of any such action;

then, in any such case the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.09, any bona fide Holder who has been such for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

         (c) The Holders of a majority in aggregate principal amount of the Debentures at the time outstanding may at any time remove the Trustee by so notifying the Trustee and the Company and nominate a successor trustee which shall be deemed appointed as successor trustee unless within ten days after such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as provided in Section 8.10(a), may petition any court of competent jurisdiction for an appointment of a successor trustee.

         (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11.

         SECTION 8.11. Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all of the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor trustee all the rights and power of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a lien upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provision of Section 8.06.

         No  successor  trustee  shall  accept  appointment  as provided in this
Section 8.11 unless at the time of such acceptance such successor trustee shall be qualified pursuant to the provisions of Section 8.08 and eligible under the provisions of Section 8.09.

         Upon acceptance of appointment by a successor trustee as provided in this Section 8.11, the Company shall mail notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the registry books of the Company. If the Company fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

         SECTION  8.12.   Succession  by  Merger,   etc.  Any  national  banking
association or other corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any national banking association or other corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any national banking association or other corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor to the Trustee hereunder, provided such national banking association or corporation shall be qualified pursuant to the provisions of Section 8.08 and eligible under the provisions of Section 8.09 without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Debentures shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Debentures so authenticated; and in case at that time any of the Debentures shall not have been authenticated, any successor to the Trustee may authenticate such Debentures either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Debentures or in this Indenture provided that the certificate of the Trustee shall have.

         Section 8.13. Limitation on Rights of Trustee as a Creditor. The Trustee shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship described in Section 311(b) of the Trust Indenture Act. A Trustee that has resigned or been removed shall be subject to Section 311(a) of the Trust Indenture Act to the extent indicated therein.

                                   ARTICLE 9.

                             CONCERNING THE HOLDERS

         SECTION 9.01. Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Debentures may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action the Holders of such specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by the Holders in person or by agent or proxy appointed in writing.

         SECTION 9.02. Proof of Execution by Holders. Subject to the provisions of Sections 8.01 and 8.02, proof of the execution of any instrument by a Holder or his agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Debentures shall be proved by the registry of such Debentures or by a certificate of the Debenture registrar.

         SECTION 9.03. Who Are Deemed Absolute Owners. The Company, the Trustee, any paying agent, any conversion agent and any Debenture registrar may deem the Person in whose name a Debenture shall be registered upon the books of the Company to be, and may treat him as, the absolute owner of such Debenture (whether or not such Debenture shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, premium, if any, and interest on such Debenture, for conversion of such Debenture and for all other purposes; and neither the Company nor the Trustee nor any paying agent nor any conversion agent nor any Debenture registrar shall be affected by any notice to the contrary. All such payments and all such conversions so made or effected to any Holder, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for amounts payable upon any such Debenture.

         SECTION 9.04. Company-Owned Debentures Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Debentures have concurred in any direction, consent, waiver or other action under this Indenture, Debentures which are owned by the Company or any other obligor on the Debentures or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Debentures shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided, however, that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Debentures which the Trustee knows are so owned shall be so disregarded. Debentures so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this
Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Debentures and that the pledgee is not the Company or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.

         SECTION 9.05. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Debentures specified in this Indenture in connection with such action, any Holder of a Debenture which is shown by the evidence to be included in the Debentures the Holders of which have consented to such action may, by filing written notice with a Responsible Officer located at the Principal Office of the Trustee and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Debenture. Except as aforesaid, any such action taken by any Holder of any Debenture shall be conclusive and binding upon such Holder and upon all future holders and owners of such Debenture and of any Debentures issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Debenture or any Debenture issued in exchange or substitution therefor.


                                   ARTICLE 10.

                             SUPPLEMENTAL INDENTURES

         SECTION 10.01. Supplemental Indentures Without Consent of Holders. The Company, when authorized by resolution of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

                  (a) to make provision with respect to the conversion rights of the Holders pursuant to the requirements of Section 14.05; provided, however, that no such supplemental indenture shall impair the right to convert the Debentures into stock, securities or other property or assets (including cash), subject to the terms set forth in Section 14.05, except as provided in Section 10.02;

                  (b) to convey, transfer, assign, mortgage or pledge to the Trustee, as security for the Debentures, any property or assets;

                  (c) to evidence the succession of another corporation to the Company or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company pursuant to Article 11;

                  (d) to add to the covenants of the Company such further covenants, restrictions or conditions as the Company and the Trustee shall consider to be for the benefit of the Holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a Default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

                  (e) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other changes, amendments or supplements which shall not, in the judgment of the Trustee, materially adversely affect the interest of the Holders; or

                  (f) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as maybe expressly permitted by the Trust Indenture Act, excluding, however, the provisions referred to in
         Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provisions provided for in any similar federal statute hereafter enacted.

         The Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any such supplemental indenture which affects, in the sole opinion of the Trustee, its own rights, duties, protections or immunities under this Indenture or otherwise.

         Any supplemental indenture authorized by the provisions of this Section
10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Debentures at the time outstanding, notwithstanding any of the provisions of Section 10.02.

         SECTION 10.02. Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 9) of the Holders of not less than a majority in aggregate principal amount of the Debentures at the time outstanding, the Company, when authorized by resolution of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Debenture, or reduce the rate or extend the time of payment of interest thereon, or reduce the principal amount thereof or premium, if any, thereon, or impair the right of any Holder to institute suit for the payment thereof, or make the principal thereof or premium, if any, or interest thereon payable in any coin or currency other than that provided in the Debentures or impair the right to convert the Debentures into stock, securities or other property or assets (including cash) subject to the terms set forth herein, including Section 14.05, or change the subordination provisions in a way that adversely affects a Holder, without the consent of the Holder of each Debenture so affected, or (ii) reduce the aforesaid percentage of Debentures, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of all Debentures then outstanding.

         Upon the written request of the Company, accompanied by a copy of the resolution of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects, in the sole opinion of the Trustee, its own rights, duties, protections or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

         It shall not be  necessary  for the consent of the  Holders  under this
Section 10.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

         SECTION 10.03. Compliance with Trust Indenture Act; Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article 10 shall comply with the Trust Indenture Act, as then in effect. Upon the execution of a supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         SECTION 10.04. Notation on Debentures. Debentures authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Debentures so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared and executed by the Company, authenticated by the Trustee and delivered in exchange for the Debentures then outstanding, upon surrender of such Debentures then outstanding, without cost to the Holders.

         SECTION 10.05. Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. The Trustee, subject to the provisions of Section 8.01, may require that it be furnished with an Officers' Certificate and an Opinion of Counsel stating that any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10, and may conclusively rely thereon.
                                   ARTICLE 11

                CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

         SECTION 11.01. Company May Consolidate, etc. on Certain Terms. Subject to the provisions of Section 11.02, and so long as no Event of Default exists or is continuing, nothing contained in this Indenture or in any of the Debentures shall prevent any consolidation or merger of the Company with or into any other corporation or corporations (whether or not affiliated with the Company), or successive consolidations or mergers in which the Company or any of its successors shall be a party or parties, or shall prevent any sale, conveyance or lease (or successive sales, conveyances or leases) of all or substantially all of the property of the Company as an entirety, to any other corporation (whether or not affiliated with the Company) authorized to acquire and operate the same and which shall be organized under the laws of a State of the United States or the District of Columbia, or any compulsory share exchange, pursuant to which any securities of the Company are converted into securities of another corporation or corporations or cash or other property; provided, however, that the Company hereby covenants and agrees that upon any such consolidation, merger, sale, conveyance, lease or exchange, and as a condition to the consummation of any such transaction, the due and punctual payment of the principal of, premium, if any, and interest on all of the Debentures, according to their terms, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company, shall be expressly assumed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee by the corporation (if other than the Company) formed by such consolidation, or into which the Company shall have been merged, or by the corporation which shall have acquired or leased such property or exchanged such securities.

         SECTION 11.02. Successor Corporation to Be Substituted. In case of any such consolidation, merger, sale, conveyance, lease or exchange and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, premium, if any, and interest on all of the Debentures and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such successor corporation shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the party of the first part. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Debentures issuable hereunder which theretofore shall not have been signed and delivered to the Trustee; and, upon the written order of a successor corporation to the Company, instead of the Company, and subject to all of the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Debentures which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Debentures which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Debentures so issued shall in all respects have the same legal rank and benefit under this Indenture as the Debentures theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Debentures had been issued at the date of the execution hereof.

         In case of any such consolidation, merger, sale, conveyance, lease or exchange such changes in phraseology and form (but not in substance) may be made in the Debentures thereafter to be issued as may be appropriate.

         In the event of any such consolidation, merger, sale, conveyance (other than a conveyance by way of lease) or exchange, and upon the execution and delivery of a supplemental indenture in accordance with this Article 11, the Company shall be discharged from all obligations and covenants under this Indenture and the Debentures, and thereafter the Company may be liquidated and dissolved.

         SECTION 11.03. Opinion of Counsel to Be Given to the Trustee. The Trustee, subject to Sections 8.01 and 8.02, may require that it be furnished with an Officers' Certificate and an Opinion of Counsel stating that any such consolidation, merger, sale, conveyance, lease or exchange, and any such assumption, and any such liquidation or dissolution, complies with the provisions of this Article 11 and Section 3.04, where applicable, and may conclusively rely thereon.
                                   ARTICLE 12.

                     SATISFACTION AND DISCHARGE OF INDENTURE

         SECTION 12.01. Discharge of Indenture. When (a) the Company shall deliver to the Trustee for cancellation all Debentures theretofore authenticated (other than any Debentures which shall have been destroyed, lost or stolen and in lieu of or in substitution for which other Debentures shall have been authenticated and delivered) and not theretofore cancelled, or (b) all the Debentures not theretofore cancelled or delivered to the Trustee for cancellation shall have been due and payable within one year or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company shall deposit with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption all of the Debentures (other than any Debentures which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other
Debentures shall have been authenticated and delivered) not theretofore cancelled or delivered to the Trustee for cancellation, including principal, premium, if any, and interest due or to become due to such date of maturity or redemption date, as the case may be, and if in either case the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this  Indenture  shall  cease to be of  further  effect  (except  as to (i)
remaining rights of registration of transfer, substitution and exchange and conversion of debentures, (ii) rights hereunder of Holders to receive payments of principal of, premium, if any, and interest on the Debentures and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (iii) the rights, obligations, protections and immunities of the Trustee hereunder), and the Trustee, on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel as required by Section 15.05 and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; the Company, however, hereby agreeing to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee in connection with this Indenture or the Debentures. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 8.06 shall survive.

         SECTION 12.02. Deposited Funds to Be Held in Trust by Trustee. Subject to Article 4 and Section 12.04, all funds deposited with the Trustee pursuant to
Section 12.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Company if acting as its own paying agent), to the Holders of the particular Debentures for the payment or redemption of which such funds have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest.

         SECTION 12.03. Paying Agent to Repay Funds Held. Upon the satisfaction and discharge of this Indenture, all funds then held by any paying agent of Debentures (other than the Trustee) shall, upon demand of the Company, be repaid to it or paid to the Trustee, and thereupon such paying agent shall be released from all further liability with respect to such funds.

         SECTION 12.04. Return of Unclaimed Funds. Any funds deposited with or paid to the Trustee for payment of the principal of, premium, if any, or interest on Debentures and not applied but remaining unclaimed by the Holders for two years after the date upon which the principal of, premium, if any, or interest on such Debentures, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such funds; provided, however, that the Trustee, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper of general circulation in each place of payment, notice that such funds remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such funds then remaining will be repaid to the Company. After such repayment to the Company, any Holder shall thereafter look only to the Company for any payment which such Holder may be entitled to collect.

                                   ARTICLE 13.

                    IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
                              FFICERS AND DIRECTORS

         SECTION 13.01. Indenture and Debentures Solely Corporate Obligations. No recourse for the payment of the principal of, premium, if any, or interest on any Debenture, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture, or in any Debenture, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or the Trustee or of any successor corporation or successor trustee, either directly or through the Company, the Trustee or any successor corporation or successor trustee, as the case may be, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as consideration for, the execution of this Indenture and the issue of the Debentures.
                                   ARTICLE 14.

                            CONVERSION OF DEBENTURES

         SECTION 14.01. Right to Convert. Subject to and upon compliance with the provisions of this Article 14, the Holder of any Debenture shall have the right, at the option of such Holder, at any time prior to the close of business on the Business Day immediately preceding December 15, 2004 (except that, with respect to any Debenture or portion of a Debenture which shall be called for redemption, such right shall terminate, except as provided in Section 14.02(c), at the close of business on the date fixed for redemption of such Debenture or portion of a Debenture) to convert the principal amount of any such Debenture, or any portion of such principal amount which is $1,000 or an integral multiple thereof, into that number of fully paid and nonassessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of the Debenture or portion thereof surrendered for conversion by the conversion price in effect at such time, by surrender of the Debenture so to be converted in whole or in part in the manner provided in Section 14.02. A Holder is not entitled to any right of a holder of Common Stock until such Holder has converted such Holder's Debentures.

         SECTION 14.02. Exercise of Conversion Privilege; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. (a) In order to exercise the conversion privilege, the Holder of any Debenture to be converted in whole or in part shall surrender such Debenture at an office or agency maintained by the Company pursuant to Section 5.02, accompanied by the funds, if any, required by Section 14.02(d), and shall give written notice of conversion in the form provided on the Debentures, or such other notice which is acceptable to the Company, to the Company at such office or agency that the Holder elects to convert such Debenture or the portion thereof specified in said notice. Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, and shall be accompanied by funds in an amount required to pay any transfer or similar taxes, if required pursuant to
Section 14.06. Each Debenture surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the Holder of such Debenture, be duly endorsed by, or be accompanied by instruments of transfer, in form satisfactory to the Company, duly executed by, the Holder or the duly authorized attorney in fact of such Holder.

         (b) As promptly as practicable after the surrender of such Debenture for conversion and the receipt of such notice and funds, if any, as aforesaid, the Company shall issue and deliver at such office or agency to the Holder, or on the written order of such Holder, a certificate or certificates for the number of full shares issuable upon the conversion of such Debentures or portion thereof in accordance with the provisions of this Article 14 and a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 14.03. In case any Debenture of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.04, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Debenture so surrendered, without charge to such Holder, a new Debenture or Debentures in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Debenture.

         (c) Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such Debenture shall have been surrendered (accompanied by the funds, if any, required by Section 14.02(d)) and such notice shall have been received by the Company as aforesaid, and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall cause the Person or Persons in whose name the certificates are to be issued to become the record holder or holders thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the conversion price in effect on the date upon which such Debenture shall have been surrendered. All shares of Common Stock delivered upon conversion of the Debentures will upon delivery be duly and validly issued, fully paid and nonassessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

         (d) If a Holder shall surrender a Debenture for conversion during the period from the close of business on any Interest Record Date to the close of business on the corresponding Interest Payment Date, the Holder will be entitled to receive the interest payable on such Debenture on the corresponding Interest Payment Date notwithstanding the conversion of such Debenture after the close of business on such Interest Record Date and prior to the close of business on the corresponding Interest Payment Date or, subject to the provisions applicable to defaulted interest contained in Section 2.01, Default in payment of the interest due on the Interest Payment Date. However, Debentures surrendered for conversion during the period between the close of business on any Interest Record Date and the close of business on the corresponding Interest Payment Date (except Debentures called for redemption on a redemption date during such period) must be accompanied by payment of an amount equal to the interest payable on that Interest Payment Date on the principal amount being converted; provided, however, that no such payment need be made if there shall exist at the time of conversion a Default in the payment of interest on the Debentures. The interest payment with respect to a Debenture called for redemption on a redemption date during the period from the close of business on an Interest Record Date to the close of business on the corresponding Interest Payment Date will be payable on that Interest Payment Date to the Holder at the close of business on such Interest Record Date notwithstanding the conversion of such Debenture after the close of business on such Interest Record Date and on or prior to the close of business on such Interest Payment Date, and the Holder converting the Debenture need not make payment in the amount of such interest upon surrender of the Debenture for conversion. Holders on an Interest Record Date who convert Debentures on or after the corresponding Interest Payment Date will receive the interest payable by the Company on such Interest Payment Date and need not include payment in the amount of such interest upon surrender of such Debentures for conversion. Except as provided above in this Section 14.02, no payment or adjustment shall be made for interest accrued on any Debenture converted or for dividends on any shares issued upon the conversion of such Debenture as provided in this Article 14.

         SECTION 14.03. Cash Payments in Lieu of Fractional Shares. No fractional shares or script representing fractional shares of Common Stock shall be issued upon conversion of Debentures. If more than one Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Debentures (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Debenture or Debentures, the Company shall make an adjustment therefore in cash (computed to the nearest cent) equal to the Closing Price of the Common Stock on the Trading Date immediately preceding the date of conversion multiplied by the fraction of a share of Common Stock otherwise issuable.

         SECTION 14.04. Conversion Price. The conversion price shall mean the conversion price per share of Common Stock into which the Debentures are convertible on the Exchange Date, which shall equal the conversion price of the Preferred Stock per share of Common Stock immediately prior to the issuance of the Debentures specified in the form of Debenture hereinabove set forth, as such conversion price may be adjusted from time to time pursuant to Section 14.05.

         SECTION 14.05. Adjustment of Conversion Price. The conversion price shall be adjusted from time to time by the Company as follows:

         (a) (i) If the Company shall (A) pay a dividend or other distribution, in Common Stock, on any class of capital stock of the Company
         (excluding Common Stock issued in payment of dividends on preferred stock in accordance with the terms of such preferred stock), (B) subdivide the outstanding Common Stock into a greater number of shares by any means or (C) combine the outstanding Common Stock into a smaller number of shares by any means (including without limitation a reverse stock split), then, in each such case, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of each Debenture thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that such Holder would have owned or have been entitled to receive upon the happening of such event had such Debenture been converted immediately prior to the relevant record date or, if there is no such record date, the effective date of such event. An adjustment made pursuant to this Section 14.05(a)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date of such subdivision or combination, as the case may be.

                  (ii) If the Company shall commit to issue or distribute capital stock of the Company or issue or distribute rights, warrants, options or convertible or exchangeable securities entitling the holder thereof to subscribe for, purchase, convert into or exchange for capital stock of the Company, in any such case at a price per share less than 85% of the Market Value per share of such capital stock on the earliest of (A) the date the Company enters into a firm contract for such issuance or distribution, (B) the record date for the determination of stockholders entitled to receive any such rights, warrants, options or convertible or exchangeable securities, if applicable or (C) the date of actual issuance or distribution of any such capital stock or rights, warrants, options or convertible or exchangeable securities, then the Conversion Price in effect immediately prior to such earliest date shall be reduced by multiplying the Conversion Price in effect immediately prior to such earliest date by:

                           (x) if  such  capital  stock  is  Common  Stock,  the
                  fraction whose numerator is the number of shares of Common Stock outstanding on such earliest date plus the number of shares of Common Stock which could be purchased at 85% of the Market Value of the Common Stock on such earliest date with the aggregate consideration (based on the fair market value as determined by the Board of Directors, whose determination shall, if made in good faith, be conclusive) thereof either
                  (i) in connection with such issuance or distribution or (ii) upon the conversion, exchange, purchase or subscription of all such rights, warrants, options or convertible or exchangeable securities (the "Aggregate Consideration")) and of which the denominator is the number of shares of Common Stock outstanding on such earliest date plus the number of shares of Common Stock to be so issued or distributed or to be issued upon exercise or conversion of any such right, warrant, option or convertible or exchangeable security; or

                           (y) if such capital stock is other than Common Stock,
                  the fraction whose numerator is the Market Value per share of Common Stock on such earliest date minus an amount equal to
                  (i) the difference between (A) the Market Value per share of such class of capital stock multiplied by the number of shares of such class of capital stock to be so issued and (B) the Aggregate Consideration (ii) divided by the number of shares of Common Stock outstanding on such earliest date and whose denominator is the Market Value of the Common Stock on such earliest date.

                  Such adjustment shall be made successively whenever any such capital stock, rights, warrants, options or convertible or exchangeable securities are so issued or distributed. In determining whether any rights, warrants, options or convertible or exchangeable securities entitle the holders thereof to subscribe for, purchase, convert into or exchange for shares of capital stock at less than 85% of the Market Value, there shall be taken into account the Fair Market Value of any consideration received or receivable by the Company for such rights, warrants, options or convertible or exchangeable securities. If any right, warrant, option or convertible or exchangeable securities, the issuance of which resulted in an adjustment in the Conversion Price pursuant to this Section 14.05(a)(ii), shall expire and shall not have been exercised, the Conversion Price shall immediately upon such expiration be recomputed to the Conversion Price which would have been in effect if such right, warrant, option or convertible or exchangeable security had never been distributed or issued. Notwithstanding anything contained in this Article 14 to the contrary, (i) the issuance of Capital Stock upon the exercise of rights, warrants or options or the conversion or exchange of such convertible or exchangeable securities will not cause an adjustment in the Conversion Price if no such adjustment would have been required at the time such right, warrant, option or convertible or exchangeable security was issued or distributed; provided, however, that, if the consideration payable upon such exercise, conversion or exchange and/or the capital stock receivable thereupon are changed after the time of the issuance or distribution of such right, warrant, option or convertible or exchangeable security, then such change shall be deemed to be the expiration thereof without having been exercised and the issuance or distribution of new rights, warrants, options or convertible or exchangeable securities and (ii) the issuance of a security of the Company as a dividend on such security of the Company will not cause an adjustment in the Conversion Price if no such adjustment would have been required at the time such underlying security was originally issued (or as a result of any subsequent modification to the terms thereof) and the conversion provisions of such security so issued as a dividend are the same as in such underlying originally issued security.

                  Notwithstanding anything contained in this Indenture to the contrary, rights, warrants or options issued or distributed by the Company, including rights, warrants or options distributed prior to the date of this Indenture, to holders of Common Stock generally which, until the occurrence of a specified event or events (a "Trigger Event"), (i) are deemed to be transferred with Common Stock, (ii) are not exercisable and (iii) are also issued on a pro rata basis with respect to future issuances of Common Stock, shall be deemed not to have been issued or distributed for purposes of this Section 14.05 (and no adjustment to the Conversion Price under this Section 14.05 will be required) until the occurrence of the earliest Trigger Event. Upon the occurrence of a Trigger Event, such rights, warrants or options shall continue to be deemed not to have been issued or distributed for purposes of this Section 14.05 (and no adjustment to the Conversion Price under this Section 14.05 will be required) if and for so long as each Holder who thereafter converts such Holder's Debentures shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, a number of such rights, warrants or options, as the case may be, equal to the number of rights, warrants or options to which a holder of the number of shares of Common Stock equal to the number of shares of Common Stock issuable upon conversion of such Holder's Debentures is entitled to receive at the time of such conversion in accordance with the terms and provisions of and applicable to such rights, warrants or options. Upon the expiration of any such rights, warrants or options or at such time, if any, as a Holder is not entitled to receive such rights, warrants or options upon conversion of such Holder's Debentures, an adjustment (if any is required) to the Conversion Price shall be made in accordance with this
         Section 14.05(a)(ii) with respect to the issuance of all such options, rights and warrants as of the date of issuance thereof, but subject to the provisions of the preceding paragraph. If any such option, right or warrant, including any such rights, warrants or options distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, warrants or options become exercisable to purchase different securities, evidences of indebtedness, cash, properties or other assets or different amounts thereof, then, subject to the preceding provisions of this paragraph, the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights, warrants or options with such new purchase rights (and a termination or expiration of the existing rights, warrants or options without exercise thereof). In addition, in the event of any distribution (or deemed distribution) of rights, warrants or options, or any Trigger Event or other event of the type described in the preceding sentence, that required (or would have required but for the provisions of Section 14.05(c)) an adjustment to the Conversion Price under this Section 14.05(a) and such rights, warrants or options shall thereafter have been redeemed or repurchased without having been exercised, then the Conversion Price shall be adjusted upon such redemption or repurchase to give effect to such distribution, Trigger Event or other event, as the case may be, as though it had instead been a cash distribution, equal on a per share basis to the result of the aggregate redemption or repurchase price received by holders of such rights, warrants or options divided by the number of shares of Common Stock outstanding as of the date of such repurchase or redemption, made to holders of Common Stock generally as of the date of such redemption or repurchase.

                  Notwithstanding anything contained in this Section 14.05(a)(ii) to the contrary, no adjustment shall be made in the Conversion Price pursuant to this Section 14.05(a)(ii) with respect to the issuance of Common Stock or options or other rights to purchase Common Stock pursuant to any "employee benefit plan" as defined in Rule 405 of Regulation C promulgated under the Securities Act of 1933, as amended (including without limitation an employee stock ownership plan which is part of an employee benefit plan qualified under Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), an employee stock option or incentive stock option plan qualified under
         Section 422 of the Code and a restricted stock plan), including the issuance of Common Stock upon the exercise of such option.

                  (iii) If the Company shall pay or distribute, as a dividend or otherwise, generally to holders of Common Stock or any class or series class of its capital stock which is convertible into or exchangeable or exercisable for Common Stock any assets, properties or rights (including without, limitation evidences of indebtedness of the Company, any subsidiary of the Company or any other entity, cash or capital stock or other securities of the Company, any subsidiary of the Company or any other entity, but excluding payments and distributions as described in Section 14.05(a)(i) or (a)(ii), dividends and distributions in connection with the liquidation, dissolution or winding up of the Company in its entirety and distributions consisting solely of cash described in Section 14.05(a)(iv)), then in each such case the Conversion Price shall be reduced by multiplying the Conversion Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such payment or distribution of such payment or distribution by a fraction, the numerator of which is the Market Value of Common Stock on such record date less the fair market value (as determined by the Board of Directors, whose determination shall, if made in good faith, be conclusive) per share on such record date of the assets, properties or rights to be so paid or distributed, and the denominator of which is the Market Value per share of Common Stock on such record date. Such adjustment shall become effective immediately after such record date; provided, however, that if such payment or distribution is not so made, the Conversion Price shall be adjusted on the date the Board of Directors cancels such dividend or distribution to be the Conversion Price which would have been in effect if such payment or distribution had not been declared. For purposes of this Section 14.05(a)(iii), fair market value of such assets, properties and/or rights so paid or distributed per share of Common Stock shall equal the aggregate fair market value of such assets, properties and/or rights on such record date divided by the number of shares of Common Stock outstanding on such record date.

                  (iv) If the Company shall, by dividend or otherwise, make a distribution (other than in connection with the liquidation, dissolution or winding up of the Company in its entirety), generally to holders of Common Stock or any class or series of its capital stock which is convertible into or exercisable or exchangeable for Common Stock, consisting solely of cash where (A) the sum of (1) the aggregate amount of such cash plus (ii) the aggregate amount of all cash so distributed (by dividend or otherwise) to such holders within the 12-month period ending on the record date for determining stockholders entitled to receive such distribution with respect to which no adjustment has been made to the Conversion Price pursuant to this
         Section 14.05(a)(iv) exceeds (B) 10% of the product of the multiplication of (1) the Market Value per share of Common Stock on such record date times (2) the number of shares of Common Stock outstanding on such record date, then the Conversion Price shall be reduced, effective immediately after such record date, by multiplying the Conversion Price in effect immediately prior to the close of business on the date prior to such record date by a fraction, the numerator of which is the Market Value of Common Stock on such record date less the aggregate amount of cash per share so distributed and the denominator of which is such Market Value; provided, however, that, if the aggregate amount of cash per share is equal to or greater than such Market Value, then, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of such Holder's Debentures (with respect to each share of Common Stock issued upon such conversion and in addition to the Common Stock issuable upon conversion) the aggregate amount of cash per share such Holder would have received had such Holder's Debentures been converted immediately prior to such record date. In no event shall the Conversion Price be increased pursuant to this Section 14.05(a)(iv); provided, however, that if such distribution is not so made, the Conversion Price shall be adjusted on the date the Board of Directors cancels such distribution to be the Conversion Price which would have been in effect if such distribution had not been declared. For purposes of this Section 14.05(a)(iv), the amount of cash so distributed per share of Common Stock shall equal the aggregate amount of cash so distributed divided by the number of shares of Common Stock outstanding on such record date.

         (b) For the purpose of any computation under Section 14.05(a), the "Market Value" of a share of Common Stock, or a share of any other Marketable Stock, shall be the average of the Closing Prices of the Common Stock or such other Marketable Stock for the five Trading Days ending on the last Trading Day preceding the date of determination. The "Closing Price" of the Common Stock on any day shall mean on such day the reported last sales price, regular way, for the Common Stock or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, for the Common Stock in either case as reported on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, on such other national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if the Common Stock is not quoted on the Nasdaq National Market, the average of the closing bid and asked prices for the Common Stock on such day in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. ("NASD") or, if bid and asked prices for the Common Stock on each such date shall not have been reported by the NASD, the average of the bid and asked prices of the Common Stock for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Board of Directors or, if no such quotations are available, the fair market value of the Common Stock furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose. As used herein, the term "Trading Date" with respect to Common Stock means (i) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or another national securities exchange, a day on which the New York Stock Exchange or such other national securities exchange is open for business, (ii) if the Common Stock is quoted on the Nasdaq National Market, or any similar system of automated dissemination of quotations of securities prices, a day on which trades may be made on such system, (iii) if not quoted as described in clause (ii), days on which quotations are reported by the National Quotation Bureau Incorporated, or (iv) otherwise, any Business Day.

         (c) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 14.05(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and provided, further that any adjustment shall be required and made in accordance with the provisions of this Article 14 (other than this Section 14.05(c) not later than such time as may be required in order to preserve the tax-free nature of the distribution to the holders of shares of Common Stock. All calculations under this Article 14 shall be made by the Company and shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one hundredth of a share (with .005 of a share being rounded upward), as the case may be. Anything in this Section 14.05 to the contrary notwithstanding, the Company shall be entitled, to the extent permitted by law, to make such reductions in the conversion price, in addition to those required by this Section 14.05, as it in its discretion shall determine.

         (d) Whenever the conversion price is adjusted as herein provided, the Company shall promptly file with a Responsible Officer of the Trustee and any conversion agent other than the Trustee an Officers' Certificate setting forth the conversion price after such adjustment, the method of calculation thereof and setting forth a brief statement of the facts requiring such adjustment and upon which such adjustments are made. The Trustee shall not be deemed to know of any such adjustment unless and until it shall have received such certificate. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the conversion price setting forth the adjusted conversion price, the facts requiring such adjustment and upon which such adjustments are made and the date on which such adjustment becomes effective and shall mail such notice of such adjustment of the conversion price to each Holder at such Holder's last address appearing on the Debenture register provided for in
Section 2.05.

         (e) In any case in which this Section 14.05 provides that an adjustment shall become effective immediately after a record date for an event and the date fixed for such adjustment pursuant to Article 14 occurs after such record date but before the occurrence of such event, the Company may defer until the occurrence of such event (i) issuing to the Holder of any Debenture converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 14.03.

         SECTION 14.06. Taxes on Shares Issued. The issue of stock certificates on conversions of Debentures shall be made without charge to the converting
Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Debenture converted, and the Company shall not be required to issue or deliver any such stock certificates unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         SECTION 14.07. Reservation of Shares; Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock, or issued shares of Common Stock held in treasury, or both, sufficient shares of Common Stock to provide for the conversion of the Debentures from time to time as such Debentures are presented for conversion. For purposes of this Section 14.07, the number of shares of Common Stock which shall be deliverable upon conversion of all outstanding Debentures shall be computed as if at the time of computation all such Debentures were held by a single Holder.

         Before taking any action which would cause an adjustment reducing the conversion price below the then par value of the shares of Common Stock issuable upon conversion of the Debentures, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted conversion price.

         The Company will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Debentures, prior to delivery, upon each national securities exchange, the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices, if any, upon which the outstanding Common Stock is listed at the time of delivery.

         Prior to the delivery of any securities which the Company shall be obligated to deliver upon conversion of the Debentures, the Company will endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

         SECTION 14.08. Responsibility of Trustee. The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the conversion price or other adjustment in connection with a Corporate Change or Ownership Change, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Debenture; and the Trustee and any other conversion agent make no representations with respect thereto. Subject to the provisions of Section 8.01, neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Debenture for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 14.

         SECTION 14.09.  Notice to Holders Prior to Certain Actions.  If:

                  (a) the Company shall take any action which would require an adjustment in the conversion price pursuant to Section 14.05; or

                  (b) the Company shall authorize the granting to the holders of its Common Stock generally of rights or warrants to subscribe for or purchase any shares of any class or any other rights or warrants; or

                  (c) there shall be any reclassification or change of the Common Stock (other than a subdivision or combination of its outstanding Common Stock or a change in par value) or any consolidation, merger or statutory share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company or any Corporate Change or Ownership Change; or

                  (d) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then the Company shall cause to be filed with the Trustee and to be mailed to each Holder at such Holder's address appearing on the Debenture register provided for in Section 2.05, as promptly as possible, but at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined or
(ii) the date on which such reclassification, change, consolidation, merger, statutory share exchange, sale, Corporate Change, Ownership Change, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, statutory share exchange, sale, Corporate Change, Ownership Change, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of the proceedings described in this Section 14.09.

         SECTION 14.10. Continuation of Conversion Privilege in Case of Reclassification, Reorganization, Change, Merger, Consolidation or Sale of Assets. In case of any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or as a result of a subdivision or combination), or in case of any consolidation of the Company with, or merger of the Company with or into, any other Person that results in a reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock or any sale or transfer of all or substantially all of the assets of the Company, the Company or the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall, as a condition to the consummation of the transaction, execute and deliver to the Trustee a supplemental indenture (which shall conform to the Trust Indenture Act as in force at the date of the execution thereof) complying with the provisions of Article 10, in form satisfactory to the Trustee, providing that the Holder of any Debentures then outstanding shall have the right thereafter to convert the Debentures held by such Person into the kind and amount of securities, cash and other property which the Holder would have been entitled to receive upon such reclassification, change, consolidation, merger, sale or transfer if the Holder had held the Common Stock issuable upon the conversion of such Debentures immediately prior to such reclassification, change, consolidation, merger, sale or transfer. Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 14. The above provisions of this Section 14.10 shall similarly apply to successive reclassification, changes, consolidations, mergers, sales or transfers.

         The  Company   shall  cause  notice  of  the  execution  of  each  such
supplemental indenture pursuant to this Section 14.10 to be mailed to each Holder at his address as the same appears on the Debenture register provided for in Section 2.05.

         Neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or securities or property or cash receivable by Holders upon the conversion of their Debentures after any such reclassification, change, consolidation, merger, sale or transfer or to any adjustment to be made with respect thereto, but, subject to the provisions of Article 8, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate describing the same (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

                                  ARTICLE 15.

                            MISCELLANEOUS PROVISIONS

         SECTION 15.01. Provisions Binding on Company's Successors. All the covenants, stipulations, premises and agreements in this Indenture contained by the Company shall bind its successors and assigns whether so expressed or not.

         SECTION 15.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation that shall at the time be the lawful sole successor of the Company.

         SECTION 15.03. Addresses for Notice, etc. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company may be given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Reno Air, Inc., 220 Edison Way, Reno, Nevada 89502, Attention:
Secretary. Any notice, direction, request or demand to or upon the Trustee shall be given or made in writing at the Principal Office of the Trustee and shall be deemed given when received by a Responsible Officer.

         SECTION 15.04. Governing Law. This Indenture and each Debenture shall be deemed to be a contract made under the laws of New York and, for all purposes, shall be construed in accordance with the laws of New York without regard to the conflicts of laws principles thereof.

         SECTION 15.05. Evidence of Compliance with Conditions Precedent; Certificates to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the conditions of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished unless specifically requested by the Trustee.

         Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (a) a statement that the Person making such certificate or opinion has read such covenant or condition; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (c) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any Officers' Certificate may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless an officer signing it knows or in the exercise of reasonable prudence should know that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows or in the exercise of reasonable prudence should know that the certificate or opinion or representations with respect to such matters are erroneous.

         Any Officers' Certificate or any Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate, statement or opinion of an accountant or firm of accountants, unless such officer or counsel, as the case may be, knows or in the exercise of reasonable prudence should know that the certificate, statement or opinion with respect to the accounting matters upon which his certificate or opinion is based is erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         SECTION 15.06. Legal Holidays. In any case where the date of maturity of interest on or principal of the Debentures or the date fixed for redemption of any Debenture will be a Saturday, a Sunday or a day on which banking institutions and trust companies in The City of New York, New York or the Principal Office of the Trustee is authorized by law or executive order to close (collectively, "Legal Holidays"), then payment of such interest on or principal of the Debentures need not be made on such date but may be made on the immediately succeeding day not a Legal Holiday with the same force and effect as if made on the date of maturity or the date fixed for redemption and no interest shall accrue for the period from and after such date.

         SECTION 15.07. Trust Indenture Act to Control. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed on any Person under any of Section 310 to 317, inclusive, of the Trust Indenture Act, through operation of Section 318(c) of such Act, such imposed duties shall control.

         SECTION 15.08. No Security Interest Created. Nothing in this Indenture or the Debentures, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction where property of the Company or its subsidiaries is located.

         SECTION 15.09. Benefits of Indenture. Nothing in this Indenture or the Debentures, expressed or implied, shall give to any Person, other than the parties hereto, any paying agent, any conversion agent, any Debenture registrar and the successors hereunder, the Holders and the holders of Senior Indebtedness, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         SECTION 15.10. Table of Contents, Headings, etc. The table of contents and the titles and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

         SECTION 15.11. Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

         SECTION 15.12. Severability Clause. In case any provision in this Indenture or the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, as of the day and year first written above.


                                 RENO AIR, INC.


                                 By:  ______________________________
                                      Name:
                                      Title:



                                 as Trustee


                                 By:  _______________________________
                                     Name:
                                     Title: